Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 2, 2026 (this “Amendment”), is among Alliance Apparel Group, Inc., a Delaware corporation, Eminent, Inc., a Delaware corporation, Advance Development, Inc., a Delaware corporation (collectively, the “Borrowers”), Twist Holdings, LLC, a Delaware limited liability company, Revolve Group, Inc., a Delaware corporation (collectively, the “Parents”), FWRD, LLC, a California limited liability company (“FWRD”, and collectively with the Parents, the “Guarantors”), BANK OF AMERICA, N.A., as administrative agent and collateral agent under the Loan Documents (in such capacities, including any successor thereto, the “Agent”), and each Lender party hereto.

PRELIMINARY STATEMENTS

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of March 23, 2021, by and among the Borrowers, Parents, the other Guarantors party thereto from time to time, the Agent and the Lenders from time to time party thereto (as amended pursuant to that certain LIBOR Transition Amendment, dated as of May 11, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used but not defined herein having the respective meanings set forth in the Amended Credit Agreement);

WHEREAS, the Borrowers, Parents, each other Loan Party, the Agent and the Lenders party hereto have agreed to modify the Existing Credit Agreement in the manner described in Section 1 herein;

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.
AMENDMENTS TO THE EXISTING CREDIT AGREEMENT. The Lenders and the Borrower hereby agree to amend the Existing Credit Agreement, as of the First Amendment Effective Date (as defined below), as follows:
(a)
the Existing Credit Agreement (excluding the schedules and exhibits thereto) is hereby amended as reflected in the pages of the Credit Agreement attached as Annex A hereto to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~)) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text);
(b)
Exhibits to Credit Agreement. Each of (i) Exhibit B (Form of Notice of Borrowing), (ii) Exhibit E (Form of Compliance Certificate), (iii) Exhibit F (Form of Borrowing Base Certificate), and (iv) Exhibit H (Form of Certificate Regarding Payment Conditions) is hereby deleted and replaced in its entirety with the updated Exhibit B, Exhibit E, Exhibit F and Exhibit H, respectively, attached hereto as Annex B.
SECTION 2.
REPRESENTATIONS AND WARRANTIES. To induce the other parties hereto to enter into this Amendment, the Loan Parties represent and warrant to each of the Lenders party hereto and the Agent that, after giving effect to this Amendment:
(a)
the execution, delivery and performance of this Amendment by each of the Loan Parties, and the consummation of the transactions contemplated herein are within the corporate or other organizational powers of the Loan Parties, as applicable, have been duly authorized by all necessary action on the part of each such Loan Party, as applicable, and do not or will not contravene the terms of any applicable Organization Documents;
(b)
this Amendment has been duly executed and delivered by each of the Loan Parties, and this Amendment and the Amended Credit Agreement constitute a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing;
(c)
all representations and warranties of each Loan Party contained in Article III of the Existing Credit Agreement or in any other Loan Document are true and correct in all material respects as if made on the date hereof; provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.
SECTION 3.
CONDITIONS PRECEDENT. This Amendment and the amendments set forth in Section 1 of this Amendment shall become effective on the date (the “First Amendment Effective Date”) that the following conditions have been satisfied:
(a)
the Agent has received counterparts of this Amendment, each of which shall be originals or .pdf copies, duly executed and delivered by the parties party hereto;
(b)
the Agent has received the First Amendment Fee Letter, duly executed by the parties party thereto;
(c)
The Agent has received the Confirmation Agreement, duly executed by the parties party thereto;
(d)
the Agent has received the First Amendment Disclosure Letter, duly executed by the Loan Parties and certified as being true and complete as of the First Amendment Effective Date;
(e)
the Agent has received a completed Perfection Certificate, duly executed by the Loan Parties and in the form delivered by the Loan Parties on the Effective Date;
(f)
the Agent has received a customary opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Loan Parties, addressed to the Agent and each Lender, as to such matters concerning the Loan Parties and this Amendment as the Agent may reasonably request;
(g)
the Agent has received (i) such certificates of good standing, certificates of status, certificates of compliance or analogous certificates, as applicable, for each Loan Party, (ii) customary certificates with regard to the Organizational Documents for each Loan Party and (iii) resolutions or other actions, incumbency certificates or other certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party as of the First Amendment Effective Date;
(h)
the Agent has received the results of (x) searches of the UCC filings (or equivalent filings) and (y) tax lien searches, in each case made with respect to the applicable Loan Parties in, with respect to searches in respect of clause (x), the states or other jurisdictions of formation of such Persons, with respect to searches in respect of clause (y), such other locations as are

2

satisfactory to the Agent, together with copies of the financing statements (or, in the case of clause (y), similar documents) disclosed by such searches;
(i)
the Agent has received a Borrowing Base Certificate, dated as of the First Amendment Effective Date, and executed by a Financial Officer of each Borrower;
(j)
Excess Availability on the First Amendment Effective Date, after giving effect to all loans advanced and letters of credit issued under the Amended Credit Agreement, if any, shall be not less than $50,000,000;
(k)
no Default or Event of Default shall exist or would result immediately after giving effect to this Amendment;
(l)
(a) since December 31, 2024, there shall not occurred any Material Adverse Effect and (b) there shall be no actions, suits, investigations, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (x) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (y) involve any of the Loan Documents;
(m)
the Agent has received all reasonable and documented out-of-pocket expenses incurred in connection with this Amendment and required to be paid to the Agent pursuant to the Amended Credit Agreement to the extent invoiced to Borrower at least two (2) Business Days prior to the date hereof; and
(n)
all fees and expenses (provided that such expenses have been invoiced to Borrower at least two (2) Business Days prior to the date hereof) due to the Agent and the Lenders, including fees due under the First Amendment Fee Letter, shall have been paid.

Without limiting the generality of clause (e) of Section 8.03 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.

SECTION 4.
POST-CLOSING COVENANT. The Loan Parties shall within ten (10) Business Days after the First Amendment Effective Date (or such longer period as the Agent shall agree in its sole discretion), deliver to the Agent Credit Card Notifications substantially in the form as Exhibit D to the Credit Agreement, which have been executed on behalf of such Loan Party and addressed to such Loan Party’s credit card and debit card clearinghouses and processors listed on Schedule 2.16(a) to the First Amendment Disclosure Letter, to the extent not delivered prior to the First Amendment Effective Date.
SECTION 5.
RATIFICATION OF LOAN DOCUMENTS. Except as expressly set forth herein, the Existing Credit Agreement and all other Loan Document are hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (a) each Loan Party, acknowledges and agrees that (i) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Existing Credit Agreement, as amended hereby) and (ii) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all of its Obligations on the terms and conditions set forth

3

in the Security Documents, and hereby confirms and, to the extent necessary, ratifies the security interests, pledges, liens, grants, and any other undertakings granted by it pursuant to the Security Documents to which it is a party and accrue to the benefit of the Agent and the Lenders and (b) each Guarantor, hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Facility Guarantee with respect to all of its Guaranteed Obligations (as defined in the Facility Guarantee).
SECTION 6.
AMENDMENT, MODIFICATION AND WAIVER. This Amendment may not be amended, modified or waived except in accordance with the Amended Credit Agreement. Except as expressly set forth herein, (a) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent, in each case under the Existing Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document. From and after the First Amendment Effective Date, all references to the “Credit Agreement” in any Loan Document and all references in the “Credit Agreement” to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the “Credit Agreement”, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.
SECTION 7.
LOAN DOCUMENT. This Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.
SECTION 8.
GOVERNING LAW, ETC. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 9.10, 9.14 and 9.15 of the AMENDED Credit Agreement are hereby incorporated by reference, mutatis mutandis.
SECTION 9.
COUNTERPARTS. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3 hereof, this Amendment shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TWIST HOLDINGS, LLC,
as a Parent and a Guarantor

By:_/s/ Jesse Timmermans__________

Name: Jesse Timmermans

Title: Chief Financial Officer

REVOLVE GROUP, INC.,

as a Parent and a Guarantor

By:_/s/ Jesse Timmermans__________

Name: Jesse Timmermans

Title: Chief Financial Officer

ALLIANCE APPAREL GROUP, INC.,
as a Borrower

By:_/s/ Jesse Timmermans__________

Name: Jesse Timmermans

Title: Chief Financial Officer

EMINENT, INC.,

as a Borrower

By:_/s/ Jesse Timmermans__________

Name: Jesse Timmermans

Title: Chief Financial Officer

ADVANCE DEVELOPMENT, INC.,

as a Borrower

By:_/s/ Jesse Timmermans__________

Name: Jesse Timmermans

Title: Chief Financial Officer

[Revolve – Signature Page to First Amendment to Amended and Restated Credit Agreement]

FWRD, LLC,

as a Guarantor

By:_/s/ Jesse Timmermans__________

Name: Jesse Timmermans

Title: Chief Financial Officer

[Revolve – Signature Page to First Amendment to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as the Agent, Lender, and Issuing Bank

By:_/s/ Courtney Kolb______________

Name: Courtney Kolb
Title: Senior Vice President

[Revolve – Signature Page to First Amendment to Amended and Restated Credit Agreement]

ANNEX A

Conformed Credit Agreement

[see attached]

~~EXECUTED VERSION~~Annex A - Conformed through First Amendment

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

March 23, 2021

and amended as of

February 2, 2026

among

TWIST HOLDINGS, LLC

and

REVOLVE GROUP, INC.,
as co-Parents and Guarantors,

ALLIANCE APPAREL GROUP, INC.,

EMINENT, INC.

and

ADVANCE DEVELOPMENT, INC.
as co-Borrowers

THE SUBSIDIARIES OF PARENT PARTY HERETO FROM TIME TO TIME AS GUARANTORS,

THE LENDERS PARTY HERETO,

and

BANK OF AMERICA, N.A.,
as Administrative Agent, Lead Arranger and Bookrunner

Page

Article I General Conditions		1
SECTION 1.01	Definitions.	1
SECTION 1.02	Terms Generally.	~~51~~50
SECTION 1.03	Accounting Terms.	~~53~~51
SECTION 1.04	Rounding	~~54~~53
SECTION 1.05	Times of Day; Rates	~~55~~53
SECTION 1.06	Letter of Credit Amounts	~~55~~53
SECTION 1.07	Pro Forma Basis.	~~55~~53
SECTION 1.08	Interest Rates.	~~56~~55
Article II Amount and Terms of Credit		~~57~~55
SECTION 2.01	Commitment of the Lenders.	~~57~~55
SECTION 2.02	Increase in Total Commitments.	~~57~~56
SECTION 2.03	Reserves	~~59~~57
SECTION 2.04	Revolving Credit Loans.	~~59~~58
SECTION 2.05	Overadvances.	~~62~~60
SECTION 2.06	Computation of Interest and Fees	~~63~~61
SECTION 2.07	Evidence of Debt; Notes.	~~63~~62
SECTION 2.08	Interest on Loans; Default Rate.	~~64~~62
SECTION 2.09	Inability to Determine Rates	~~64~~; Successor Rates.
SECTION 2.10	Illegality	~~68~~65
SECTION 2.11	Letters of Credit.	~~68~~65
SECTION 2.12	Increased Costs.	~~75~~71
SECTION 2.13	Termination or Reduction of Commitments.	~~76~~73
SECTION 2.14	Optional Prepayment of Revolving Credit Loans; Reimbursement of Lenders.	~~77~~73
SECTION 2.15	Mandatory Prepayment; Cash Collateral.	~~78~~75
SECTION 2.16	Credit Card Arrangements; Cash Management.	~~79~~76
SECTION 2.17	Fees.	~~82~~78
SECTION 2.18	Maintenance of Loan Account; Statements of Account.	~~82~~79
SECTION 2.19	Payments.	~~83~~80
SECTION 2.20	Settlement Amongst Lenders	~~85~~82
SECTION 2.21	Taxes.	~~86~~82
SECTION 2.22	Mitigation Obligations; Replacement of Lenders.	~~90~~87
SECTION 2.23	Cash Collateral.	~~91~~87
SECTION 2.24	Defaulting Lenders.	~~92~~88
SECTION 2.25	Sharing of Payments by Lenders	~~94~~91
Article III Representations and Warranties		~~95~~92

-i-

(continued)

Page

SECTION 3.01	Existence, Qualification and Power; Compliance with Laws	~~95~~92
SECTION 3.02	Authorization; No Contravention	~~95~~92
SECTION 3.03	Governmental Authorization; Other Consents	~~95~~92
SECTION 3.04	Enforceability	~~96~~93
SECTION 3.05	Financial Statements; No Material Adverse Effect.	~~96~~93
SECTION 3.06	Litigation	~~96~~93
SECTION 3.07	No Default	~~97~~94
SECTION 3.08	Ownership of Property; Liens	~~97~~94
SECTION 3.09	Environmental Compliance.	~~97~~94
SECTION 3.10	Taxes	~~98~~95
SECTION 3.11	ERISA Compliance.	~~99~~96
SECTION 3.12	Subsidiaries; Equity Interests; Investments	~~99~~97
SECTION 3.13	Use of Proceeds; Margin Regulations; Investment Company Act.	~~100~~97
SECTION 3.14	Disclosure	~~100~~97
SECTION 3.15	Intellectual Property; Licenses, Etc	~~100~~97
SECTION 3.16	Solvency	~~101~~98
SECTION 3.17	No Casualty, Etc	~~101~~98
SECTION 3.18	Insurance	~~101~~98
SECTION 3.19	Compliance with Laws and Agreements	~~101~~98
SECTION 3.20	Labor Matters.	~~102~~99
SECTION 3.21	Security Documents	~~102~~99
SECTION 3.22	Merchantable Inventory; Compliance with FLSA	~~102~~100
SECTION 3.23	OSHA Compliance	~~103~~100
SECTION 3.24	OFAC	~~103~~100
SECTION 3.25	Anti-Corruption Laws	~~103~~100
SECTION 3.26	EEA	~~103~~100
SECTION 3.27	Beneficial Ownership Certification	~~103~~100
SECTION 3.28	Outbound Investment Rules	100
Article IV Conditions		~~103~~101
SECTION 4.01	Conditions to Effectiveness of Credit Agreement.	~~103~~101
SECTION 4.02	Conditions Precedent to Each Credit Extension.	~~106~~103
Article V Affirmative Covenants		~~107~~104
SECTION 5.01	Financial Statements.	~~107~~104
SECTION 5.02	Certificates; Other Information	~~109~~106
SECTION 5.03	Notices	~~111~~108
SECTION 5.04	Payment of Taxes, Etc	~~112~~109

-ii-

(continued)

Page

SECTION 5.05	Preservation of Existence, Etc	~~112~~110
SECTION 5.06	Maintenance of Properties	~~112~~110
SECTION 5.07	Maintenance of Insurance	~~112~~110
SECTION 5.08	Compliance with Laws and Material Contracts	~~113~~111
SECTION 5.09	Books and Records	~~114~~111
SECTION 5.10	Inspection Rights~~.~~	~~114~~111
SECTION 5.11	Covenant to Become a Loan Party, Give Security and Grant License	~~115~~113
SECTION 5.12	Compliance with Environmental Laws	~~116~~114
SECTION 5.13	Further Assurances	~~117~~114
SECTION 5.14	Information Regarding Loan Parties and Collateral	~~117~~114
SECTION 5.15	Physical Inventories	~~117~~115
SECTION 5.16	Use of Proceeds of Credit Extensions	~~117~~115
SECTION 5.17	Pension Plans	~~117~~115
SECTION 5.18	Lien Searches	~~118~~115
SECTION 5.19	Designation as Senior Indebtedness	~~118~~116
SECTION 5.20	Lease Obligations	~~118~~116
SECTION 5.21	Anti-Corruption Laws	~~118~~116
SECTION 5.22	Collateral Access Agreements	~~118~~116
SECTION 5.23	Insurance	~~119~~116
Article VI Negative Covenants		~~119~~116
SECTION 6.01	Liens	~~119~~117
SECTION 6.02	Investments	~~122~~120
SECTION 6.03	Indebtedness	~~124~~122
SECTION 6.04	Fundamental Changes	~~126~~124
SECTION 6.05	Dispositions	~~127~~125
SECTION 6.06	Restricted Payments	~~130~~128
SECTION 6.07	Change in Nature of Business~~.~~	~~131~~129
SECTION 6.08	Transactions with Affiliates	~~131~~129
SECTION 6.09	Burdensome Agreements	~~132~~130
SECTION 6.10	Accounting Changes	~~133~~131
SECTION 6.11	Prepayments, Etc., of Indebtedness	~~133~~131
SECTION 6.12	Amendment of Material Documents~~.~~	~~134~~132
SECTION 6.13	Use of Proceeds~~.~~	~~134~~132
SECTION 6.14	Designation of Other Senior Debt	~~134~~133
SECTION 6.15	Minimum Consolidated Fixed Charge Coverage Ratio	~~134~~133
SECTION 6.16	Sanctions	~~134~~133
SECTION 6.17	Outbound Investment Rules	133
Article VII Events of Default		~~135~~133

-iii-

(continued)

Page

SECTION 7.01	Events of Default	~~135~~133
SECTION 7.02	Remedies Upon Event of Default~~.~~	~~138~~136
SECTION 7.03	Application of Proceeds~~.~~	~~138~~137
Article VIII The Administrative Agent		~~139~~138
SECTION 8.01	Appointment and Authority.	~~139~~138
SECTION 8.02	Rights as a Lender	~~140~~138
SECTION 8.03	Exculpatory Provisions	~~140~~139
SECTION 8.04	Reliance by Administrative Agent	~~141~~140
SECTION 8.05	Delegation of Duties	~~142~~140
SECTION 8.06	Resignation of Administrative Agent~~.~~	~~142~~140
SECTION 8.07	Non-Reliance on Administrative Agent and Other Lenders	~~143~~142
SECTION 8.08	No Other Duties, Etc	~~144~~143
SECTION 8.09	Administrative Agent May File Proofs of Claim; Credit Bidding	~~144~~143
SECTION 8.10	Collateral and Guaranty Matters	~~146~~144
SECTION 8.11	Loan Documents	~~147~~145
SECTION 8.12	Other Liabilities	~~147~~145
SECTION 8.13	Certain ERISA Matters~~.~~	~~147~~146
Article IX Miscellaneous		~~149~~147
SECTION 9.01	Amendments, Etc	~~149~~147
SECTION 9.02	Notices; Effectiveness; Electronic Communication.	~~150~~148
SECTION 9.03	No Waiver; Cumulative Remedies	~~152~~151
SECTION 9.04	Expenses; Indemnity; Damage Waiver, Costs and Expenses	~~153~~151
SECTION 9.05	Payments Set Aside	~~155~~153
SECTION 9.06	Successors and Assigns.	~~155~~153
SECTION 9.07	Confidentiality	~~160~~158
SECTION 9.08	Setoff; Sharing of Excess Payments.	~~161~~159
SECTION 9.09	Interest Rate Limitation	~~163~~161
SECTION 9.10	Counterparts; Integration; Effectiveness	~~163~~161
SECTION 9.11	[Reserved].	~~163~~161
SECTION 9.12	Severability	~~163~~161
SECTION 9.13	Replacement of Lenders	~~163~~162
SECTION 9.14	GOVERNING LAW; JURISDICTION; ETC.	~~164~~162
SECTION 9.15	WAIVER OF RIGHT TO TRIAL BY JURY	~~166~~164
SECTION 9.16	Agency for Perfection	~~166~~164
SECTION 9.17	USA PATRIOT ACT, ETC	~~166~~164
SECTION 9.18	No Advisory or Fiduciary Responsibility	~~166~~164
SECTION 9.19	Survival of Representations and Warranties	~~167~~165

-iv-

(continued)

Page

SECTION 9.20	Press Releases and Related Matters	~~167~~165
SECTION 9.21	Electronic Execution of Assignments and Certain Other Documents.	~~167~~165
SECTION 9.22	ENTIRE AGREEMENT	~~168~~167
SECTION 9.23	Judgment Currency	~~169~~167
SECTION 9.24	Joint and Several Liability; Waivers.	~~169~~167
SECTION 9.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~172~~170
SECTION 9.26	Acknowledgment Regarding Any Supported QFCs.	~~173~~171
SECTION 9.27	Amendment and Restatement~~.~~	~~173~~171

-v-

EXHIBITS TO CREDIT AGREEMENT

Exhibit A: Form of Assignment and Acceptance

Exhibit B: Form of Notice of Borrowing

Exhibit C: Form of Joinder

Exhibit D: Form of Credit Card Notification

Exhibit E: Form of Compliance Certificate

Exhibit F: Form of Borrowing Base Certificate

Exhibit G(1) – (4) Forms of U.S. Tax Compliance Certificates

Exhibit H Form of Certificate Regarding Payment Conditions

SCHEDULES TO CREDIT AGREEMENT

Schedule 1.1: Lenders and Commitments

-vi-

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 23, 2021, is among ALLIANCE APPAREL GROUP, INC. a Delaware corporation, EMINENT, INC., a Delaware corporation and ADVANCE DEVELOPMENT, INC., a Delaware corporation (each a “Borrower” and together, the “Borrowers”), TWIST HOLDINGS, LLC, a Delaware limited liability company (“Twist Holdings”), REVOLVE GROUP, INC., a Delaware corporation (“Revolve Group” and, collectively or individually, together with Twist Holdings, the “Parents” and each a “Parent”), and the Subsidiaries of Parents party hereto from time to time as Guarantors, the Lenders, and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacities, including any successor thereto, the “Administrative Agent”) for itself and the other Lenders and BANK OF AMERICA, N.A., as Lead Arranger and Bookrunner.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Lenders provide a revolving credit facility (including a letter of credit sub-facility) in an initial maximum amount not to exceed $75,000,000, and each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to the Borrowers on a pro rata basis according to its Commitment on the terms and subject to the conditions set forth herein

WHEREAS, prior to the date of this Agreement, the Borrowers on the one hand, and Bank of America, N.A., as Administrative Agent thereunder, and the Lenders on the other hand, previously entered into a Credit Agreement dated as of March 23, 2016 (the “Original Closing Date”) (as amended and in effect, the “Existing Credit Agreement”) pursuant to which the Lenders provided the Borrowers with certain financial accommodations; and

WHEREAS, in accordance with Section 9.01 of the Existing Credit Agreement, the Borrowers, the Administrative Agent, and the Lenders desire to amend and restate the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows (it being understood that this Agreement shall not be deemed to evidence or result in a novation or repayment or reborrowing of the Obligations under the Existing Credit Agreement):

Article I

General Conditions
SECTION 1.01
Definitions.

As used in this Agreement, the following terms have the meanings specified below:

“Accommodation Payment” has the meaning provided in Section 9.24(e).

“Account(s)” means (i) “accounts” as defined in the UCC, (ii) all Payment Intangibles consisting of amounts owing from credit card and debit card issuers and processors and all rights under contracts relating to the creation or collection of such Payment Intangibles and (iii) a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, or (v) letter-of-credit rights or letters of credit.

“Account Debtor” means the customer of a Loan Party who is obligated on or under an Account.

“Account Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the collectability of any Eligible Credit Card Receivable and/or Eligible Wholesale Receivable, including, without limitation, the Dilution Reserve.

“ACH” means automated clearing house transfers.

“Acknowledgement” means that certain Acknowledgement, dated as of the Original Closing Date, by Capretto, LLC, Advance Development, Inc. and Elyse Walker, in her individual capacity, pursuant to which each party acknowledges and agrees, among other things, that FWRD, LLC (f/k/a Forward by Elyse Walker, LLC), a California limited liability company, has entered into the Facility Guarantee and the Security Agreement.

“Acquisition” means, with respect to a specified Person, (a) a purchase or acquisition of a fifty percent (50.00%) or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets of any other Person, (c) a purchase or acquisition of assets constituting a business unit, line of business or division of any other Person, or (d) any merger, amalgamation or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a fifty percent (50.00%) or greater interest in the Capital Stock of, any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Additional Commitment Lender” shall have the meaning provided in Section 2.02(a).

“Adjustment Date” has the meaning provided in the definition of “Applicable Margin”.

“Administrative Agent” has the meaning provided in the preamble to this Agreement.

“Administrative Agent’s Account” has the meaning provided in Section 2.16(d).

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.02 to the First Amendment Disclosure Letter, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means any EEA Financial Institution or UK Financial Institution.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agreement” means this Amended and Restated Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

“Applicable Law” means as to any Person, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, whether or not having the force of law and applicable to such Person.

“Applicable Margin” means, with respect to other Loans and other Obligations, on the first day of each calendar quarter (each, an “Adjustment Date”), the applicable percentages per annum set forth below determined by reference to the Average Daily Excess Availability Percentage for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date.

Level	Average Daily Excess Availability Percentage	~~LIBOR~~Term SOFR Loans	Prime Rate Loans
I	Greater than 40%	1.25%	0.25%
II	Less than or equal to 40% and greater than 25%	1.50%	0.50%
III	Less than or equal to 25%	1.75%	0.75%

If any Borrowing Base Certificate delivered pursuant to this Agreement is at any time restated or otherwise revised, or if the information set forth in any such Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

“Appraised Value” means with respect to Eligible Inventory, the appraised net orderly liquidation value of the Loan Parties’ Inventory (expressed as a percentage of the Cost of such Inventory) as reasonably determined from time to time by reference to the most recent appraisal received by the Administrative Agent conducted by an independent appraiser reasonably satisfactory to the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” or “Arrangers” means Bank of America, N.A., in its capacity as lead arranger and bookrunner.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited combined, consolidated balance sheet of Revolve Group and its Subsidiaries for the Fiscal Year ending December 31, ~~2019~~2024, and the related combined, consolidated statements of income, stockholders’ equity and cash flows of Revolve Group and its Subsidiaries, audited by KPMG, LLP, independent registered public accountants.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, (a) the Customer Credit Liability Reserve, (b) the Rent and Charges Reserve, (c) reserves in respect of Bank Products and Cash Management Services established by the Administrative Agent in its Permitted Discretion, (d) reserves for accrued but unpaid ad valorem, excise, and personal property tax liability and for sale, use, or similar taxes and (e) such other reserves, as the Administrative Agent from time to time determines in its Permitted Discretion, to reflect (i) any impediments to the realization upon the Collateral (including, without limitation, claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon such Collateral), and (ii) events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, the Collateral included in the Borrowing Base or the validity or enforceability of this Agreement or the other Loan Documents or any of the rights or remedies of the Secured Parties hereunder or thereunder.

“Average Daily Excess Availability Percentage” means, for any period, the percentage derived by dividing (a) the average daily Excess Availability during such period by (b) the average daily Maximum Borrowing Amount during such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom

Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A., a national banking association, and its successors.

“Bank Products” means, collectively, (in each case, whether existing on the Effective Date or arising thereafter) (a) any services or facilities (other than Cash Management Services) provided to any Loan Party by any Lender or any Affiliate of a Lender on account of (i) credit or debit cards, (ii) purchase cards, (iii) merchant services, (iv) lease financing or related services, and (v) supply chain financing, and (b) any Swap Contracts provided to any Loan Party by any Swap Contract Secured Party, provided that any Bank Product for the benefit of any Foreign Subsidiary shall name a Borrower as the party thereto.

“Bankruptcy Code” means (Title 11 of the United States Code (11 U.S.C. Section 101 et seq.)) as now or hereafter in effect, or any successor thereto.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Account” has the meaning provided in Section 2.16(c).

“Blocked Account Agreement” has the meaning provided in Section 2.16(c).

“Blocked Account Banks” means the banks with whom deposit accounts are maintained in which funds of any of the Loan Parties from one or more DDAs are deposited and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower Materials” has the meaning provided in Section 5.02.

“Borrowers” has the meaning provided in the preamble to this Agreement and each other Person (other than an Excluded Subsidiary) who becomes a Borrower hereunder in accordance with the terms of this Agreement.

“Borrowing” means the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of ~~LIBOR~~Term SOFR Loans, a single Interest Period.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)
~~(a)~~ the Cost of Eligible Inventory of the Loan Parties, net of Inventory Reserves, multiplied by ninety percent (90.00%) ~~(or, solely during the Seasonal Advance Period, ninety-two and one-half of one percent (92.50%))~~ multiplied by the Appraised Value of Eligible Inventory of the Loan Parties;

plus

(b)
~~(b)~~ the face amount of Eligible Credit Card Receivables of the Borrowers, net of Account Reserves, multiplied by ninety percent (90.00%);

plus

(c)
~~(c)~~ the face amount of the Eligible Wholesale Receivables of the Borrowers, net of Account Reserves, if any, in respect thereof, multiplied by eighty-five percent (85.00%);

minus

(d)
~~(e)~~ the then current amount of all Availability Reserves.

“Borrowing Base Certificate” means a certificate in substantially the form of Exhibit F, certified as complete and correct in all material respects on behalf of the Borrowers by a Responsible Officer of each respective Borrower.

“Borrowing Request” means a request by the Borrowers for a Borrowing in accordance with Section 2.04 or Section 2.06, as the case may be.

“Breakage Costs” has the meaning provided in Section 2.14(b).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located~~such day relates to any LIBOR Loan, means day London Banking Day~~.

“Capital Expenditures” means, with respect to the Loan Parties and their Subsidiaries for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing. Notwithstanding the foregoing, Permitted Convertible Indebtedness and Permitted Call Spread Transactions shall not constitute Capital Stock.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Bank or the Lenders, as collateral for Obligations in respect of Letters of Credit, or obligations of the Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Event” means either (a) the occurrence and continuance of any Specified Event of Default, or (b) the failure of the Borrowers, at any time, to maintain Excess Availability in an amount at least equal to the greater of (i) twelve and one-half of one percent (12.50%) of the Maximum Borrowing Amount or (ii) $7,000,000. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (x) so long as such Specified Event of Default is continuing or has not been waived, and/or (y) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required under clause (b) above, until Excess Availability has exceeded the amount required by clause (b) above for sixty (60) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by either Borrower or any of their respective Subsidiaries free and clear of all Liens (other than Liens created under the Security Documents):

(a) in the case of any Foreign Subsidiary, such local currencies held by them from time to time in the ordinary course of business and not for speculation;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;

(e) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing;

(f) investments made pursuant to and in accordance with Revolve Group’s investment guidelines, as approved by Revolve Group’s board of directors (or any committee thereof), as in effect on the First Amendment Effective Date, as the same may be amended, supplemented and/or otherwise modified from time to time with approval of the Revolve Group’s board of directors (or any committee thereof); and

(g) Investments, classified in accordance with GAAP as current assets of either Borrower or any of their Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c), (d) and (e) of this definition.

“Cash Management Services” means any one or more of the following types of services or facilities provided to any Loan Party by any Lender or any Affiliate of a Lender (in each case, whether existing on the Effective Date or arising thereafter): (a) ACH transactions, (b) treasury and/or cash management services, including, without limitation, controlled disbursement services, depository, overdraft and electronic funds transfer services, and (c) deposit and other accounts. For the avoidance of doubt, Cash Management Services do not include Swap Contracts.

“Cash Receipts” has the meaning provided in Section 2.16(d).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Control” means an event or series of events by which:

(a) any “person” or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders, directly or indirectly (1) shall have become the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of more than thirty-five percent (35%) on a fully diluted basis of the Capital Stock of Revolve Group entitled to vote for members of the board of directors or equivalent governing body of Revolve Group or (2) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Revolve Group; or

(b) Revolve Group shall cease, directly or indirectly, to own and control legally and beneficially all of the Capital Stock of each Borrower, except in connection with a transaction permitted by Section 6.04 or Section 6.05.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, implemented, adopted or issued.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.

“Collateral” means any and all “Collateral” or words of similar intent as defined in any applicable Security Document with respect to the applicable Loan Party.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by (a) a bailee or other Person in possession of Collateral, including, without limitation, any warehouseman and (b) a landlord of Real Estate leased by any Loan Party (including, without limitation, any warehouse or distribution center), pursuant to which such Person (i) acknowledges the Administrative Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) agrees to furnish the Administrative Agent with access to the Collateral in such Person’s possession or on the Real Estate for the purposes of conducting a Liquidation, and (iv) makes such other agreements with the Administrative Agent as the Administrative Agent may reasonably require.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower or a Subsidiary in the ordinary course of business of such Borrower or Subsidiary.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender hereunder set forth as its “Commitment” opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, and as the same may be increased or reduced from time to time pursuant to this Agreement.

“Commitment Increase” shall have the meaning provided in Section 2.02(a).

“Commitment Increase Date” shall have the meaning provided in Section 2.02(c).

“Commitment Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Total Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided herein. If the commitment of each Lender to make Loans and the obligation of the Issuing Bank to issue Letters of Credit have been terminated or if the Total Commitments have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Stock” means the Class A Common Stock, par value $0.001 per share, of Revolve Group.

“Communication” has the meaning provided in Section 9.21(b).

“Compliance Certificate” has the meaning provided in Section 5.02(a).

“Confirmation Agreement” means that certain Confirmation, Ratification and Amendment of Ancillary Loan Documents among the Loan Parties and the Administrative Agent, dated as of the First Amendment Effective Date.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Prime Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial position, cash flows, or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication of either (x) any item described in any other clause, below, or (y) any item excluded in the calculation of Consolidated Net Income)

(e)
the following, in each case (except with respect to clause (vii) below), to the extent deducted in calculating such Consolidated Net Income:
(i)
Consolidated Interest Expense,
(ii)
the provision for Federal, state, local and foreign income Taxes,
(iii)
depreciation and amortization expense,
(iv)
non-cash charges, losses or expenses (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrowers may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrowers do decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent in accordance with clause (b)(iii) of this definition),
(v)
[reserved],
(vi)
cash received in respect of a non-cash gain deducted from Consolidated EBITDA pursuant to clause (b)(ii) below in a prior period,
(vii)
the amount of “run rate” net cost savings, operating expense reductions and revenue increases projected by the Borrowers in good faith to be realized during the period of twelve (12) months from the determination of Consolidated EBITDA and which are projected to result from actions taken prior to the date of determination of Consolidated EBITDA (and which revenue increases must result from written contractual agreements entered into by the Borrowers and their Subsidiaries with vendors and other third parties prior to the date of determination of Consolidated EBITDA) (calculated on a pro forma basis as though such cost savings, operating expense reductions and revenue increases, as applicable, had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and revenue increases, as applicable, were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such agreements that, a Financial Officer of the Borrowers shall have certified to the Administrative Agent that such cost savings, operating expense reductions and revenue increases are reasonably identifiable, quantifiable and factually supportable (it being understood that any such adjustments shall be without duplication of cost savings or additional costs already deducted from net income, or included as an addback to Consolidated EBITDA, for such period, including any pro forma adjustments); provided that, such savings, reductions or revenue increases contemplated by this paragraph (a)(vii), together with those amounts contemplated by paragraphs (a)(viii), (a)(ix) and (a)(x) of this definition of “Consolidated EBITDA” do not exceed in the aggregate 25.0% of Consolidated EBITDA in any four consecutive Fiscal Quarters; provided, further, that projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this paragraph (a)(vii) to the extent occurring more than four full Fiscal Quarters after the specified action taken in order to realize such projected cost savings,
(viii)
the amount of any non-recurring severance costs, recruiting costs, restructuring costs and business optimization expenses for such period; provided that, such costs and expenses contemplated by this paragraph (a)(viii), together with those amounts contemplated by paragraphs (a)(vii), (a)(ix) and (a)(x) of this definition of “Consolidated EBITDA” do not exceed in the aggregate 25.0% of Consolidated EBITDA in any four consecutive Fiscal Quarters,
(ix)
any non-recurring fees, charges and other expenses (including severance costs) made or incurred during such period, or any amortization thereof for such period, in connection with any acquisition or investment, the issuance, repayment or amendment of Indebtedness (including any Permitted Convertible Indebtedness and any Permitted Call Spread Transactions), in each case, whether or not consummated, any disposition, or issuance of capital stock, including the capital stock of any parent company, and including, in each case, permitted to be incurred by this Agreement and whether or not successful or completed (that are paid or otherwise accounted for within 365 days of such transactions (or the proposed transactions to the extent not consummated); provided that, such fees, charges and expenses contemplated by this paragraph (a)(ix), together with those amounts contemplated by paragraphs (a)(vii), (a)(viii) and (a)(x) of this definition of “Consolidated EBITDA” do not exceed in the aggregate 25.0% of Consolidated EBITDA in any four consecutive Fiscal Quarters,
(x)
pre-opening and opening costs and expenses (including related consulting fees) in connection with new business segments; provided that, such costs and expenses contemplated by this paragraph (a)(x), together with those amounts contemplated by paragraphs (a)(vii), (a)(viii) and (a)(ix) of this definition of “Consolidated EBITDA” do not exceed in the aggregate 25.0% of Consolidated EBITDA in any four consecutive Fiscal Quarters,
(xi)
[reserved],

(xii)
cash losses realized upon the sale, disposition or discontinuance of assets that are not sold or otherwise disposed of in the ordinary course of business,
(xiii)
cash payments in respect of earn outs and contingent consideration obligations (including to the extent accounted for as bonus or otherwise), and
(xiv)
any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Borrowers have made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (i) not denied by the applicable carrier or indemnifying party in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), minus

(f)
the following to the extent included in calculating such Consolidated Net Income:
(i)
Federal, state, local and foreign income tax credits,
(ii)
all non-cash items increasing Consolidated Net Income, all as determined on a Consolidated basis in accordance with GAAP, and
(iii)
any cash payments made during such period in respect of non-cash charges, losses or expenses added back pursuant to clause (a)(iv) above during a prior period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to Revolve Group and its Subsidiaries for any period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) the sum of (A) Capital Expenditures made during such period which are not financed with net proceeds of (x) Permitted Indebtedness, or (y) any sale or issuance of Capital Stock of Revolve Group, during such period plus (B) the aggregate amount (but not less than $0) of Federal, state, local and foreign income taxes paid in cash during such period to (b) aggregate Debt Service Charges paid in cash during such period.

“Consolidated Interest Expense” means, with respect to Revolve Group and its Subsidiaries on a Consolidated basis for any period, (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, with respect to Revolve Group and its Subsidiaries for any period, the aggregate of the net income (loss) of Revolve Group and its Subsidiaries for such period, on a Consolidated basis, and otherwise determined in accordance with GAAP; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Applicable Law to such Subsidiary during such period, except that each Parent’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that each Parent’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Parents or any of their Subsidiaries as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Parents as described in clause (b) of this proviso), (d) the effects of adjustments (including the effects of such adjustments pushed down to Borrowers and their Subsidiaries) in any line item in the Borrowers’ consolidated financial statements required or permitted by Financial Accounting Standards Codification No. 805 – Business Combinations and No. 350 – Intangibles-Goodwill and Other (ASC 805 and ASC 350) (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting, including in relation to any acquisition that is consummated on or after the Effective Date or the amortization or write-off of any amounts thereof, net of taxes, (e) any net unrealized gain or loss (after any offset) resulting in such period from Swap Contracts and from the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, (f) any non-cash net gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses (including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (A) swap agreements for currency exchange risk and (B) resulting from intercompany indebtedness among such Person and its Subsidiaries)), (g) any non-cash adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation; and (h) gains and losses from the early extinguishment of Indebtedness and Swap Contracts.

In addition, notwithstanding anything to the contrary in the foregoing, to the extent not already included in Consolidated Net Income in any period and so long as the expenses, charges and losses with respect to which such amounts relate have not been excluded from Consolidated Net Income in any period, Consolidated Net Income shall include (x) the amount of proceeds received from business interruption insurance and (y) reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of the Loan Parties’ Inventory determined according to the accounting policies used in the preparation of Revolve Group’s audited financial statements as in effect on the First Amendment Effective Date, and as may be modified after the First Amendment Effective Date; provided that any such modification is consistent with the determination of Cost used by the appraiser in the most recent appraisal to determine Appraised Value.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 9.26.

“Credit Card Notification” has the meaning provided in Section 2.16(c).

“Credit Extension” means each of the following: (a) a Borrowing and (b) with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Credit Party” means (a) the Lenders, (b) the Administrative Agent and its respective Affiliates and branches, (c) the Issuing Bank, (d) the Arranger and its Affiliates and branches and (e) the successors and permitted assigns of each of the foregoing.

“Customer Credit Liability Reserve” means, at any time, an Availability Reserve in respect of the aggregate remaining balance reflected on the books and records of the Loan Parties at such time of (a) outstanding gift certificates and gift cards of the Loan Parties entitling the holder thereof to use all or a portion of the gift certificate or gift card to pay all or a portion of the purchase price for any Inventory (it being understood that, as of the Effective Date, the reserve in this clause (a) shall be limited to 50% of the amount of such gift certificates and gift cards), and (b) outstanding merchandise credits and customer deposits of the Loan Parties.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent or the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debt Service Charges” means, for any period, the sum of (a) Consolidated Interest Expense paid or required to be paid for such period plus (b) scheduled principal payments (including amortization) or other scheduled or mandatory redemptions or similar acquisitions for value made or required to be made (other than any (w) principal payments required to be made at maturity which are made with proceeds of a Permitted Refinancing, (x) optional redemptions or prepayments, (y) payments made using Capital Stock (other than Disqualified Capital Stock), and (z) any required repurchase of Permitted Convertible Indebtedness at the option of the holders thereof upon a fundamental change (or equivalent term thereunder), asset sale or casualty event in accordance with the terms of such Indebtedness) on account of Indebtedness for borrowed money

(including, without limitation, obligations with respect to Capitalized Leases, but excluding any intercompany Indebtedness) for such period, in each case determined in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition described in Section 7.01 that constitutes an Event of Default or that upon notice, lapse of any cure period set forth in Section 7.01, or both, would, unless cured or waived, become an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Prime Rate plus (ii) the Applicable Margin applicable to Prime Rate Loans plus (iii) two percent (2.00%) per annum; provided, however, that with respect to a ~~LIBOR~~Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent (2.00%) per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for ~~LIBOR~~Term SOFR Loans plus two percent (2.00%) per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.24(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, the Issuing Bank or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified any Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or ((d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Issuing Bank and each Lender promptly following such determination.

“Deposit Account” means any deposit account (as that term is defined in the UCC).

“Designated Jurisdiction” means any country or territory to the extent such country or territory itself is the subject of any Sanction.

“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs, charge-offs and other non-cash credits and account adjustments which are recorded to reduce Accounts in a manner consistent with current and historical accounting practices of the Borrowers. The Dilution Factors shall be determined separately for Eligible Wholesale Receivables.

“Dilution Ratio” shall mean, for any relevant period of determination (as selected by the Administrative Agent in its reasonable judgment), the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for such period with respect to the relevant Accounts divided by (b) the aggregate amount of sales comprising such relevant Accounts for such period. The Dilution Ratio shall be determined separately for Eligible Wholesale Receivables.

“Dilution Reserve” shall mean, at any date, an amount sufficient to reduce the advance rate against Eligible Wholesale Receivables, as applicable, by one (1) percentage point for each percentage point by which the applicable Dilution Ratio exceeds 5%.

“Disclosure Letter” means the disclosure letter, dated as of the Effective Date, as amended or supplemented from time to time by the Borrowers with the written consent of the Administrative Agent and, if required by the Loan Documents, the Required Lenders (or as supplemented by the Borrowers pursuant to the terms of the Loan Documents), delivered by the Borrowers to the Administrative Agent for the benefit of the Lenders.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) (including any sale and leaseback transaction) of any property (including, without limitation, any Capital Stock of any other Person held by a specified Person) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), is putable or exchangeable, or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock (other than Disqualified Capital Stock)), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of all Obligations and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Capital Stock (other than Disqualified Capital Stock)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” or “$” refers to lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means March 23, 2021.

“Electronic Copy” has the meaning provided in Section 9.21.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 9.06(b)(iii)).

“Eligible Credit Card Receivables” means, as of any date of determination, Accounts due to a Loan Party from VISA, Mastercard, Discover, American Express, Diners Club, JCB, PayPal and Alipay and such other credit card processors and credit providers as shall be reasonably acceptable to the Administrative Agent which arise in the ordinary course of business from the sale of goods or the rendition of services and which have been earned by performance that the Administrative Agent has not determined, in its Permitted Discretion, to exclude from Eligible Credit Card Receivables and is not otherwise excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication of any Reserves established by the Administrative Agent). The amount of Eligible Credit Card Receivables shall be calculated net of unapplied cash. None of the following shall be deemed to be Eligible Credit Card Receivables:

(g)
Accounts due from credit card and debit card processors that have been outstanding for more than five (5) Business Days from the date of sale, or for such longer period(s) as may be approved by the Administrative Agent in its Permitted Discretion;
(h)
Accounts due from credit card and debit card processors with respect to which the applicable Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Documents and Permitted Encumbrances);
(i)
Accounts due from credit card and debit card processors that are not subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties (other than Permitted Encumbrances permitted under Section 6.01(c), (d) or (k) having priority by operation of Applicable Law over the Lien of the Administrative Agent acting as the collateral agent) (the foregoing not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Liens);
(j)
Accounts due from credit card and debit card processors which are disputed, or with respect to which a claim, counterclaim, offset or chargeback has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);
(k)
Except as otherwise approved by the Administrative Agent in its Permitted Discretion, Accounts due from credit card and debit card processors as to which the credit card processor or debit card processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card or debit card processor;
(l)
Except as otherwise approved by the Administrative Agent in its Permitted Discretion, Accounts arising from any private label credit card program or other similar credit arrangement of a Loan Party;
(m)
Accounts due from credit card processors which are not located in the United States;
(n)
Accounts that are not denominated in Dollars; and
(o)
Accounts acquired in a Permitted Acquisition, unless the Administrative Agent shall have received or conducted a field examination and such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent; provided, however, that any such collateral audits and examinations shall not be subject to (and shall not be included in) the limitations set forth in Section 5.10 on the number of collateral audits, examination, and appraisals for which the Administrative Agent is entitled to be reimbursed in any period; and

(p)
Accounts due from credit card and debit card processors which the Administrative Agent determines in its Permitted Discretion and upon notice to the Borrowers to be unlikely to be collected.

The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Credit Card Receivables (including, without limitation, for estimates, chargeback or other accrued liabilities or offsets by credit card processors and amounts to adjust for material claims, offsets, defenses or counterclaims or other material disputes with an Account Debtor) from time to time in its Permitted Discretion.

“Eligible Inventory” means, as of any date of determination, items of Inventory of a Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course that the Administrative Agent has not determined, in its Permitted Discretion, to exclude from Eligible Inventory and is not otherwise excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication of any Reserves established by the Administrative Agent). None of the following shall be deemed to be Eligible Inventory:

(q)
Inventory with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Documents and Permitted Encumbrances), or is leased by or is on consignment to or by a Loan Party, or that is not solely owned by a Loan Party;
(r)
Inventory that (i) is not located in the United States of America or (ii) is located at a location that is not owned or leased by a Loan Party, except to the extent that a Loan Party has furnished the Administrative Agent with (A) any UCC financing statements registration statements or other filings that the Administrative Agent may reasonably determine to be necessary to perfect its security interest in such Inventory at such location, and (B) unless otherwise agreed by the Administrative Agent in its Permitted Discretion, a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent;
(s)
Inventory that represents goods which (i) are damaged, defective, “seconds,” excess, obsolete, shopworn or otherwise unmerchantable, (ii) are to be returned to the vendor and which is no longer reflected in the Loan Parties’ stock ledger, (iii) are special-order items, work in process, raw materials, or that constitute tooling or spare parts, shipping materials or supplies used or consumed in a Loan Party’s business, or (iv) are bill and hold goods;
(t)
Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;
(u)
Inventory that is not subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties (subject only to Permitted Encumbrances under Section 6.01(c), (d) or (k) having priority by operation by Applicable Law);
(v)
Inventory which consists of samples, labels, bags, packaging materials, and other similar non-merchandise categories;

(w)
Inventory as to which casualty insurance in compliance with the provisions of Section 5.07 hereof is not in effect;
(x)
Inventory which has been sold but not yet shipped or Inventory to the extent that a Loan Party has accepted a deposit therefor;
(y)
Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);
(z)
[reserved];
(aa)
Inventory that is subject to progress billing or retainage, or is Inventory for which a performance, surety or completion bond or similar assurance has been issued;
(bb)
Inventory acquired in a Permitted Acquisition, unless the Administrative Agent shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory to be acquired in such Acquisition and (B) a field examination and such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent; provided, however, that any such collateral audits, examinations and appraisals shall not be subject to (and shall not be included in) the limitations set forth on Section 5.10 on the number of collateral audits, examinations and appraisals for which the Administrative Agent is entitled to be reimbursed in any period;
(cc)
Inventory consisting of perishable items;
(dd)
Inventory designated as “non-merchandise” in the most recent appraisal performed for the Administrative Agent; and
(ee)
Inventory consisting of consigned merchandise or consisting of warranties.

The Administrative Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its Permitted Discretion.

“Eligible Wholesale Receivables” shall mean and include with respect to any Borrower, each Account (other than Accounts constituting Eligible Credit Card Receivables) of such Borrower arising in the ordinary course of business of such Borrower’s business which the Administrative Agent has not determined, in its Permitted Discretion, to exclude from Eligible Wholesale Receivables (which Eligible Wholesale Receivables may include, without limitation, Accounts (other than Accounts constituting Eligible Credit Card Receivables). No Account shall be an Eligible Wholesale Receivable if any of the conditions identified below exist:

(ff)
such Account arises out of a sale made by such Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower;

(gg)
such Account is (i) more than sixty (60) days past due according to the original terms of sale or (ii) more than one hundred and ninety (90) days past the original invoice date;
(hh)
50% or more of the outstanding Accounts of the Account Debtor have become ineligible pursuant to the preceding clause (b) or the Administrative Agent has determined, in its Permitted Discretion, to exclude all Accounts of such Account Debtor from Eligible Wholesale Receivables;
(ii)
the total Accounts of the Account Debtor to the Borrowers represent more than twenty percent (20%) of the Eligible Wholesale Receivables of the Borrowers at such time, but only to the extent of such excess; provided that the foregoing percentages may, from time to time, be increased in the Administrative Agent’s discretion (as indicated in writing by the Administrative Agent), or decreased in the Administrative Agent’s Permitted Discretion;
(jj)
(i) any representation or warranty contained in the Loan Documents with respect to such Account has been breached in any material respect or (ii) any covenant contained in the Loan Documents with respect to such Account has been breached in any material respect;
(kk)
the applicable Account Debtor shall (i) apply for, suffer, or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, or liquidate, dissolve or wind up its affairs, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing, in each case unless, (x) such Account is supported by a letter of credit satisfactory to the Administrative Agent, in its Permitted Discretion (as to form, substance, amount, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, (y) with respect to post-petition Accounts of the applicable Account Debtor, such Account Debtor has received debtor-in-possession financing sufficient as determined by the Administrative Agent in its sole discretion (as indicated in writing by the Administrative Agent) to finance the ongoing business activities of such Account Debtor or (z) such Account constitutes an administrative claim under Section 503 of the Bankruptcy Code and the Administrative Agent has determined in its sole discretion (as indicated in writing by the Administrative Agent) to include such Account as an Eligible Wholesale Receivable;
(ll)
the chief executive office or other principal office of the Account Debtor with respect to such Account is not located in the United States of America;
(mm)
the sale to the applicable Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(nn)
Administrative Agent believes, in its reasonable judgment, that collection of such Account is insecure or that such Account may not be paid by reason of the applicable Account Debtor’s financial inability to pay;
(oo)
the applicable Account Debtor is the United States of America or any state, province, territory, municipality or any department, agency or instrumentality of any of them, unless such Borrower assigns its right to payment of such Account to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other Applicable Laws;
(pp)
the goods giving rise to such Account have not been shipped to and accepted by the applicable Account Debtor or the services giving rise to such Account have not been performed by such Borrower and accepted by such Account Debtor or the Account otherwise does not represent a final sale;
(qq)
such Account is subject to a Permitted Receivables Financing Transaction;
(rr)
the Account is subject to any offset, deduction, defense, dispute, or counterclaim, the applicable Account Debtor is also a creditor or supplier of such Borrower or the Account is contingent in any respect for any reason; provided, however, that such Account shall be ineligible pursuant to this clause (m) only to the extent (i) of such offset, deduction, defense, dispute, counterclaim or contingency and (ii) in the case the applicable Account Debtor is also a creditor or supplier of such Borrower, of the amount owed to such creditor or supplier by such Borrower;
(ss)
such Account is acquired by such Borrower or such Guarantor Subsidiary pursuant to a Permitted Acquisition and such Account has not been subject to a collateral audit, examination and appraisal by Administrative Agent provided, however, that any such collateral audits, examinations and appraisals shall not be subject to (and shall not be included in) the limitations set forth on Section 5.10 on the number of collateral audits, examinations and appraisals for which the Administrative Agent is entitled to be reimbursed in any period;
(tt)
such Borrower has made any agreement with any Account Debtor for any deduction therefrom, but only to the extent of any such deduction;
(uu)
shipment of the merchandise or the rendition of services with respect to such Account has not been completed;
(vv)
any return, rejection or repossession of the merchandise with respect to such Account has occurred, but only to the extent of the amount of such Account attributable to the returned, rejected or repossessed merchandise;
(ww)
such Account is not payable to such Borrower;
(xx)
the sale represented by such Account is denominated in a currency other than Dollars;
(yy)
such Account is not evidenced by an invoice or other writing in form reasonably acceptable to Administrative Agent;

(zz)
Accounts with respect to which the applicable Account Debtor is located in New Jersey, Minnesota, or any other jurisdiction denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless such Borrower is incorporated under the laws of such jurisdiction or has either qualified as a foreign corporation authorized to transact business in such jurisdiction or has filed a Notice of Business Activities Report or similar filing with the applicable Governmental Authority for the then current year;
(aaa)
such Account is not subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties; or
(bbb)
Accounts, to the extent consisting of interest, fees or late charges.

The Administrative Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Wholesale Receivables from time to time in its Permitted Discretion.

“Environmental Laws” means all Applicable Laws relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning provided in Section 7.01. An “Event of Default” shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived in writing by the Administrative Agent with the consent of the Required Lenders or all Lenders (as applicable) in accordance with the terms of this Agreement.

“Excess Availability” means, at any time, an amount equal to (a) the Maximum Borrowing Amount at such time minus (b) the Total Outstandings to, or for the account of, the Borrowers at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Deposit Accounts” shall have the meaning provided in Section 2.16(d).

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Subsidiary substantially all of the assets of which constitute (or are treated as constituting for U.S. Federal income tax purposes) the Capital Stock of Foreign Subsidiaries and/or intercompany loans, indebtedness or receivables owed by any Foreign Subsidiaries or treated as owed by any Foreign Subsidiaries for U.S. Federal income tax purposes, (c) any direct or indirect Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code, in each case, that shall not be a Guarantor, and (d) any Immaterial Subsidiary. For the avoidance of any doubt, no assets of any Excluded Subsidiary shall be included in the Borrowing Base.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of any Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 9.13 and any other “keepwell” provision of any Guarantee and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time any Guarantee of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.22(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.21(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.21(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning set forth in the recitals of this Agreement.

“Existing Letter of Credit” means each letter of credit issued under the Existing Credit Agreement and set forth on Schedule 1.1(c) to the Disclosure Letter, each of which shall be deemed, as of the Effective Date, to constitute Letters of Credit under this Agreement.

“Facility Guarantee” means any Guarantee of the Obligations executed in favor of the Administrative Agent and the other Secured Parties pursuant to Section 5.11.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCCR Initial Test Date” means the date upon which an FCCR Trigger Event occurs.

“FCCR Trigger Event” means, at any time, the failure of the Borrowers to maintain Excess Availability at least equal to the greater of (i) ten percent (10%) of the Maximum Borrowing Amount and (ii) $7,000,000. For purposes of this Agreement, the occurrence of a FCCR Trigger Event shall be deemed continuing until Excess Availability has exceeded the amount required by the first sentence of this definition for sixty (60) consecutive days, in which case a FCCR Trigger Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means (x) the letter agreement, dated as of the Effective Date, among the Borrowers and the Administrative Agent; and (y) the First Amendment Fee Letter, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller or assistant controller of such Loan Party.

~~“Fiscal Day” means each day as determined by the 4-5-4 retail calendar provided by the National Retail Federation.~~

“First Amendment Disclosure Letter” means the disclosure letter, dated as of the First Amendment Effective Date, as amended or supplemented from time to time by the Borrowers with the written consent of the Administrative Agent and, if required by the Loan Documents, the Required Lenders (or as supplemented by the Borrowers pursuant to the terms of the Loan Documents), delivered by the Borrowers to the Administrative Agent for the benefit of the Lenders.

“First Amendment Effective Date” means February 2, 2026.

“First Amendment Fee Letter” means that certain First Amendment Fee Letter, dated as of the First Amendment Effective Date, by and among the Borrowers and the Agent.

“Fiscal Month” means each calendar month ~~as determined by the 4-5-4 retail calendar provided by the National Retail Federation~~ of each Fiscal Year.

“Fiscal Quarter” means each calendar quarter ~~as determined by the 4-5-4 retail calendar provided by the National Retail Federation~~ of each Fiscal Year, which quarters shall end on the last ~~Fiscal Day~~day of each ~~April, July, October, and January~~March, June, September and December of such Fiscal Year.

“Fiscal Year” means the period of twelve (12) consecutive months ending on ~~the last day of the 4-5-4 retail~~December 31 in any calendar ~~provided by the National Retail Federation~~year.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State or Commonwealth thereof or the District of Columbia, or any of its territories or possessions.

“FRB” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding Obligations in respect of Letters of Credit other than Obligations in respect of Letters of Credit as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fronting Fee” shall have the meaning set forth in Section 2.17(c) hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided, however, that if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means, collectively, (a) Parents, (b) each Subsidiary of Parents listed on Schedule 3.12 to the First Amendment Disclosure Letter and identified as a “Guarantor” and each other Subsidiary of Parents that shall be required to execute and deliver a Guarantee of the Obligations pursuant to Section 5.11, and (c) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than a Borrower) under any Bank Product or any Cash Management Services or otherwise and (ii) the payment and performance by each Specified Loan Party of its obligations under its Facility Guarantee with respect to all Swap Obligations, the Borrowers.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means a Subsidiary of Parents (other than any Borrower) for which (a) the assets of such Subsidiary constitute less than or equal to one percent (1.00%) of the total assets of Parents and their Subsidiaries on a Consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to five percent (5.00%) of the total assets of Parents and their Subsidiaries on a Consolidated basis, and (b) the revenues of such Subsidiary account for less than or equal to one percent (1.00%) of the total revenues of Parents and their Subsidiaries on a Consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to five percent (5.00%) of the total revenues of Parents and their Subsidiaries on a Consolidated basis.

“Indebtedness” means as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(ccc)
all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ddd)
all direct or contingent obligations of such Person arising under letters of credit (including standby letters of credit and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(eee)
net obligations of such Person under any Swap Contract;
(fff)
all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade payables in the ordinary course of business (ii) any earn-out obligation until such earn-out obligation becomes due and payable and only to the extent that the contingent consideration relating to such earn-out is not paid within thirty (30) days after such date and (iii) liabilities accrued in the ordinary course and, in each case, not past due for more than sixty (60) days after the date on which such trade account was created);
(ggg)
indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(hhh)
all Attributable Indebtedness and Synthetic Lease Obligations;
(iii)
all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(jjj)
to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. Notwithstanding the foregoing: (a) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (b) in no event will obligations under any Swap Contract or obligations in respect of any Permitted Call Spread Transaction be deemed “Indebtedness” for the purpose of calculating any ratio contemplated by this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning provided in Section 9.04(b).

“Information” has the meaning provided in Section 9.07.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, all of the goodwill related thereto, and all registrations and applications for registrations thereof; works of authorship and other copyrighted works (including copyrights for computer programs), and all registrations and applications for registrations thereof; inventions (whether or not patentable) and all improvements thereto; patents and patent applications, together with all continuances, continuations, divisions, revisions, extensions, reissuances, and reexaminations thereof; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; all rights to sue and recover at law or in equity for any past, present or future infringement, dilution or misappropriation, or other violation thereof; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreements” means the Trademark Security Agreement, Patent Security Agreement and Copyright Security Agreement, each dated as of the Original Closing Date, among certain Loan Parties and the Administrative Agent, as the same may be amended, modified, substituted, supplemented, extended or restated, from time to time.

“Interest Payment Date” means (a) with respect to any Loan other than a Prime Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a ~~LIBOR~~Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Prime Rate Loan, the first day of each calendar quarter and the Maturity Date.

“Interest Period” means, as to each ~~LIBOR~~Term SOFR Loan, the period commencing on the date such ~~LIBOR~~Term SOFR Loan is disbursed or converted to or continued as a ~~LIBOR~~Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, as selected by the Borrowers in the Notice of Borrowing (in each case, subject to availability); provided that:

(kkk)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a ~~LIBOR~~Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(lll)
any Interest Period pertaining to a ~~LIBOR~~Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(mmm)
no Interest Period shall extend beyond the Maturity Date.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, in its Permitted Discretion, with respect to the saleability of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory or which reflect a cost with respect to the salability of such Eligible Inventory. Without limiting the generality of the foregoing, in the Administrative Agent’s Permitted Discretion, Inventory Reserves may include (but are not limited to) reserves based on (i) shrink; (ii) capitalized freight and internal profit reserves used in the Borrowers’ calculation of cost of goods sold; (iii) obsolescence; (iv) reasonably anticipated changes in appraised value of Inventory between appraisals; (v) retail markdowns and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events and (vi) “freight in” charges.

“Investment” means, as to any Person, any direct or indirect Acquisition or investment by such Person, whether by means of (a) the purchase or other Acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) any other Acquisition. Notwithstanding the foregoing, neither the creation of accounts receivable, credit card receivables and debit card receivables due to a Loan Party nor the obtaining of trade credit and the deferred payment of other expenses, in each case, incurred in the ordinary course of business, nor the incurrence of contingent obligations or performance guaranties in the ordinary course of business in respect of obligations not constituting Indebtedness, shall be deemed “Investments.” For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person).

“IP Rights” shall have the meaning given such term in Section 3.15.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the letter of credit application, and any other document, agreement and instrument entered into by the Issuing Bank and any Borrower (or any Subsidiary) or in favor of the Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Bank of America, in its capacity as an Issuing Bank hereunder.

“Joinder Agreement” shall mean an agreement, in substantially the form attached hereto as Exhibit C, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as a Guarantor.

“Landlord Lien State” means any state in which a landlord’s claim for rent has or may have priority by operation of Applicable Law over the Lien of the Administrative Agent in any of the Collateral.

“Large Inventory Location” means any distribution center, warehouse, fabrication or manufacturing facility, cross-docking station or storage facility at which Inventory is located.

“Lease” means any agreement pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lenders” means the Lenders having Commitments from time to time or at any time, and each assignee that becomes a party to this Agreement as set forth in Section 9.06 and each Additional Commitment Lender that becomes a party to this Agreement as set forth in Section 2.02.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of Lender or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means (a) each Existing Letter of Credit, (b) a letter of credit that (i) is issued by the Issuing Bank pursuant to this Agreement for the account of a Borrower or a Subsidiary, (ii) constitutes a Standby Letter of Credit or Commercial Letter of Credit (and for which the Issuing Bank is not otherwise prohibited from issuing such letter of credit due to the internal general policies of the Issuing Bank), and (iii) is in form reasonably satisfactory to the Issuing Bank and (c) a bankers’ acceptance or time draft issued by the Issuing Bank to a beneficiary of any letter of credit described in foregoing clauses (a) or (b), in form reasonably satisfactory to the Issuing Bank.

“Letter of Credit Disbursement” means a payment made by the Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to Section 2.17(b).

“Letter of Credit Outstandings” means, at any time, the sum of (a) the amount of all Letters of Credit outstanding at such time, plus, without duplication, (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter-of-Credit Rights” has the meaning assigned to such term in the Security Agreement.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.

~~“LIBO Rate” means: the higher of:~~

~~(a) for any Interest Period LIBOR London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to (“LIBOR”) as Bloomberg by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;~~

~~(b) LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for U.S. Dollar deposits (1) and~~

~~(c) if the LIBO Rate shall such rate purposes .~~

~~“LIBOR” has the meaning specified definition of LIBO Rate.~~

~~“LIBOR BorrowingBorrowing comprised of LIBOR Loans.~~

~~“LIBOR Loan” shall mean any Revolving Credit Loan bearing interest at the LIBO Rate the provisions of Article II.~~

~~“LIBOR (b).~~

~~“LIBOR Screen RateLIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent ).~~

~~“LIBOR (b).~~

~~“LIBOR Successor Rate LIBOR definition of , definition of , LIBOR Successor Rate LIBOR Successor Rate~~ “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing) whether or not filed, recorded or perfected under

Applicable Law, and in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transactions” means any (a) Permitted Acquisition or other Investment or similar transaction (including any merger, amalgamation, consolidation or other business combination) permitted hereunder by Revolve Group or one or more of its Subsidiaries, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness by Revolve Group or one or more of its Subsidiaries requiring irrevocable notice in advance thereof or (c) any Restricted Payment, in each case of (a), (b) and (c), which is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidation” means the exercise by the Administrative Agent of those rights and remedies accorded to the Administrative Agent under the Loan Documents and Applicable Law as a creditor of the Loan Parties, including (after the occurrence and during the continuation of an Event of Default) the conduct by any or all of the Loan Parties, acting with the consent of the Administrative Agent, of any public, private or “Going-Out-Of-Business Sale” or other Disposition of Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan Account” has the meaning provided in Section 2.18.

“Loan Documents” means this Agreement, any Note, the Fee Letter, the Confirmation Agreement, the Letters of Credit, all Borrowing Base Certificates, the Acknowledgement, the Security Documents (including, without limitation, the Security Agreement, the Facility Guarantees, the Blocked Account Agreements, the Credit Card Notifications, the Intellectual Property Security Agreements, the Perfection Certificate, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.23 of this Agreement and any other agreement now or hereafter executed and delivered in connection herewith (excluding agreements entered into in connection with any transaction arising out of any Bank Products or Cash Management Services), each as amended and in effect from time to time.

“Loan Party” or “Loan Parties” means the Borrowers and the Guarantors.

“Loans” means as applicable, and as the context may require, either (a) a Revolving Credit Loan or (b) collectively, the Revolving Credit Loans.

~~“London Banking Dayday on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.~~

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon (a) the operations, business, assets, liabilities (actual or contingent), condition (financial or otherwise) of Revolve Group and its Subsidiaries taken as a whole; (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document, taken as a whole, or of the ability of any Loan Party to perform its obligations under any loan documentation to which it is a party; or (c) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Loan Party or any Subsidiary of a Loan Party, any document or agreement relating to or evidencing Material Indebtedness and each other contract to which such Person is a party involving aggregate consideration payable to or by such Person of $1,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties and their Subsidiaries, individually or in the aggregate, having an aggregate principal amount exceeding $10,000,000.

“Maturity Date” means ~~March 23~~February 2, ~~2026~~2031.

“Maximum Borrowing Amount” means, at any time, the lesser of (a) the Revolving Credit Ceiling at such time and (b) the Borrowing Base at such time.

“Maximum Rate” has the meaning provided in Section 9.09.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.23(a)(i), (a)(ii) or (a)(iii), an amount equal 105% of the Letter of Credit Outstandings, and (iii) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that requires that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note, in form and substance satisfactory to the Administrative Agent, in favor of any Lender evidencing the Loans of such Lender.

“Notice of Borrowing” means a notice of (a) Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of ~~LIBOR~~Term SOFR Loans, pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of each Borrower.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (x) all Loans, other Credit Extensions and advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Law, naming such Person as the debtor in such proceeding, regardless of whether such charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts are allowed claims in such proceeding, and (y) obligations of any Loan Party and its Subsidiaries arising with respect to any Other Liabilities. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, attorneys’ fees, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document, including charges, interest, expenses, fees, attorneys’ fees, indemnities and other amounts that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under Debtor Relief Law, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary in accordance with, and to the extent permitted, by the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” has the meaning set forth in the recitals of this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Liabilities” means outstanding liabilities with respect to or arising from (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any transaction which arises out of any Bank Product entered into with any Loan Party, as each may be amended from time to time; provided that the “Other Liabilities” shall exclude any Excluded Swap Obligations.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22(b)).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement and as codified at 31 C.F.R § 850.101 et seq.

“Overadvance” means the existence of, or the making or issuance of any Loan or a Letter of Credit which shall cause Excess Availability to be less than zero.

“Parent” shall have the meaning provided in the preamble of this Agreement.

“Participant” shall have the meaning provided in Section 9.06(d).

“Participant Register” has the meaning specified in Section 9.06(d).

“Payment Conditions” means, at the time of determination (a) with respect to Specified Payments other than Restricted Payments, that (i) no Default or Event of Default then exists or would arise as a result of the entering into such transaction or the making of such payment and (ii) immediately after giving effect to such Specified Payment, either (1) (x) the Consolidated Fixed Charge Coverage Ratio, on a Pro Forma Basis for the most recent Test Period is equal to or greater than 1.00:1.00 and (y) Pro Forma Availability shall be greater than the greater of (A) fifteen percent (15.00%) of the Maximum Borrowing Amount and (B) $15,000,000 or (2) Pro Forma Availability shall be greater than the greater of (A) twenty percent (20.00%) of the Maximum Borrowing Amount and (B) $20,000,000, and (b) with respect to Restricted Payments, that (i) no Default or Event of Default then exists or would arise as a result of the entering into such transaction or the making of such payment and (ii) immediately after giving effect to such Restricted Payment, either (1) (x) the Consolidated Fixed Charge Coverage Ratio, on a Pro Forma Basis for the most recent

Test Period, would be equal to or greater than 1.00:1.00 and (y) Pro Forma Availability shall be greater than the greater of (A) ~~twenty~~seventeen and one-half percent (~~20.00~~17.50%) of the Maximum Borrowing Amount and (B) $~~20,000,000~~17,500,000 or (2) Pro Forma Availability shall be greater than the greater of (A) ~~twenty-five~~twenty-two and one-half percent (~~25~~22.50%) of the Maximum Borrowing Amount and (B) $~~25,000,000~~22,500,000. In accordance with Section 5.02(g), at least three (3) Business Days prior to the making of any applicable Specified Payment, the Loan Parties shall deliver to the Administrative Agent a certificate of a Responsible Officer of each Borrower as described in Section 5.02(g) substantially in the form attached hereto as Exhibit H.

“Payment Intangibles” has the meaning assigned to such term in the Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan), that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means, collectively, (a) that certain Perfection Certificate of each Loan Party existing as of the Effective Date, dated as of the Effective Date and (b) each other perfection certificate which shall be delivered by any Subsidiary of the Borrowers pursuant to the terms hereof.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(nnn)
No Default or Event of Default then exists or would arise from the consummation of such Acquisition;
(ooo)
If the Acquisition is an Acquisition of Capital Stock, (i) such Acquisition shall be consensual and shall have been approved by the board of directors of such Person being acquired and (ii) the Person being acquired shall become a direct or indirect Subsidiary of Revolve Group and, unless such Subsidiary shall be an Excluded Subsidiary, such Subsidiary shall become a Guarantor or a Borrower hereunder and provide security to the Administrative Agent in accordance with Section 5.11;
(ppp)
Any material assets acquired shall be utilized in, and if the Acquisition involves a merger, amalgamation, consolidation or stock acquisition, the Person which is the subject of such

Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Loan Party under this Agreement;
(qqq)
All transactions in connection therewith shall be consummated, in all material respects, in accordance with all Requirements of Law;
(rrr)
To the extent the assets acquired are to be included in the Borrowing Base, due diligence (including, without limitation field examinations and appraisals) in respect of such acquired assets in a manner, and with results, satisfactory to the Administrative Agent, in its Permitted Discretion, shall have been completed before they are eligible for inclusion in the Borrowing Base; provided that, notwithstanding anything provided in this paragraph (e) to the contrary, such acquired assets may, in the Administrative Agent’s Permitted Discretion, be included in the determination of the Borrowing Base for not more than thirty (30) days after such assets are acquired if such assets are of the type that are similar to the assets already included in the determination Borrowing Base at such time (as determined by the Administrative Agent in its Permitted Discretion); and
(sss)
Except with respect to any Acquisition for which the aggregate consideration, together with the aggregate consideration on all other Acquisitions made during the same Fiscal Year, is less than $10,000,000, Revolve Group shall have satisfied the Payment Conditions, after giving effect to such Acquisition.

“Permitted Call Spread Transaction” means (a) any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) purchased by Revolve Group in connection with the issuance of any Permitted Convertible Indebtedness and settled in Common Stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock, and (b) any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) sold by Revolve Group substantially concurrently with any purchase by Revolve Group of a Permitted Call Spread Transaction described in clause (a) above and settled in Common Stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided, that, the terms, conditions and covenants of each such transaction described in clause (a) or clause (b) above shall be as are customary for transactions of such type (as determined by the board of directors (or equivalent governing body) of Revolve Group, or a committee thereof, in good faith).

“Permitted Convertible Indebtedness” means Indebtedness that (a) constitutes Permitted Indebtedness, (b) is unsecured, (c) is not subject to any scheduled principal payments (other than that the final stated maturity thereof), scheduled prepayments, scheduled repurchases, scheduled redemptions or scheduled sinking fund prior to the Maturity Date (it being understood that any required repurchase at the option of the holders thereof upon a fundamental change (or equivalent term thereunder), asset sale or casualty event in accordance with the terms of such Indebtedness will not be considered “scheduled” for this purpose), and (d) is convertible into shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock.

“Permitted Discretion” means a determination made by the Administrative Agent in good faith in the exercise of its reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Disposition” shall have the meaning set forth in Section 6.05.

“Permitted Encumbrances” has the meaning set forth in Section 6.01.

“Permitted Holders” means (i) those individuals and entities listed as beneficial owners as more particularly set forth on Schedule 1.1(b) to the First Amendment Disclosure Letter (ii) any member of any such Person’s family and Affiliates and (iii) any direct or indirect transferee of any of the foregoing by gift (in trust or otherwise) or testamentary bequest.

“Permitted Indebtedness” has the meaning set forth in Section 6.03.

“Permitted Investments” has the meaning set forth in Section 6.02.

~~“Permitted Junior Liens” means Liens securing Indebtedness permitted under Section 6.03(g) so long as, if (i) the holder of such Liens (or their representative) shall have entered into an intercreditor agreement satisfactory to in its Permitted Discretion, and (ii) the priority of all such Liens on Collateral securing such Indebtedness shall be subject and junior in all respects to the Liens on the Collateral securing the Obligations.~~

“Permitted Overadvance” means an Overadvance that is made, or is permitted to remain outstanding, by the Administrative Agent, in its reasonable discretion, to:

(ttt)
maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or
(uuu)
enhance the likelihood of, or maximize the amount of, repayment of any Obligation; or
(vvv)
pay any other amount chargeable to the Borrowers hereunder;

provided that, (i) at the time the Administrative Agent shall elect to make, or permit to such Overadvance to remain outstanding, such Overadvance together with all other Permitted Overadvances then outstanding, shall not exceed ten percent (10.00%) of the Maximum Borrowing Amount at such time, (ii) unless a Liquidation is taking place, such Overadvance may not remain outstanding for more than ninety (90) consecutive days and (iii) no Overadvance shall be made or permitted to remain outstanding, if after giving effect thereto, the Total Outstandings (including all Overadvances) shall exceed the Revolving Credit Ceiling (as in effect prior to any termination of Commitments pursuant to Section 7.02 hereof).

“Permitted Receivables Financing Transaction” means any transaction or series of transactions entered into by Revolve Group or any Subsidiary of Revolve Group pursuant to which such party consummates a “true sale” of its wholesale receivables, and not, for the avoidance of doubt, any credit card receivable or any assets included in the Borrowing Base, to a non-related third party on market terms as determined in good faith by Revolve Group or such Subsidiary; provided that (i) such Receivables Financing Transaction is (a) non-recourse to Revolve Group and its Subsidiaries and their assets, other than any recourse solely attributable to a breach by the Revolve Group or any such Subsidiary of representations and warranties that are customarily made by a seller in connection with a “true sale” of receivables on a non-recourse basis and (b) consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of receivables on market terms for similar transactions and (ii) the aggregate value of receivables sold pursuant to any such transaction or transactions in any Fiscal Year shall not exceed $5,000,000 (with the value of such receivables to be determined based on the amount stated in the definitive documentation governing any such transaction or transactions, not giving effect to any applicable discount or advance rate).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including upfront fees and original issue discount), in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of prior amortization or prior prepayments of the Indebtedness being modified, refinanced, refunded, renewed or extended), (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) if a Loan Party was not an obligor under the Indebtedness being so refinanced, then no Loan Party shall be an obligor under such modification, refinancing, refunding, renewal or extension, (e) the collateral, if applicable, granted pursuant to any such refinancing Indebtedness is the same or less than the collateral under the Indebtedness being extended, renewed or replaced, (f) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, (i) such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, and (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate, redemption premium and optional prepayment or optional redemption) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties and/or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended and (g) to the extent that the holders of such Indebtedness being modified, refinanced, refunded, renewed or extended are subject to an intercreditor agreement or arrangement with the Lenders, the holders of such refinancing Indebtedness shall enter into a similar intercreditor agreement or arrangement with the Lenders on terms at least as favorable to the Lenders as those contained in the intercreditor agreement or arrangement governing the Indebtedness being modified, refinanced, refunded, renewed or extended (as determined by the Administrative Agent in its reasonable discretion).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning provided in Section 5.02.

~~“Pre-Adjustment Successor Rate” has the meaning specified in .~~

“Prime Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the ~~LIBO~~Term SOFR Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Prime Rate is being used as an alternate rate of interest pursuant to Section 2.09 hereof, then the Prime Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Prime Rate Loan” means any Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Article II.

“Pro Forma Availability” means, for any date of calculation, Excess Availability as of the date of any Specified Payment and the projected (in the good faith discretion of Revolve Group) Excess Availability at the end of each Fiscal Month during the immediately succeeding six (6) Fiscal Month period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in connection with determining compliance with any test or covenant hereunder, calculating such test or covenant as if all Specified Transactions and all of the following transactions in connection with such Specified Transaction occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction shall be (i) excluded, in the case of a Disposition of all or substantially all Capital Stock in or assets of any Subsidiary of the Borrowers or any division, business unit, line of business or facility used for operations of the Borrowers or any of its Subsidiaries, and (ii) included, in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, (b) any retirement of Indebtedness of Parents or their Subsidiaries, and (c) any Indebtedness incurred or assumed by Parents or any of their Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Projections” shall have the meaning given such term in Section 5.01(d).

“Public Lender” has the meaning provided in Section 5.02.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 9.26.

“Qualified ECP Guarantor” has the meaning provided in Section 9.24.

“Rate Floor” means 0% per annum.

“Real Estate” means all Leases and all land, tenements, hereditaments and any estate or interest therein, together with the buildings, structures, parking areas, and other improvements thereon (including all fixtures), now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Recipient” means the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning provided in Section 9.06(c).

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

~~“Related , in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:~~

~~the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is~~

~~published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or~~

~~the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).~~

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” has the meaning provided in Section 101(22) of CERCLA.

~~“Relevant Governmental BodyFederal Reserve Board and/, or a committee officially endorsed or convened Board and/Federal Reserve Bank .~~

“Rent and Charges Reserve” means the aggregate of (a) all rent and other amounts (including common area maintenance charges) owing by any Loan Party, that is not paid when due, to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person who possesses or is in control of any Collateral or could assert a Lien on any Collateral, (b) in the case of Inventory located at a leased premise located in a Landlord Lien State or at a Large Inventory Location, a reserve equal to one month’s rent and other charges payable to any such Person, unless such Person has executed a lien waiver satisfactory to the Administrative Agent.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Commitments aggregating more than fifty percent (50.00%) of the Total Commitments, or if the Commitments have been terminated, Lenders (other than Defaulting Lenders) whose percentage of the Total Outstandings aggregate more than fifty percent (50.00%) of such Total Outstandings.

“Reserves” means all Inventory Reserves, Account Reserves and Availability Reserves.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of Parents or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to Parents’ or any Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Revolve Group” means Revolve Group, Inc., a Delaware corporation.

“Revolving Credit Ceiling” means the amount of the Total Commitments from time to time in effect.

“Revolving Credit Loans” has the meaning provided in Section 2.04(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw‑Hill Companies, Inc. and any successor thereto.

“Scheduled Unavailability Date” has the meaning specified in Section 2.09(b).

~~“Seasonal Advance Period” means calendar months of July, August and October of each year.~~

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Party” means (a) each Credit Party, (b) any Lender or Affiliate of a Lender providing Cash Management Services or entering into or furnishing any Bank Products (including any Swap Contract Secured Party), (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the successors and, subject to any limitations contained in this Agreement, assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means (a) the Security Agreement dated as of the Original Closing Date among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties and (b) each other security agreement delivered pursuant to Section 5.11 of this Agreement.

“Security Documents” means the Security Agreement, the Facility Guarantees, the Intellectual Property Security Agreements, and each other security agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Loan Document that creates a Lien in favor of the Administrative Agent to secure any of the Obligations.

“Settlement Date” has the meaning provided in Section 2.20(a).

~~“secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) at approximately 8:00 a.m. on the immediately succeeding Business Day andthat has been selected or recommended by the Relevant Governmental Body.~~

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.0%.

“Specified Event of Default” means the occurrence of any Event of Default of the type described in Sections 7.01(a), 7.01(b)(i), 7.01(b)(ii), 7.01(e), 7.01(f) or 7.01(g) hereof.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to any “keepwell” provision of any Guarantee).

“Specified Payment” means any Permitted Acquisition, Permitted Investment, Restricted Payment or prepayment with respect to Indebtedness, in each case, the making of which is subject to satisfaction of the Payment Conditions or any component thereof.

“Specified Transaction” means, with respect to any period, any Investment, Disposition of all or substantially all of the Capital Stock in or assets of any Subsidiary of Parents or any division, business unit, line of business or facility used for the operations of Parents or any of its Subsidiaries, incurrence or repayment of Indebtedness, the making of any Restricted Payment, or any asset classified as discontinued operations by Parents or any Subsidiary that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be tested on a “Pro Forma Basis.”

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Store” means any physical retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations on terms reasonably acceptable to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a direct or indirect Subsidiary or Subsidiaries of Revolve Group.

“Successor Rate” has the meaning specified in Section 2.09.

“Supported QFC” has the meaning specified in Section 9.26.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Contract Secured Parties” means, with respect to any Swap Contract, collectively, (a) the Administrative Agent or an Affiliate of the Administrative Agent and (b) any Lender or any Affiliate of a Lender.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so‑called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means:

(www)
for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(xxx)
for any interest calculation with respect to a Prime Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for the purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 2.09.

“~~LIBOR~~ Term SOFR Screen Rate” means the forward-looking SOFR term rate ~~for any period that is approximately (as determined by~~administered by CME (or any successor administrator satisfactory to the Administrative Agent) ~~as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected~~ and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time ~~in its reasonable discretion.~~),

“Termination Date” means the earlier to occur of (i) the Maturity Date, or (ii) the date on which the maturity of the Obligations (other than the Other Liabilities) is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VII.

“Test Period” means, for any date of determination under this Agreement, the most recent period of twelve (12) consecutive Fiscal Months of Revolve Group ended on or prior to such date in respect of which financial statements for each Fiscal Quarter or Fiscal Year in such period have been or are required to be delivered pursuant to Section 5.01(b) or (a), as applicable.

“Total Commitments” means the aggregate of the Commitments of all Lenders. The Total Commitments ~~on~~as of the Effective Date are $75,000,000.

“Total Outstandings” means, at any time, the aggregate outstanding principal amount of (a) all Loans at such time, and (b) the Letter of Credit Outstandings at such time.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Parents or any of their Subsidiaries in connection with the Transactions to occur on the Effective Date (including in connection with this Agreement and the other Loan Documents).

“Transactions” means, collectively, (a) the execution and delivery by the Loan Parties of the Loan Documents to which they are a party and the making of the Loans and the issuance of Letters of Credit (if any) on the Effective Date and (b) the payment of the Transaction Expenses.

“Twist Holdings” means Twist Holdings, LLC, a Delaware limited liability company.

“Type”, ~~when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Prime Rate.~~means, with respect to a Loan, its character as a Prime Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” means the unaudited combined, consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Revolve Group consolidated Subsidiaries as at the end of and for the Fiscal Quarter ended September 30, ~~2020~~2025, certified by a Financial Officer of each Borrower.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning provided in Section 9.26.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.21(e)(ii)(B)(III).

“Unused Commitment” shall mean, at any time (a) the then Total Commitments, minus (b) the then Total Outstandings.

“Unused Fee” has the meaning provided in Section 2.17(a).

“Unused Fee Rate” means ~~0.20~~0.175%.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Withholding Agent” means each Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In

Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02
Terms Generally.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) all references to “$” or “dollars” or to amounts of money and all calculations of Excess Availability, Borrowing Base, permitted “baskets” and other similar matters shall be deemed to be references to the lawful currency of the United States.
(b)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)
This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Loan Parties and the Administrative

Agent and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.
(e)
Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
SECTION 1.03
Accounting Terms.
(a)
Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)
Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and if either Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) each Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP.

(c)
Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Parents and their Subsidiaries or to the determination of any amount for Parents and their Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Parents are required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)
Limited Condition Transactions.
(i)
Notwithstanding anything in this Agreement or any Loan Document to the contrary, in connection with any action being taken in connection with a Limited Condition Transaction, when determining compliance with any provision of this Agreement which requires that (i) no Default or Event of Default has occurred, is continuing or would result therefrom in connection with the consummation of any Limited Condition Transaction or (ii) the Payment Conditions shall have been satisfied either immediately prior to, or after giving effect on a Pro Forma Basis to, any Limited Condition Transaction, in each case under the foregoing clauses (i) and (ii), the date of determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or whether the Payment Conditions have been satisfied (or will be satisfied on a Pro Forma Basis after giving effect to such Limited Condition Transaction) may, at the option of Revolve Group (in its sole discretion) (Revolve Group’s election to exercise such option, an “LCT Election”), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Transaction are entered into or, in the case of any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, or any Restricted Payment, the date on which notice with respect to such Limited Condition Transactions is sent or the date on which such Restricted Payment is declared, as applicable (such date, the “LCT Test Date”) and, subject to the other provisions of this Section 1.03(d), if, after giving effect to the Limited Condition Transaction on a Pro Forma Basis, any incurrence, issuance and/or repayment of Indebtedness or other transaction in connection therewith and any actions or transactions related thereto, the Borrower or its Subsidiaries, as applicable, would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date, any requirement that (i) no Default or Event of Default has occurred, is continuing or would result therefrom in connection with the consummation of any Limited Condition Transaction or (ii) the Payment Conditions shall have been satisfied either immediately prior to, or after giving effect on a Pro Forma Basis to, any Limited Condition Transaction, shall, in each case, be deemed to have been complied with (or satisfied) for purposes of such Limited Condition Transaction. Notwithstanding the foregoing, the Limited Condition Transaction provisions set forth above shall not apply in respect of the incurrence of any Loans (or other Credit Extensions) the proceeds of which will be used to finance such Limited Condition Transaction.
(ii)
For the avoidance of doubt, if Revolve Group has made an LCT Election, other than as expressly set forth in the previous paragraph, if any related requirements and conditions (including as to the absence of any (or any type of) continuing Default or Event of Default, the satisfaction of the Payment Conditions, and satisfaction of any representations and warranties) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of any Default or Event of Default, failure to satisfy any Payment Conditions, or failure to satisfy any representations and warranties), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such

Default or Event of Default shall be deemed not to have occurred or be continuing, such Payment Conditions shall be deemed to have been satisfied, and such representations and warranties shall be deemed to have been satisfied).
SECTION 1.04
Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05
Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “~~LIBO~~Term SOFR Rate” or with respect to any comparable or successor rate thereto.

SECTION 1.06
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
SECTION 1.07
Pro Forma Basis.
(a)
Notwithstanding anything to the contrary herein, the Consolidated Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this Section 1.07; provided, that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.07, when calculating the Consolidated Fixed Charge Coverage Ratio, and for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with Section 6.15, the events described in this Section 1.07 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
(b)
For purposes of calculating the Consolidated Fixed Charge Coverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrowers or any of its Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.07, then the Consolidated Fixed Charge Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.07.
(c)
Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrowers and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions and synergies projected by the Borrowers in good faith to be realized as a result of specified actions taken, committed to be taken, or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided, that (A) such amounts are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrowers, (B) such actions are taken, committed to be taken or expected to be taken no later than twelve (12) months after the date of such Specified Transaction, (C) any cost savings, operating expense reductions and synergies that are not actually realized during such period may no longer be added pursuant to this clause (c) after the end of the fourth full Fiscal Quarter ending after the date of such Specified Transaction, and (D) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period. Notwithstanding the foregoing, (A) all pro forma adjustments under this clause (c) shall not increase pro forma Consolidated EBITDA by more than 20% for any Test Period and (B) no pro forma adjustments under this clause (c) shall be made in respect of the Transactions (the foregoing not being intended to limit the operation of paragraph (a)(vii) of the definition of “Consolidated EBITDA”).
(d)
In the event that the Borrowers or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculation of the Consolidated Fixed Charge Coverage Ratio (in each case, other than Indebtedness incurred or repaid under this Agreement in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable Test Period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness). Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrowers to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a ~~London interbank offered~~Term SOFR rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrowers or Subsidiary may designate.

(e)
Whenever any provision of this Agreement requires the Borrowers to be in compliance on a Pro Forma Basis (or in Pro Forma Compliance) with a specified Consolidated Fixed Charge Coverage Ratio in connection with any action to be taken, the Borrowers hereunder shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance.
SECTION 1.08
Interest Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “~~LIBO~~Term SOFR Rate” or with respect to any rate that is an alternative or replacement for or successor to any ~~of~~ such rate (including, without limitation, any ~~LIBOR~~ Successor Rate) or the effect of any of the foregoing, or of any ~~LIBOR Successor Rate~~ Conforming Changes.

Article II

Amount and Terms of Credit
SECTION 2.01
Commitment of the Lenders.
(a)
Upon the terms and subject to the conditions herein set forth, each Lender, severally and not jointly with any other Lender, agrees to make Loans and the Issuing Bank agrees to issue Letters of Credit, to or for the benefit of the Borrowers, subject in each case to the following limitations:
(i)
Total Outstandings (other than as a result of any Permitted Overadvance) shall not at any time exceed the Maximum Borrowing Amount at such time;
(ii)
No Lender shall be obligated to make any Credit Extension to the Borrowers, if after giving effect to such Credit Extension, Total Outstandings shall exceed the Revolving Credit Ceiling;
(iii)
No Lender shall be obligated to make any Credit Extension to the Borrowers, if after giving effect to such Credit Extension, the sum of (A) the outstanding principal amount of such Lender’s Revolving Credit Loans plus (B) an amount equal to such Lender’s Commitment Percentage of the aggregate principal amount of all Letter of Credit Outstandings and outstanding Permitted Overadvances, shall exceed such Lender’s Commitment; and
(iv)
The Issuing Bank shall not be obligated to issue, amend, or extend any Letter of Credit, if after giving effect to any such issuance, amendment or extension, the Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit.
(b)
The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loans, to purchase its participation or to make its payment under Section 9.04(c).
SECTION 2.02
Increase in Total Commitments.
(a)
Increase of Total Commitments. At any time and from time to time on or after the Effective Date, so long as no Default or Event of Default exists or would arise therefrom, the Borrowers shall have the right to request an increase of Total Commitments then outstanding by an aggregate amount not to exceed $25,000,000 for all such requests; provided that after giving effect to any increase in the Total Commitments, the Total Commitments shall in no event exceed $100,000,000. The Administrative Agent and the Borrowers shall determine the effective date of such increase and any such requested increase shall be first made available to all existing Lenders on a pro rata basis and, to the extent that, on or before the tenth (10th) day following such request for an increase hereunder, such Lenders decline to increase their Commitments (and any Lender who does not respond to a request for an increase in the Commitments requested by the Borrowers shall be deemed to decline such request), or decline to increase their Commitments to the amount requested by the Borrowers, the Borrowers may arrange (or request the Arranger to arrange) for other Eligible Assignees to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Commitments requested by the Borrowers and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each Eligible Assignee issuing a, or any Lender increasing its, Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase, (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, the Issuing Bank and each Borrower (which approval shall not be unreasonably withheld), and (iii) without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender under this Agreement be less than $10,000,000. Each Commitment Increase shall be in a minimum aggregate amount of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof. Any increase in the Total Commitments shall be made on the same terms (including, without limitation, interest terms, payment terms and maturity terms), and shall be subject to the same conditions as the Commitments of the existing Lenders.
(b)
Conditions to Effectiveness of each Commitment Increase. No Commitment Increase shall become effective unless and until each of the following conditions has been satisfied or waived:
(i)
Each Borrower, the Administrative Agent, and any Additional Commitment Lender that is not an existing Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require;
(ii)
The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders and the Arranger as the Borrowers, such Additional Commitment Lenders and the Arranger shall agree;
(iii)
If requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers and dated the effective date of such Commitment Increase;
(iv)
A Note (to the extent requested) will be issued at the Borrowers’ expense, to each such Additional Commitment Lender, to be in conformity with requirements of Section 2.07 (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Commitment Lender;
(v)
The Borrowers and each Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably request in order to effectuate the foregoing;
(vi)
No Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the Commitment Increase; and
(vii)
All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct on and as of the effective date of each Commitment Increase with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects as of such earlier date.
(c)
Notification by Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Total Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of each such Commitment Increase, (ii) Schedule 1.1 shall be deemed modified, without further action, to reflect the revised Total Commitments and the Commitment Percentages of the Lenders, and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Total Commitments.
(d)
Other Provisions. In connection with Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Loans of certain Lenders, and obtain Loans from certain other Lenders (including the Additional Commitment Lenders), or (y) take such other actions as may be reasonably required by the Administrative Agent, in each case to the extent necessary, to have all of the Lenders effectively participate in each of the outstanding Credit Extensions pro rata on the basis of their Commitment Percentages (determined after giving effect to any Commitment Increase pursuant to this Section 2.02), and (ii) the Borrowers shall pay to the Lenders any costs of the type referred to in Section 2.14(b) in connection with any repayment and/or Loans required pursuant to preceding clause (i).
SECTION 2.03
Reserves. The Administrative Agent shall have the right from time to time, in its Permitted Discretion, to establish, modify, or eliminate any applicable Reserves against the Borrowing Base, Eligible Credit Card Receivables and Eligible Inventory.
SECTION 2.04
Revolving Credit Loans.
(a)
Borrowing Procedures.

(i)
Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day prior to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided that, after giving effect to such Revolving Credit Loan, each of the conditions set forth in Sections 2.01(a)(i), (ii), (iii) and (iv) shall be satisfied. Revolving Credit Loans shall be either Prime Rate Loans or ~~LIBOR~~Term SOFR Loans as the Borrowers may request. All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Revolving Credit Loan by causing any lending office of such Lender to make such Revolving Credit Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Credit Loan in accordance with the terms of this Agreement and the other Loan Documents. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.14, and reborrow under this Section 2.04.
(ii)
Each Borrowing of Revolving Credit Loans shall be made upon each Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Notice of Borrowing; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of ~~LIBOR~~Term SOFR Loans and (ii) on the requested date of any Borrowing of Prime Rate Loans. Such Notice of Borrowing shall contain disbursement instructions and shall specify: (i) whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or ~~LIBOR~~Term SOFR Loans and, if ~~LIBOR~~Term SOFR Loans, the Interest Period with respect thereto, provided that all Revolving Credit Loans to be made on the Effective Date shall be Prime Rate Loans; (ii) the amount of the proposed Borrowing (which shall be in an integral multiple of $100,000, but not less than $2,000,000 in the case of ~~LIBOR~~Term SOFR Loans); and (iii) the date of the proposed Borrowing (which shall be a Business Day). If no election of Interest Period is specified in any such notice for a Borrowing of ~~LIBOR~~Term SOFR Loans, such notice shall be deemed a request for an Interest Period of one (1) month. If no election is made as to the Type of Revolving Credit Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such Notice of Borrowing, each Lender shall make its share of the Borrowing available at the Administrative Agent’s Office no later than 2:00 p.m., in immediately available funds. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension on the Effective Date, Section 4.01), the Administrative Agent shall make all funds received in respect of Borrowing of Revolving Credit Loans available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the Loan Account with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers; provided, however, that if, on the date a Borrowing Request is made with respect to a Revolving Credit Loan, there are Letter of Credit Disbursements outstanding, then the proceeds of such Revolving Credit Loans, first, shall be applied to the payment in full of any such Letter of Credit Disbursements, and second, shall be made available to the Borrowers as provided above.
(b)
Conversion and Continuation of Revolving Credit Loans.
(i)
Each conversion of Revolving Credit Loans from one Type to the other, and each continuation of ~~LIBOR~~Term SOFR Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Notice of Borrowing; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the requested date of any conversion to or continuation of ~~LIBOR~~Term SOFR Loans or of any conversion of ~~LIBOR~~Term SOFR Loans to Prime Rate Loans. Each such Notice of Borrowing shall specify (1) whether the Borrowers are requesting a conversion of Revolving Credit Loans from one Type to the other, or a continuation of ~~LIBOR~~Term SOFR Loans, (2) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Revolving Credit Loans to be converted or continued, (4) the Type of Revolving Credit Loans to which existing Revolving Credit Loans are to be converted and (5) if applicable, the duration of the Interest Period with respect thereto. Notwithstanding the foregoing to the contrary:
(A)
No Borrowing of Revolving Credit Loans may be converted into, or continued as, ~~LIBOR~~Term SOFR Loans at any time when any Event of Default has occurred and is continuing;
(B)
If less than a full Borrowing of Revolving Credit Loans is converted, such conversion shall be made pro rata among the Lenders based upon their Commitment Percentages in accordance with the respective principal amounts of the Revolving Credit Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;
(C)
The aggregate principal amount of Prime Rate Loans being converted into or continued as ~~LIBOR~~Term SOFR Loans shall be in an integral of $100,000 and at least $2,000,000;
(D)
Each Lender shall effect each conversion by applying the proceeds of its new ~~LIBOR~~Term SOFR Loan or Prime Rate Loan, as the case may be, to its Revolving Credit Loan being so converted;
(E)
The Interest Period with respect to a Borrowing of ~~LIBOR~~Term SOFR Loans effected by a conversion or in respect to the Borrowing of ~~LIBOR~~Term SOFR Loans being continued as ~~LIBOR~~Term SOFR Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;
(F)
A Borrowing of ~~LIBOR~~Term SOFR Loans may not be converted prior to the last day of an Interest Period applicable thereto, unless the Borrowers pay all Breakage Costs incurred in connection with such conversion; and

(G)
Each request for a conversion or continuation of a Borrowing of ~~LIBOR~~Term SOFR Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.
(ii)
If the Borrowers do not give notice to convert any Borrowing of ~~LIBOR~~Term SOFR Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as ~~LIBOR~~Term SOFR Loans, in each case as provided in Section 2.04(b)(ii) above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of ~~LIBOR~~Term SOFR Loans with an Interest Period of one (1) month, at the expiration of the then-current Interest Period, provided that if an Event of Default then exists and is continuing, such Borrowing shall be converted to, or continued as a Prime Rate Loan. The Administrative Agent shall, after it receives notice from each Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Revolving Credit Loan made by such Lender.
(c)
Charges to Loan Account. To the extent not paid by the Borrowers when due (after taking into consideration any applicable grace period), the Administrative Agent, without the request of the Borrowers, may advance any interest, fee, or other payment required under any Loan Document to which any Credit Party is entitled and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby and notwithstanding any failure to satisfy the conditions set forth in Section 4.02; provided that such charges do not cause the Total Outstandings to exceed the Total Commitments at such time. The Administrative Agent shall advise the Borrowers of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.15(a). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.04(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.
(d)
Notification of Interest Rate. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for ~~LIBOR~~Term SOFR Loans upon determination of such interest rate. At any time that Prime Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change of Bank of America’s prime rate used in determining the Prime Rate promptly following the public announcement of such change.
(e)
Number of Interest Periods. After giving effect to all Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Loans as the same Type, there not be more than six Interest Periods in effect with respect to the Loans.
(f)
Cashless Settlement. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by each Borrower, the Administrative Agent, and such Lender.
SECTION 2.05
Overadvances.

(a)
Notwithstanding anything to the contrary contained in this Agreement, if the Borrowers shall request that Credit Parties make, or permit to remain outstanding, any Loans or Letters of Credit which shall cause an Overadvance, the Administrative Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvance to the extent such Overadvance constitutes a Permitted Overadvance. If a Permitted Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Lenders shall be bound to make, or permit to remain outstanding, such Permitted Overadvance based upon their Commitment Percentage in accordance with the terms of this Agreement, regardless of whether the conditions to lending set forth in Section 4.02 have been met. A Permitted Overadvance may be made as a Revolving Credit Loan or as an issuance of a Letter of Credit and each Lender and the Issuing Bank, as applicable, agrees to make any such requested Revolving Credit Loan or Letter of Credit available to the Borrowers. The obligation of each Lender and the Issuing Bank, as applicable, to participate in each Permitted Overadvance shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Person may have against any other Credit Party, the Borrowers or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition. The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion. No funding of a Permitted Overadvance or sufferance of an Overadvance shall constitute a waiver by Administrative Agent or the Lenders of any Event of Default caused thereby. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section 2.05 nor authorized to enforce any of its terms. The Required Lenders may, upon not less than five (5) Business Days prior written notice, revoke the authority of the Administrative Agent to make further Permitted Overadvances.
(b)
No Permitted Overadvance shall modify or abrogate any of the provisions of Section 2.11(d) or Section 2.11(g) regarding the Lenders’ obligations to reimburse any Letter of Credit Disbursement and to purchase participations with respect to Letter of Credit Disbursements, respectively. Notwithstanding anything herein to the contrary, no event or circumstance shall result in any claim or liability against the Administrative Agent for any “inadvertent Overadvances” resulting from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the value of Collateral included in the Borrowing Base), and such “inadvertent Overadvances” shall not reduce the amount of Permitted Overadvances allowed hereunder.
(c)
All Permitted Overadvances shall be payable by the Borrowers on demand by Administrative Agent or the Required Lenders. All other Overadvances (other than Permitted Overadvances) shall be payable in accordance with the requirements of Section 2.15(a). All Permitted Overadvances and other Overadvances shall constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.
SECTION 2.06
Computation of Interest and Fees. All computations of interest for Prime Rate Loans (including Prime Rate Loans determined by reference to the ~~LIBO~~Term SOFR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.19(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.07
Evidence of Debt; Notes.
(a)
The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)
In addition to the accounts and records referred to in Section 2.07(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
SECTION 2.08
Interest on Loans; Default Rate.
(a)
~~(i)~~Subject to the provisions of subsection (b) below, (i) each ~~LIBOR~~Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the ~~LIBO~~Term SOFR Rate for such Interest Period plus the Applicable Margin; and (ii) each Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin.
(b)
During the continuance of any Specified Event of Default, all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law. All such interest shall be due and payable upon demand.
(c)
Subject to Section 2.08(b), Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, the Termination Date and at such other times as may be specified herein; provided, that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to the Breakage Costs. Accrued interest on all Loans after the Termination Date shall be payable on demand. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09
Inability to Determine Rates; Successor Rates.

~~.~~

(a)
If in connection with any request for a ~~LIBOR~~Term SOFR Loan or a conversion to or continuation ~~thereof~~of Prime Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (~~a~~i) the Administrative Agent determines ~~that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan~~(which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.09(b), and the circumstances under clause (i) of Section 2.09(b) or the Scheduled Unavailability Date has occurred, or (~~ii~~B) adequate and reasonable means do not otherwise exist for determining ~~the LIBO Rate~~Term SOFR for any requested Interest Period with respect to a proposed ~~LIBOR~~Term SOFR Loan or in connection with an existing or proposed Prime Rate Loan ~~(in each case, with respect to clause (a)(i) above, “Impacted Loans”)~~, or (~~b~~ii) the Administrative Agent or the Required Lenders determine that for any reason ~~the LIBO Rate~~that Term SOFR for any requested Interest Period with respect to a proposed ~~LIBOR~~Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such ~~LIBOR~~ Loan, the Administrative Agent will promptly so notify ~~each~~the Borrower and each Lender. Thereafter, (x) the obligation of ~~the~~such Lenders to make or maintain ~~LIBOR Loans~~Term SOFR Loans, or to convert Prime Rate Loans to Term SOFR Loans, shall be suspended~~,~~  (to the extent of the affected ~~LIBOR~~Term SOFR Loans or Interest Periods~~,~~) and (y) in the event of a determination described in the preceding sentence with respect to the ~~LIBO Rate~~Term SOFR component of the Prime Rate, the utilization of the ~~LIBO Rate~~Term SOFR component in determining the Prime Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.09(a), until the Administrative Agent upon ~~the~~ instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the ~~Borrowers~~Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of ~~LIBOR~~Term SOFR Loans (to the extent of the affected ~~LIBOR~~Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Prime Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Prime Rate Loans at the end of their respective applicable Interest Period.

~~Notwithstanding the foregoing, if the Administrative Agent has made the determination a)(i, the Administrative Agent, in consultation with the Borrowers and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under first sentence of this Section, (2) the Required Lenders notify and the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority~~

~~has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate Governmental Authority has imposed material restrictions on the authority of such do any of the foregoing and provides the Administrative Agent and the Borrowers written notice thereof.~~

(b)
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:
(i)
adequate and reasonable means do not exist for ascertaining ~~LIBOR hereunder or any other tenors of LIBOR~~one month, three month and six month interest periods of Term SOFR, including, without limitation, because the ~~LIBOR~~Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)
~~the~~CME or any successor administrator of the ~~LIBOR~~Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which ~~LIBOR or the LIBOR~~one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall otherwise cease, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide ~~LIBOR~~such interest periods of Term SOFR after such specific date (~~such specific date~~the latest date on which the one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); ~~or~~

~~the administrator of the LIBOR or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR representative; or~~

~~syndicated loans currently being executed, or that include language similar to that contained in this Section 2.09, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;~~

then, ~~clauses (i)-(iii) above,~~ on a date and time determined by the Administrative Agent (any such date, the “~~LIBOR~~Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and ~~shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and~~, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, ~~LIBOR~~Term SOFR will be replaced hereunder and under any Loan Document with~~, subject to the proviso below, the first available alternative set the order below~~ Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “~~LIBOR ”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment~~ Successor Rate”)~~:~~.

(c)
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

~~(x) Term SOFR plus the Related Adjustment; and~~

~~(y) SOFR plus the Related Adjustment;~~

(d)
~~and in the case of clause (iv) above, the Borrowers and~~ Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.09(b)(i) or 2.09(b)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement and the other Loan Documents solely for the purpose of replacing ~~LIBOR and under any other Loan Document~~Term SOFR or any then current Successor Rate in accordance with ~~the “LIBOR~~ this Section 2.09 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate” ~~and~~. Any such amendment ~~will~~shall become effective at 5:00 p.m.~~,~~  on the fifth Business Day after the Administrative Agent shall have ~~notified~~ posted such proposed amendment to all Lenders and the ~~Borrowers of the occurrence of the circumstances described in clause (iv) above~~Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to ~~the implementation of a LIBOR Successor Rate pursuant to such clause;~~such amendment.

~~provided  that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrowers and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.~~

(e)
The Administrative Agent will promptly (in one or more notices) notify the ~~Borrowers~~Borrower and each Lender of ~~(x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR~~the implementation of any Successor Rate.

(f)
Any ~~LIBOR~~ Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such ~~LIBOR~~ Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
(g)
Notwithstanding anything else herein, if at any time any ~~LIBOR~~ Successor Rate as so determined would otherwise be less than ~~the Rate Floor~~zero, the ~~LIBOR~~ Successor Rate will be deemed to be ~~the Rate Floor~~zero for the purposes of this Agreement and the other Loan Documents.
(h)
~~In connection with the implementation of a LIBOR Successor Rate~~With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make ~~LIBOR Successor Rate~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~LIBOR Successor Rate~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such ~~LIBOR Successor Rate~~ Conforming Changes to the ~~Borrowers~~Borrower and the Lenders reasonably promptly after such amendment becomes effective.

~~If -(iii) above LIBOR the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”~~

~~after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 2.09(b)(i)-(iii), as applicable, Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 2.09(b)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 2.09(b)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with another alternate U.S. dollar denominated syndicated benchmarks Related Adjustments and any other U.S. dollar denominated syndicated benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updatedLIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.~~

~~If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (b) or (c) of this Section 2.09 and the circumstances under clauses (b)(i) or (b)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the~~

~~Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans, Interest Periods, interest payment dates or payment periods), and (y) the LIBO Rate component shall no longer be utilized in determining the Prime Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (b) or (c). Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Prime Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.~~

SECTION 2.10
Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for ~~any~~such Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the ~~LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market~~Term SOFR Rate, then, on notice thereof by such Lender to each Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue ~~LIBOR~~Term SOFR Loans or to convert Prime Rate Loans to ~~LIBOR~~Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Prime Rate Loans the interest rate on which is determined by reference to the ~~LIBO~~Term SOFR Rate component of the Prime Rate, the interest rate on which Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~LIBO~~Term SOFR Rate component of the Prime Rate, in each case until such Lender notifies the Administrative Agent and each Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~LIBOR~~Term SOFR Loans of such Lender to Prime Rate Loans (the interest rate on which Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~LIBO~~Term SOFR Rate component of the Prime Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~LIBOR~~Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~LIBOR~~Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the ~~LIBO~~Term SOFR Rate, the Administrative Agent shall during the period of such suspension compute the Prime Rate applicable to such Lender without reference to the ~~LIBO~~Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~LIBO~~Term SOFR Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
SECTION 2.11
Letters of Credit.
(a)
Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the Effective Date and prior to the Termination Date, the Borrowers may request the Issuing Bank to issue, and subject to the terms and conditions contained herein, (A) the Issuing

Bank shall, in reliance upon the agreements of the Lenders set forth in this Section 2.11, issue, for the account of the Borrowers or a Subsidiary, one or more Letters of Credit denominated in Dollars and (B) the Lenders severally agree to participate in each such Letter of Credit issued for the account of the Borrowers or its Subsidiaries and any drawings thereunder; provided, however, that no Credit Extension in respect of a Letter of Credit shall be made if after giving effect to such Credit Extension (i) the aggregate Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit, or (ii) any of the conditions set forth in Sections 2.01(a)(i), (ii) or (iii) would not be satisfied; provided, further, that no Letter of Credit shall be issued unless the Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met; provided further that any Letter of Credit issued for the benefit of any Subsidiary that is not a Borrower or a Guarantor shall be issued naming the Borrowers as the account party on any such Letter of Credit but such Letter of Credit may contain a statement that it is being issued for the benefit of such Subsidiary; provided further that the Issuing Bank shall not be required to make any Credit Extension in respect of any Letter of Credit, if, in its reasonable discretion: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally, (C) except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is to be denominated in a currency other than Dollars; or (D) any Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Bank (in its sole discretion) with the Borrowers or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.24(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Obligations in respect of Letters of Credit as to which the Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion. The Issuing Bank shall not be under any obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Issuing Bank (unless the Issuing Bank is Bank of America or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by the Issuing Bank.
(b)
Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) five (5) Business Days prior to the Maturity Date; provided, however, that (A) each Standby Letter of Credit may, upon the request of the Borrowers, include a provision whereby such Letter of Credit shall be renewed automatically (unless the Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such

Letter of Credit will not be renewed) for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date) and (B) with the prior written consent of the Issuing Bank and the Administrative Agent, a Standby Letter of Credit may have an expiry date after the Maturity Date, so long as such Letter of Credit is Cash Collateralized (in an amount equal to one hundred five percent (105%) of the maximum amount thereof) not less than sixty (60) days prior to the Maturity Date.
(c)
Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) ninety (90) days after the date of the issuance of such Commercial Letter of Credit and (ii) five (5) Business Days prior to the Maturity Date.
(d)
Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify each Borrower and the Administrative Agent thereof. Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers by paying to the Administrative Agent an amount equal to such drawing not later than 11:00 a.m. on the date of any payment by the Issuing Bank under a Letter of Credit, provided that (i) in the absence of written notice to the contrary from the Borrowers, and subject to the other provisions of this Agreement, such payments shall be financed when due with a Prime Rate Loan to the Borrowers in an equivalent amount (without regard to the minimum and multiples specified in for the principal amount of any such Loan) and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan, and (ii) in the event that the Borrowers have notified the Administrative Agent that it will not so finance any such payments, the Borrowers will make payment directly to the Issuing Bank when due. The Administrative Agent shall promptly remit the proceeds from any Loans made pursuant to clause (i) or clause (iii) above (and the Administrative Agent may apply Cash Collateral provided for this purpose) in reimbursement of a draw under a Letter of Credit to the Issuing Bank. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and each Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such payment.
(e)
If the Issuing Bank shall make any Letter of Credit Disbursement, then, unless the Borrowers shall reimburse the Issuing Bank in full on the date provided in Section 2.11(d) above, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Prime Rate Loans for each day from and including the date such payment is made to, but excluding, the date that the Borrowers reimburses the Issuing Bank therefor, provided, however, that, if the Borrowers fail to reimburse the Issuing Bank when due pursuant to Section 2.11(d), then interest shall accrue at the Default Rate. Interest accrued pursuant to this paragraph shall be for the account of, and promptly remitted by the Administrative Agent, upon receipt to, the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.11(g) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(f)
Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Total Commitments pursuant to Section 2.02, Section 2.13, Section 2.15 or Section 9.06 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders and the Additional Commitment Lenders, if applicable. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Lender.
(g)
In the event that the Issuing Bank makes any Letter of Credit Disbursement and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Section 2.11(d), the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent (and the Administrative Agent may apply Cash Collateral provided for this purpose), for the account of the Issuing Bank the amount of such Lender’s Commitment Percentage of such unreimbursed payment and in same day funds. If the Issuing Bank so notifies the Administrative Agent and the Administrative Agent so notifies the Lenders prior to 11:00 a.m. on any Business Day, each such Lender shall make available to the Issuing Bank such Lender’s Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Lenders after 11:00 a.m. on the day of receipt, payment shall be made on the immediately following Business Day in same day funds). Each Lender’s obligation to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.12(g), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, either Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any pother occurrence, event or condition, whether or not similar to any of the foregoing. No such reimbursement by the Lenders shall relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Issuing Bank, such Lender agrees to pay to the Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Issuing Bank in connection with the foregoing. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Section 2.01 or Section 2.06, or the occurrence of the Termination Date. The failure of any Lender to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Subject to the provisions of Section 2.24, whenever any Lender has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent).
(h)
Whenever the Borrowers desire that the Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension (other than automatic renewal or extensions) of an outstanding Letter of Credit), each Borrower shall give to the Issuing Bank and the Administrative Agent at least three (3) Business Days’ (or such shorter period as may be agreed to by the Issuing Bank, in its sole discretion) prior written (including, without limitation, by telegraphic, telex, facsimile or cable communication) notice specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the Issuing Bank, the Borrowers shall also submit documentation (including, any Issuer Documents) on the Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict or inconsistency between the terms of such documentation (including, any Issuer Documents) and this Agreement, the terms of this Agreement shall supersede any inconsistent or contrary terms in such documentation and this Agreement shall control.
(i)
Subject to the limitations set forth below, the obligations of the Borrowers to reimburse the Issuing Bank for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrowers shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire hereunder as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrowers thereof): (i) any lack of validity or enforceability of a Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any of the other Lenders, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by the Issuing Bank of any requirement that exists for the Issuing Bank’s protection and not the protection of the Borrowers or any waiver by the Issuing Bank which does not in fact materially prejudice the Borrowers; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by the Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; (vii) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.11, constitute defense available to, a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder; (ix) the fact that any Event of Default shall have occurred and be continuing; or (x) any adverse change in the relevant exchange rates. No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the Issuing Bank.
(j)
Each Lender and each Loan Party agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (x) of Section 2.11(i);

provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the Issuing Bank, and Issuing Bank may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the Issuing Bank’s willful misconduct or gross negligence or the Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(k)
Unless otherwise expressly agreed by the Issuing Bank and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrowers for, and the Issuing Bank’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including Applicable Law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (“BAFT-IFSA”), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(l)
In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(m)
The Borrowers shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(n)
All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.
SECTION 2.12
Increased Costs.
(a)
If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the ~~LIBO~~Term SOFR Rate) or the Issuing Bank; or
(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)
impose on any Lender or the Issuing Bank or the ~~London interbank~~SOFR market any other condition, cost or expense affecting this Agreement or ~~LIBOR~~Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the ~~LIBO~~Term SOFR Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then upon the request of such Lender or the Issuing Bank, the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)
If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any Lending Office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)
A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to each Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)
Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to the foregoing provisions this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)
Each ~~Borrower's~~Borrower’s obligations under this Section 2.12 shall survive the replacement of a Lender or the Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
SECTION 2.13
Termination or Reduction of Commitments.
(a)
Termination or Reduction of Total Commitments. Upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Borrowers may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Commitments of each Lender and (ii) be irrevocable at the effective time of any such termination or reduction. The Borrowers shall pay to the Administrative Agent for application as provided herein (i) at the effective time of any such termination (but not any partial reduction), all earned and unpaid fees on account of the Total Commitments so terminated, and (ii) at the effective time of any such reduction or termination, all Breakage Costs incurred in connection therewith and any amount by which the Total Outstandings on such date exceed the amount to which the Total Commitments are to be reduced effective on such date. The Borrowers shall not terminate or reduce the Total Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Total Commitment. A permanent reduction of the Total Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Total Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to the Total Commitments.
(b)
Termination Date. Upon the Termination Date, the Commitments of the Lenders shall be terminated in full, and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations then owing by them to the Lenders (including, without limitation, all Breakage Costs incurred in connection therewith).
SECTION 2.14
Optional Prepayment of Revolving Credit Loans; Reimbursement of Lenders.
(a)
The Borrowers shall have the right at any time and from time to time to prepay without premium or penalty (but subject to payment of Breakage Costs as provided herein) (without a reduction in the Total Commitments) outstanding Loans in whole or in part, (x) with respect to ~~LIBOR~~Term SOFR Loans, upon at least two (2) Business Days’ prior written, telex or facsimile notice to the Administrative Agent, prior to 1:00 p.m., and (y) with respect to Prime Rate Loans, on the same Business Day as such notice is furnished to the Administrative Agent, prior to 1:00 p.m., subject in each case to the following limitations:
(i)
Subject to Section 2.15, all prepayments shall be paid to the Administrative Agent for application to the prepayment of outstanding Revolving Credit Loans ratably in accordance with each Lender’s Commitment Percentage;
(ii)
Subject to the foregoing, outstanding Prime Rate Loans of the Borrowers shall be prepaid before outstanding ~~LIBOR~~Term SOFR Loans of the Borrowers are prepaid (except as otherwise directed by the Borrowers). Each partial prepayment of ~~LIBOR~~Term SOFR Loans shall be in an integral multiple of $100,000 (but in no event less than $2,000,000). No prepayment of ~~LIBOR~~Term SOFR Loans shall be permitted pursuant to this Section 2.14 prior to the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith, within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail. No partial prepayment of a Borrowing of ~~LIBOR~~Term SOFR Loans shall result in the aggregate principal amount of the ~~LIBOR~~Term SOFR Loans remaining outstanding pursuant to such Borrowing being less than $2,000,000 (unless all such outstanding ~~LIBOR~~Term SOFR Loans are being prepaid in full); and
(iii)
Each notice of prepayment shall specify (1) the prepayment date, (2) the principal amount and Type of the Loans to be prepaid and (3) in the case of ~~LIBOR~~Term SOFR Loans, the Borrowing or Borrowings pursuant to which such Loans were made. Each notice of prepayment shall be revocable, provided that, with five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail the Borrowers shall reimburse the Lenders for all Breakage Costs associated with the revocation of any notice of prepayment. The Administrative Agent shall, promptly after receiving notice from a Borrower hereunder, notify each applicable Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
(b)
The Borrowers shall reimburse each Lender as set forth below for any loss, cost or expense (herein, collectively, “Breakage Costs”) incurred or to be incurred by such Lender as a result of (i) any continuation, conversion, payment or prepayment of any Revolving Credit Loan other than a Prime Rate Loan on a day other than the last day of the Interest Period for such Revolving Credit Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (ii) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Revolving Credit Loan) to prepay, borrow, continue or convert any Revolving Credit Loan other than a Prime Rate Loan on the date or in the amount notified by the Borrowers, (iii) in the event that after a Borrower delivers a notice of commitment reduction under Section 2.13 or a notice of prepayment under Section 2.14 in respect of ~~LIBOR~~Term SOFR Loans, such commitment reductions or such prepayments are not made on the day specified in such notice of reduction or prepayment or (iv) any assignment of a ~~LIBOR~~Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 2.22, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Revolving Credit Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 2.14(b), each Lender shall be deemed to have funded each ~~LIBOR~~Term SOFR Loan made by it at the ~~LIBO~~Term SOFR Rate for such Revolving Credit Loan by a matching deposit or other borrowing in the ~~London interbank eurodollar~~SOFR market for a comparable amount and for a comparable period, whether or not such ~~LIBOR~~Term SOFR Loan was in fact so funded. Any Lender demanding reimbursement for such loss shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within ten (10) Business Days after the receipt of such notice. Each ~~Borrower's~~Borrower’s obligations under this Section 2.14 shall survive the replacement of a Lender or the Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(c)
Subject to the foregoing, whenever any partial prepayment of Revolving Credit Loans are to be applied to ~~LIBOR~~Term SOFR Loans, such ~~LIBOR~~Term SOFR Loans shall be prepaid in the chronological order of their Interest Payment Dates or as the Borrowers may otherwise designate in writing.
SECTION 2.15
Mandatory Prepayment; Cash Collateral.

The outstanding Obligations shall be subject to prepayment as follows:

(a)
If at any time the amount of Total Outstandings cause Excess Availability to be less than zero, the Borrowers will, immediately (y) prepay the Loans in an amount necessary to eliminate such deficiency; and (z) if, after giving effect to the prepayment in full of all outstanding Loans, such deficiency has not been eliminated, Cash Collateralize Letter of Credit Outstandings in an amount necessary to eliminate such deficiency.
(b)
The Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of Section 2.16, to the extent then applicable and without regard to minimum and integral amounts).
(c)
Except during the continuance of a Cash Dominion Event, any Cash Receipts and other payments received by the Administrative Agent shall be applied as the Borrowers shall direct the Administrative Agent in writing, and otherwise consistent with the provisions of Section 2.14.
(d)
The Borrowers shall prepay the Obligations (without a reduction in the Total Commitments) with 100% of the net cash proceeds in excess of $1,000,000 received by the Borrowers or any other Loan Party in connection with any asset sale made pursuant to Section 6.05(h), such prepayment to be made within three (3) Business Days following Borrowers’ receipt of such proceeds.
(e)
The Borrowers shall prepay the Obligations (without a reduction in the Total Commitments) with 100% of the net cash proceeds in excess of $1,000,000 received by the Borrowers or any other Loan Party from any casualty or other loss with respect to any Collateral, such prepayment to be made within three (3) Business Days following Borrowers’ receipt of such proceeds; provided, however (i) the amount of such prepayment may be net of amounts required to be paid to any holder of Indebtedness which is secured by a senior lien on such Collateral and (ii) so long as no Default or Event of Default shall have then occurred or would exist after giving effect to such casualty or other loss with respect to such Collateral, the Borrowers may retain such proceeds to replace or repair such Collateral, so long as (A) such repair or replacement is completed within one (1) year of such casualty or loss and (B) any remaining proceeds are thereafter applied to the prepayment of the Obligations.
(f)
The Borrowers shall repay the Obligations as required pursuant to Section 2.13(b).
SECTION 2.16
Credit Card Arrangements; Cash Management.
(a)
Set forth on Schedule 2.16(a) to the First Amendment Disclosure Letter is a list describing, as of the First Amendment Effective Date, all arrangements to which any Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card and debit card charges for sales by such Loan Party.
(b)
Set forth on Schedule 2.16(b) to the First Amendment Disclosure Letter is a list describing, as of the First Amendment Effective Date, all Deposit Accounts (including DDAs) of each Loan Party. Promptly upon the request of the Administrative Agent, the Borrowers shall deliver to the Administrative Agent an update to Schedule 2.16(b) to the First Amendment Disclosure Letter, setting forth all Deposit Accounts (including DDAs) that are maintained by the Loan Parties as of such date, which schedule shall include, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person responsible for the maintenance of such accounts at such depository.
(c)
To the extent not received prior to the Effective Date:
(i)
The Loan Parties shall, within ten (10) Business Days of the Effective Date, deliver to the Administrative Agent notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit D which have been executed on behalf of such Loan Party and addressed to such Loan Party’s credit card and debit card clearinghouses and processors listed on Schedule 2.16(a) to the Disclosure Letter; and
(ii)
The Loan Parties shall, within one hundred twenty (120) days of the Effective Date, enter into a blocked account agreement (each, a “Blocked Account Agreement”), reasonably satisfactory to the Administrative Agent, with each Blocked Account Bank, with respect to each Deposit Account (including, for the avoidance of doubt, those accounts described in Section 2.16(c)(iii) below) in which funds of any Loan Party are concentrated (collectively, the “Blocked Accounts”), in each case, other than Excluded Deposit Accounts.
(d)
Each Loan Party covenants that it shall cause, and each Credit Card Notification and Blocked Account Agreement entered into by a Loan Party shall require, during the continuance of a Cash Dominion Event (and delivery of notice thereof from the Administrative Agent), the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) to the account maintained by the Administrative Agent at Bank of America (the “Administrative Agent’s Account”), from:
(i)
the sale of Inventory and other Collateral;
(ii)
all proceeds of collections of Accounts;
(iii)
each Blocked Account (including all cash deposited therein from each DDA); and
(iv)
the cash proceeds of all credit card and debit card charges.

If any cash or Cash Equivalents owned by any Loan Party (other than (i) accounts, the deposits in which shall not aggregate more than $500,000 or exceed $100,000 with respect to any one account (or in each case, such greater amounts to which the Administrative Agent may agree), and (ii) payroll accounts, wage and benefit accounts, fiduciary accounts and trust accounts, escrow accounts, tax withholding accounts, and any other accounts containing segregated funds held or received on behalf of any third party (collectively, the “Excluded Deposit Accounts”)) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (or a Deposit Account which is swept daily to a Blocked Account), then the Borrowers shall cause all funds in such accounts or so held or so invested to be transferred with such frequency as may be required by the Administrative Agent to a Blocked Account that is subject to a Blocked Account Agreement (or a Deposit Account which is swept daily to a Blocked Account).

(e)
The Loan Parties may close Deposit Accounts or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Administrative Agent of appropriate Blocked Account Agreements (except with respect to any Excluded Deposit Accounts or unless expressly waived by the Administrative Agent) consistent with the provisions of this Section 2.16 and otherwise reasonably satisfactory to the Administrative Agent. The Loan Parties shall furnish the Administrative Agent with prior written notice of their intention to open or close a Blocked Account and the Administrative Agent shall promptly notify each Borrower as to whether the Administrative Agent shall require a Blocked Account Agreement with the Person with whom such account will be maintained. Unless consented to in writing by the Administrative Agent, the Loan Parties shall not enter into any agreements with credit card or debit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, is executed and delivered to the Administrative Agent. The Loan Parties may also maintain one or more disbursement accounts to be used by the Loan Parties for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder.
(f)
The Loan Parties shall establish and maintain cash management arrangements and procedures, including Blocked Accounts and Deposit Account concentration arrangements, reasonably satisfactory to the Administrative Agent.
(g)
The Administrative Agent’s Account shall at all times be under the sole dominion and control of the Administrative Agent. The Borrowers hereby acknowledge and agree that (i) they have no right of withdrawal from the Administrative Agent’s Account, (ii) the funds on deposit in the Administrative Agent’s Account shall at all times continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the Administrative Agent’s Account shall be applied as provided in this Agreement. After the occurrence and during the continuance of a Cash Dominion Event, the Borrowers shall prepay the Loans with proceeds and collections received by the Loan Parties and transferred into the Administrative Agent’s Account in accordance with Section 2.16(d). In the event that, notwithstanding the provisions of this Section 2.16, during the continuation of a Cash Dominion Event, any Borrower receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Borrower for the Administrative Agent, shall not be commingled with any of such Borrower’s other funds or deposited in any account of such Borrower and shall promptly be deposited into the Administrative Agent’s Account or dealt with in such other fashion as such Borrower may be instructed by the Administrative Agent.
(h)
Any amounts received in the Administrative Agent’s Account at any time when all of the Obligations then due have been and remain fully repaid shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.
(i)
The Administrative Agent shall promptly (but in any event within five (5) Business Day) furnish written notice to each Person with whom a Blocked Account is maintained of any termination of a Cash Dominion Event.
(j)
The following shall apply to deposits and payments under and pursuant to this Agreement:
(i)
Funds shall be deemed to have been deposited to the Administrative Agent’s Account on the Business Day on which deposited, provided that such deposit is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m., on that Business Day);
(ii)
Funds paid to the Administrative Agent, other than by deposit to the Administrative Agent’s Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that such payment is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m., on that Business Day);
(iii)
If a deposit to the Administrative Agent’s Account or payment is not available to the Administrative Agent until after 4:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day;
(iv)
If any item deposited to the Administrative Agent’s Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the Borrowers shall indemnify the Secured Parties against all out-of-pocket claims and losses resulting from such dishonor or return; and
(v)
All amounts received under this Section 2.16 shall be applied in the manner set forth in Section 7.03.

SECTION 2.17
Fees.
(a)
The Borrowers shall pay the Administrative Agent, for the account of the Lenders, an aggregate fee (the “Unused Fee”) equal to the Unused Fee Rate per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Lenders’ respective Unused Commitment during the Fiscal Quarter just ended (or relevant period with respect to the payment being made through the first Fiscal Quarter ending after the Effective Date or on the Termination Date), subject to adjustment as provided in Section 2.24. The Unused Fee shall be paid in arrears, on the first day of each Fiscal Quarter after the execution of this Agreement and on the Termination Date. The Administrative Agent shall pay the Unused Fee to the Lenders upon the Administrative Agent’s receipt of the Unused Fee based upon each Lender’s pro rata share of the average daily balance of the Lenders’ Unused Commitment, subject to adjustment as provided in Section 2.24.
(b)
The Borrowers shall pay the Administrative Agent, for the account of the Lenders who are then participating in the Letters of Credit, subject to Section 2.24, on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears, a fee calculated on the basis of a 360 day year, as applicable and actual days elapsed (each, a “Letter of Credit Fee”), equal to the then Applicable Margin for ~~LIBOR~~Term SOFR Loans.
(c)
The Borrowers shall pay to the Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for herein, (i) the reasonable and customary fees and charges of the Issuing Bank in connection with the negotiation, settlement and amendment of each Letter of Credit issued by the Issuing Bank and (ii) a fronting fee (each, a “Fronting Fee”) equal to one-eighth of one percent (0.125%) on the amount of all Letters of Credit. Each such Fronting Fee shall be payable on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears. In addition, but without duplication, the Borrowers shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.
(d)
All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the account of the Administrative Agent and other Credit Parties as provided herein. Once due, all fees shall be fully earned and shall not be refundable when paid under any circumstances.
SECTION 2.18
Maintenance of Loan Account; Statements of Account.
(a)
The Administrative Agent shall maintain an account on its books in the name of the Borrowers (each, the “Loan Account”) which will reflect (i) all Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all Letter of Credit Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable; provided that any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.

(b)
The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from other Persons for the Borrowers’ account, including all amounts received in the Administrative Agent’s Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in and to the extent required by Section 2.15 or Section 7.03, as applicable. After the end of each calendar quarter, the Administrative Agent shall send to the Borrowers a statement accounting for the charges (including interest), loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during such calendar quarter. The quarterly statements, absent manifest error, shall be deemed presumptively correct (provided however that no error in any such statement shall limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations).
SECTION 2.19
Payments.
(a)
All payments to be made by the Borrowers under the Loan Documents shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrowers shall make each payment required to be made hereunder or under any other Loan Document prior to 2:00 p.m. on the date when due. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.12, Section 2.14(b), Section 2.21, and Section 9.04 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to ~~LIBOR~~Term SOFR Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to ~~LIBOR~~Term SOFR Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(b)
All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due hereunder, shall, subject to Section 2.15, be applied in accordance with the provisions of Section 2.15 or Section 7.03 ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due to such respective parties. For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to the applicable Lender its Commitment Percentage thereof. All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Secured Parties against all claims and losses resulting from such dishonor or return.
(c)
Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to the Borrowers with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.
(d)
Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~LIBOR~~Term SOFR Loans (or, in the case of any Borrowing of Prime Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with the terms hereof and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Prime Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.

(e)
If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(f)
The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any participation or to make any payment under Section 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase it participation or to make its payment under Section 9.04(c).
(g)
Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
SECTION 2.20
Settlement Amongst Lenders.
(a)
The amount of each Lender’s Commitment Percentage of outstanding Revolving Credit Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans and repayments of Loans received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.
(b)
The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, subject to the provisions of, and adjustments pursuant to, Section 2.24, (i) the Administrative Agent shall transfer to each Lender its Commitment Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Lender with respect to Revolving Credit Loans to the Borrowers shall be equal to such Lender’s Commitment Percentage of Revolving Credit Loans, as applicable, outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

SECTION 2.21
Taxes.
(a)
Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)
Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding.
(ii)
The Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law, and to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.21) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)
Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)
Tax Indemnifications. (i) Each of the Loan Parties shall, and do hereby jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.21) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to each Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or the Issuing Bank for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 2.21(c)(ii) below.
(i)
Each Lender and the Issuing Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the Issuing Bank (but only to the extent that no Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Loan Party to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the Issuing Bank, in each case, that are payable or paid by the Administrative Agent or the Loan Parties in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)
Evidence of Payments. As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority as provided in this Section 2.21, each Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)
Status of Lenders; Tax Documentation.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by either Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by either Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.21(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)
any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of either Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of either Borrower or the Administrative Agent), whichever of the following is applicable:
(I)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)
executed originals of IRS Form W-8ECI;
(III)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G‑2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of either Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by either Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by either Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)
Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.21 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(iv)
Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Issuing Bank, or have any obligation to pay to any Lender or the Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Issuing Bank, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.21, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.21 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted , withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(f)
For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(g)
Survival. Each party’s obligations under this Section 2.21 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
SECTION 2.22
Mitigation Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. Each Lender may make any Credit Extension to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 2.12, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the Issuing Bank, or any Governmental Authority for the account of any Lender or the Issuing Bank pursuant to Section 2.21, or if any Lender gives a notice pursuant to Section 2.10, then at the request of either Borrower such Lender or the Issuing Bank shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.21, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.10, as applicable, and (ii) in each case, would not subject such Lender or the Issuing Bank, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Issuing Bank, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment.
(b)
Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.21 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.22(a), the Borrowers may replace such Lender in accordance with Section 9.13.
SECTION 2.23
Cash Collateral.
(a)
Certain Credit Support Events. If (i) the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an unreimbursed Letter of Credit Disbursement, (ii) as of the date that is five (5) days prior to the Termination Date, there shall exist any Letter of Credit Outstandings, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 2.11(b) or Section 7.02 or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within three (3) Business Days (in all other cases) following any request by the Administrative Agent or the Issuing Bank, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.24(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)
Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.23(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.23 or Sections 2.06, 2.11, 2.15, 2.24 or 7.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Outstandings, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be otherwise provided for herein.
(d)
Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 9.06(b)(vi))) or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.23 may be otherwise applied in accordance with Section 7.03), and (y) the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.24
Defaulting Lenders.
(a)
Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.01.
(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.23; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.23; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or unreimbursed drawing under any Letter of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Obligations in respect of Letters of Credit owed to, all Non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Obligations in respect of Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Obligations in respect of Letters of Credit are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)
Certain Fees.
(A)
No Defaulting Lender shall be entitled to receive any Unused Fee pursuant to Section 2.17(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)
Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.23.
(C)
With respect to any fee payable under Section 2.17(c) not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)
Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the sum of (A) the outstanding principal amount of any Non-Defaulting Lender’s Revolving Credit Loans plus (B) an amount equal to such Non-Defaulting Lender’s Commitment Percentage of the aggregate principal amount of all Letter of Credit Outstandings and outstanding Permitted Overadvances to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.03, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)
Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with procedures set forth in Section 2.23.
(b)
Defaulting Lender Cure. If the Borrowers, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 2.25
Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in Obligations in respect of Letters of Credit held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in Obligations in respect of Letters of Credit of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)
if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)
the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.23, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Obligations in respect of Letters of Credit to any assignee or participant, other than an assignment to any Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

Article III

Representations and Warranties

To induce the Credit Parties to make the Loans and to issue Letters of Credit, the Loan Parties, jointly and severally, make the following representations and warranties to each Credit Party with respect to each Loan Party:

SECTION 3.01
Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party (including, with respect to the Borrowers, to borrow money and request Letters of Credit hereunder), (c) is duly qualified and is licensed and, as applicable, in good standing under the Applicable Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (b), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.02
Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party (a) are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action, and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of (or requirement to create) any Lien under or require any payment to be made under (x) any contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.03
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of their rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
SECTION 3.04
Enforceability. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of each such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
SECTION 3.05
Financial Statements; No Material Adverse Effect.
(a)
(i) The Audited Financial Statements fairly present in all material respects the financial condition of Revolve Group and its consolidated Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and (ii) the Unaudited Financial Statements fairly present in all material respects the financial condition of Revolve Group and its consolidated Subsidiaries as of the dates thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, subject to normal year-end audit adjustments and the absence of footnotes.
(b)
Since December 31, ~~2019~~2024 there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(c)
As of the First Amendment Effective Date, neither any Loan Party nor any Subsidiary has any Material Indebtedness or other material obligations or liabilities (including liabilities for taxes and material commitments), direct or contingent other than (i) ~~the liabilities reflected on Schedule 6.03 Disclosure Letter~~Indebtedness permitted by Section 6.03, and (ii) obligations arising under this Agreement and the other Loan Documents.
(d)
As of the First Amendment Effective Date, any financial projections delivered to the Administrative Agent represent the Borrowers’ best good faith estimate of future financial performance and are based on assumptions believed by the Borrowers to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Administrative Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such financial projections may differ from the projected results set forth therein.
SECTION 3.06
Litigation. There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan

Document, or any of the Transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 3.07
No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any contractual obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 3.08
Ownership of Property; Liens.
(a)
Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except (i) for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (ii) Liens permitted by Section 6.01 and except (iii) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)
Schedule 3.08(b)(i) to the First Amendment Disclosure Letter sets forth the address (including county) of all Real Estate that is owned by the Loan Parties as of the First Amendment Effective Date. Schedule 3.08(b)(ii) to the First Amendment Disclosure Letter sets forth the address of all Real Estate that is leased by the Loan Parties as of the First Amendment Effective Date, together with a list of the lessor with respect to each such Lease. Except as would not reasonably be expected to result in a Material Adverse Effect, each such Lease is in full force and effect and the Loan Parties are not in default of the terms thereof.
SECTION 3.09
Environmental Compliance.
(a)
There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)
Except as specifically disclosed in Schedule 3.09(b) to the First Amendment Disclosure Letter or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state, provincial or local list or is adjacent to any such property; (ii) to the knowledge of the Loan Parties, there are no, and never have been, any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material, the renewal or remediation of which is required by any Environmental Law, on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) to the knowledge of the Loan Parties, Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Subsidiaries at any other location.
(c)
The properties owned, leased or operated by the Loan Parties and their Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(d)
Except as specifically disclosed in Schedule 3.09(d) to the First Amendment Disclosure Letter, neither any Loan Party nor any of their Subsidiaries is undertaking, or has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(e)
All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.
(f)
Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.
(g)
The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any applicable Environmental Law, except for any requirement the noncompliance with which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(h)
As of the First Amendment Effective Date, the Borrowers have made available to the Administrative Agent and the Lenders all material documents, studies, and reports in the possession, custody or control of the Loan Parties concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Estate or facilities currently or formerly owned, operated, leased or used by the Loan Parties which could reasonably be expected to have a Material Adverse Effect.
SECTION 3.10
Taxes. Parents and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Loan Parties or any of their Subsidiaries that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
SECTION 3.11
ERISA Compliance.
(a)
Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)
There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)
(i) No ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)
Neither any Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the First Amendment Effective Date, those listed on Schedule 3.11 to the First Amendment Disclosure Letter and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

SECTION 3.12
Subsidiaries; Equity Interests; Investments. As of the First Amendment Effective Date, neither Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 3.12 to the First Amendment Disclosure Letter, and all of the outstanding Capital Stock in their respective Subsidiaries has been validly issued, is fully paid and nonassessable and all Capital Stock owned by such Borrower or any other Loan Party is owned free and clear of all Liens except (i) those created under the Security Documents, if any, and (ii) any nonconsensual Lien that is permitted under Section 6.01. As of the First Amendment Effective Date, Schedule 3.12 to the First Amendment Disclosure Letter (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Parents and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that shall be a Borrower or a Guarantor on the First Amendment Effective Date. Schedule 3.12 to the First Amendment Disclosure Letter sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the First Amendment Effective Date, showing as of the First Amendment Effective Date the amount, obligor or issuer and maturity, if any, thereof. The copy of the Organizational Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01(d) is a true and correct copy of each such document, each of which is valid and in full force and effect.
SECTION 3.13
Use of Proceeds; Margin Regulations; Investment Company Act.
(a)
No Loan Party or Subsidiary is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Loan or drawings under any Letter of Credit will be used for the purpose of purchasing or carrying Margin Stock, or any other purpose that violates Regulation U. The value of the Margin Stock at any time owned by the Loan Parties and their Subsidiaries at any time a Credit Extension constitutes a “purpose credit” (within the meaning of Regulation U) does not exceed twenty-five percent (25.00%) of the value of the assets of either of the Borrowers only or the Loan Parties and their Subsidiaries taken as a whole.
(b)
Neither Parents nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 3.14
Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, confidential information, memorandum, certificate or other written information furnished by or on behalf of any Loan Party to any Credit Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, not materially misleading.
SECTION 3.15
Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks,

trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any Subsidiary in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of any Loan Party, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 3.16
Solvency. Immediately after giving effect to the application of the proceeds of all extensions of credit (including those made on the Effective Date), (a) the fair value of the assets of each Borrower and each Parent and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, its/their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Borrower and each Parent and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the liability, individually or, as applicable, on a consolidated basis, of its/their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Borrower and each Parent and its Subsidiaries, on a consolidated basis, is/are able to pay its/their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (d) each Borrower and each Parent and its Subsidiaries, on a consolidated basis, is/are not engaged in, and is/are not about to engage in, business for which it has (or, as applicable, they) have unreasonably small capital. For purposes of this Section 3.16, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
SECTION 3.17
No Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any Subsidiary thereof are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 3.18
Insurance. The properties of each Parent and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Parent or the applicable Subsidiary operates.
SECTION 3.19
Compliance with Laws and Agreements. Each Loan Party is in compliance with all Applicable Law and Material Contracts, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, each Loan Party has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business, except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party is in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, except where the failure to comply with such terms or conditions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.20
Labor Matters.
(a)
There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Loan Party, threatened) against or involving any Loan Party or any Subsidiary of any Loan Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.20 to the First Amendment Disclosure Letter, as of the First Amendment Effective Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Loan Party or any Subsidiary of any Loan Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Loan Party or any Subsidiary of any Loan Party and (c) no such representative has sought certification or recognition with respect to any employee of any Loan Party or any Subsidiary of any Loan Party.
(b)
Each of the Loan Parties is in compliance with all employment agreements, employment contracts, collective bargaining agreements and other agreements among any such Loan Party and its employees (collectively, “Labor Contracts”) and all applicable federal, state and local labor and employment laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Effect. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts.
SECTION 3.21
Security Documents. The Security Documents create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein as security for the Obligations to the extent that a legal, valid, binding and enforceable security interest in such Collateral may be created under any Applicable Law of the United States and any states thereof, including, without limitation, the Uniform Commercial Code and the Security Documents constitute, or will upon the filing of financing statements and the obtaining of “control”, in each case, as applicable, with respect to the relevant Collateral as required under the Uniform Commercial Code, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrowers and each Guarantor thereunder in such Collateral, in each case prior and superior in right to any other Person (other than Permitted Encumbrances having priority under Applicable Law), except as permitted hereunder or under any other Loan Document, in each case to the extent that a security interest may be perfected by the filing of a financing statement under the UCC or by obtaining “control”.

SECTION 3.22
Merchantable Inventory; Compliance with FLSA. All Inventory included in the determination of the Borrowing Base is of good and merchantable quality and free from defects, and has been produced, to the knowledge of any Loan Party, in compliance with all Applicable Laws, rules, regulations, and governmental standards, including, without limitation, the requirements of the U.S. Fair Labor Standards Act, as amended (29 U.S.C. §§201 et seq.), and the regulations promulgated thereunder.
SECTION 3.23
OSHA Compliance. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds, real property and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act. There have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations which remain unresolved.
SECTION 3.24
OFAC. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction.
SECTION 3.25
Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
SECTION 3.26
EEA. Neither Borrower nor any Guarantor is an EEA Financial Institution.
SECTION 3.27
Beneficial Ownership Certification. As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
SECTION 3.28
Outbound Investment Rules. No Loan Party or any of its Subsidiaries is a “covered foreign person” as each such term is defined in the Outbound Investment Rules. No Loan Party or its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Loan Party were a U.S. Person or (c) any other activity that would cause the Administrative Agent or any other Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any other Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article IV

Conditions
SECTION 4.01
Conditions to Effectiveness of Credit Agreement.

The effectiveness of this Agreement on the Effective Date and the obligation of the Lenders to make each Loan and of the Issuing Bank to issue each Letter of Credit on the Effective Date ~~is~~was subject to the satisfaction by the Loan Parties (or the waiver by the Lenders) of each of the following conditions precedent:

(a)
The Administrative Agent (or its counsel) shall have received from each Loan Party and each Lender either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of each such party thereto or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic .pdf copy of a signed signature page of this Agreement or any other relevant Loan Document) that each such party has signed a counterpart of this Agreement and all other Loan Documents to which it is a party.
(b)
The Administrative Agent shall have received a notice with respect to any Borrowing to be made on the Effective Date or any Letter of Credit to be issued on the Effective Date, as the case may be, as required by Article II, and in the case of the issuance of a Letter of Credit, the Issuing Bank shall have received notice with respect thereto in accordance with Section 2.11.
(c)
The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Administrative Agent shall reasonably request. The Loan Parties hereby request such counsel to deliver such written opinion.
(d)
The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization (or similar organizational document), including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, the Transactions and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.
(e)
The Administrative Agent shall have received (i) the results of (x) searches of the Uniform Commercial Code filings (or equivalent filings) and (y) judgment and tax lien searches, made with respect to the Loan Parties in the states or other jurisdictions of formation of such Person and with respect to such other locations and names listed on the Perfection Certificate, together with (in the case of clause (y)) copies of the financing statements (or similar documents) disclosed by such search and (ii) the Administrative Agent shall have received evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby on a first priority basis, including, without limitation, proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement and Blocked Account Agreements and the control agreements with respect to securities accounts, in each case required pursuant to the Loan Documents and duly executed by the appropriate parties.
(f)
The Administrative Agent shall have received a certificate of a Responsible Officer of each Borrower (i) either (A) attaching copies of all consents, licenses and approvals required in connection with the consummation by each Loan Party of the Transactions, the execution, delivery and performance by each Loan Party and/or the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required and (ii) attesting to the solvency of each Borrower, individually, and Parents and their Subsidiaries, on a consolidated basis.
(g)
The Administrative Agent and the Arrangers shall have received, and shall be satisfied with, the results of all Collateral appraisals reasonably requested by the Administrative Agent.
(h)
The Administrative Agent shall have received a certificate of a Responsible Officer of each Borrower certifying that the conditions specified in Sections 4.02(b) and (c) have been satisfied.
(i)
The Administrative Agent shall have received all such financial statements and projections reasonably requested by the Administrative Agent and the capital structure of Parents and their Subsidiaries that is satisfactory to the Administrative Agent and the Lenders.
(j)
The Administrative Agent shall have received evidence reasonably satisfactory to it (including calculations demonstrating) that immediately after giving effect to the Transactions, including all Credit Extensions on the Effective Date, Excess Availability shall not be less than an amount equal to 25% of the Maximum Borrowing Amount.
(k)
Upon the request of the Administrative Agent or any Lender made at least ten (10) days prior to the Effective Date, the Borrowers shall have provided to the Administrative Agent and such Lender, and the Administrative Agent and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case at least three (3) days prior to the Effective Date. At least three (3) days prior to the Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower
(l)
(i) Since December 31, 2020, there shall not have occurred any Material Adverse Effect, (ii) there shall be no actions, suits, investigations, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (x) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (y) involve any of the Loan Documents and (iii) the Administrative Agent shall have received a certificate from a Responsible Officer of each Borrower certifying as to the matters set forth in this Section 4.01(l).
(m)
The Administrative Agent shall have received an acceptable Borrowing Base Certificate dated the Effective Date, and executed by a Financial Officer of each Borrower.
(n)
[Reserved].
(o)
The Administrative Agent, the Arrangers and the Lenders shall have received all applicable fees (including fees pursuant to the Fee Letter) and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced prior to the Effective Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.
(p)
Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of clause (e) of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02
Conditions Precedent to Each Credit Extension.

The obligation of the Lenders to make each Loan and of the Issuing Bank to issue each Letter of Credit (or to amend, renew or extend (other than automatic renewal or extensions) of an outstanding Letter of Credit) on and after the Effective Date is subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

(a)
The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.04, and in the case of the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank shall have received notice with respect thereto in accordance with Section 2.11.
(b)
All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects as of such earlier date; and
(c)
Both before and after giving effect to each Credit Extension, (x) no Default or Event of Default shall have occurred and be continuing and (y) Excess Availability shall not be less than zero (0).

The request by the Borrowers for, and the acceptance by the Borrowers of, each Credit Extension shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in this Section 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the then Borrowing Base. The conditions set forth in this Section 4.02 are for the sole benefit of the Administrative Agent and each other Credit Party and may be waived by the Administrative Agent (with the consent of the Required Lenders), in whole or in part, without prejudice to the rights of the Administrative Agent or any other Credit Party.

Article V

Affirmative Covenants

Until (i) the Total Commitments have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been Cash Collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or Cash Collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank), each Loan Party covenants and agrees with the Credit Parties that:

SECTION 5.01
Financial Statements.

The Borrowers will deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)
as soon as available, but in any event within one-hundred twenty (120) days after the end of each Fiscal Year of Revolve Group, (i) a Consolidated, combined balance sheet of Revolve Group and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated, combined statements of income or operations, stockholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP consistently applied, audited and accompanied by a report and opinion of KPMG, LLP or any other independent registered public accounting firm that in the commercially reasonable opinion of the Administrative Agent is of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or explanatory paragraph or any qualification or exception as to the scope of such audit (other than any qualification due to the pending maturing of any Indebtedness or the prospective default of any financial covenant) and shall be to the effect that such financial statements fairly represent in all material respects the financial condition and results of operations of Revolve Group and its Subsidiaries on a combined, consolidated basis in accordance with GAAP consistently applied and (ii) a management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of Revolve Group and its Subsidiaries for such Fiscal Year, as compared to amounts for the previous Fiscal Year;
(b)
as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of Revolve Group, (i) a Consolidated, combined balance sheet of Revolve Group and its Subsidiaries as at the end of such Fiscal Quarter, and the related (A) Consolidated statements of income or operations for such Fiscal Quarter and for the portion of the Fiscal Year then ended and (B) Consolidated, combined statements of cash flows for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year or the previous Fiscal Year end, all in reasonable detail and certified by a Responsible Officer of each Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Revolve Group and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (ii) a management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of Revolve Group and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, as compared to the comparable periods in the previous Fiscal Year;

~~[reserved];~~

(c)
during the period when Excess Availability is less than the greater of (x) fifteen percent (15%) of the Maximum Borrowing Amount then in effect and (y) $10,000,000 and continuing until the date on which Excess Availability has been at least the greater of (x) fifteen percent (15%) of the Maximum Borrowing Amount then in effect and (y) $10,000,000 for thirty (30) consecutive calendar days, as soon as available, but in any event within thirty (30) days after the end of each Fiscal Month of Revolve Group (other than any such Fiscal Month that is also a Fiscal Quarter end), a Consolidated, combined balance sheet of Revolve Group and its Subsidiaries as at the end of each such Fiscal Month, and the related (i) Consolidated, combined statements of income or operations for such Fiscal Month and for the portion of the Fiscal Year then ended and (ii) Consolidated, combined statements of cash flows for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a

Responsible Officer of each Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Revolve Group and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(d)
as soon as available, and in any event no later than sixty (60) days after the commencement of each Fiscal Year of Revolve Group, (i) a detailed Consolidated, combined budget by month for such Fiscal Year (including a projected Consolidated, combined balance sheet of Revolve Group and its Subsidiaries, the related Consolidated, combined statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto), (ii) the projected Borrowing Base and (iii) Excess Availability forecasts, in each case, as of the end of each month of such Fiscal Year, and, as soon as available, significant revisions, if any, of such budget and projections with respect to such Fiscal Year (collectively, the “Projections”), which Projections shall in each case be in form and substance reasonably satisfactory to the Administrative Agent and accompanied by a certificate of a Responsible Officer stating that such Projections are based on estimates, information and assumptions believed to be reasonable and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect; and
(e)
so long as no Loans are outstanding hereunder and the Letter of Credit Outstandings is less than $4,500,000, as soon as available, and in any event no later than fifteen (15) Business Days after the end of each Fiscal Quarter, a Borrowing Base Certificate, showing the Borrowing Base as of the close of business on the last day of such Fiscal Quarter, provided, however, at any time that Loans are outstanding hereunder or the Letter of Credit Outstandings is equal to or greater than $4,500,000, such Borrowing Base Certificate shall be delivered as soon as available, and in any event no later than fifteen (15) Business Days after the end of each Fiscal Month, showing the Borrowing Base as of the close of business on the last day of such Fiscal Month, and provided further, that if (A) any Event of Default has occurred and is continuing or (B) Excess Availability is less than the greater of (x) fifteen percent (15.00%) of the Maximum Borrowing Amount at such time and (y) $10,000,000, for three (3) consecutive Business Days, then such Borrowing Base Certificate shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday until the date on which, in the case of clause (A) above, such Event of Default is waived or cured or, in the case of clause (B) above, Excess Availability has been greater than the greater of (I) fifteen percent (15.00%) of the Maximum Borrowing Amount and (II) $10,000,000, in each case for forty-five (45) consecutive calendar days after the occurrence of such event.
SECTION 5.02
Certificates; Other Information. The Borrowers will deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)
contemporaneously with the delivery of the financial statements referred to in Section 5.01(a) ~~and~~, Section 5.01(b), and if applicable, Section 5.01(c) (or the date on which such delivery is required), a duly completed Compliance Certificate signed by a Responsible Officer of each Borrower in the form of Exhibit E hereto (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for the relevant period (whether or not the Borrowers are subject to the Consolidated Fixed Charge Coverage Ratio in Section 6.15), and (iii~~) detailing all Store openings and Store closings during the immediately preceding fiscal period, and stating the aggregate number of the Loan Parties’ Stores as of the first day of the current fiscal period, and (iv) setting forth in reasonable detail the status of rental payments for each of the Loan Parties’ (A) warehouses and distribution centers, other leased locations in the Landlord Lien States designated by the Administrative Agent in its commercially reasonable judgment (which, as of the Effective Date, are Washington, Pennsylvania and Virginia), and (v~~) stating whether any change in Borrowers’ or their Subsidiaries application of GAAP has occurred since the date of Parents most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email in .pdf format and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)
[reserved];
(c)
[reserved];
(d)
together with the delivery of each Compliance Certificate pursuant to Section 5.02(a), a report setting forth the information required by Section 2.03(c) of the Security Agreement or confirming that there has been no change in such information since the Effective Date or the date of the last such report);
(e)
The financial and collateral reports described on Schedule 5.02(e) to the First Amendment Disclosure Letter, at the times set forth in such Schedule 5.02(e) to the First Amendment Disclosure Letter;
(f)
promptly when available, with respect to any Permitted Acquisition that cash consideration for which exceeds $~~5,000,000~~7,500,000, (i) a copy of the acquisition agreement and other acquisition documents relating to any Permitted Acquisition and (ii) updated schedules to this Agreement and the Security Agreement after giving effect to such Permitted Acquisition;
(g)
at least three (3) Business Days prior to the making of any Specified Payment in an amount (either individually or together with all other payments made pursuant to this clause (g)) exceeds $10,000,000 in the aggregate during any Fiscal Year, a certificate of a Responsible Officer of each Borrower, in form and substance reasonably satisfactory to the Administrative Agent, substantially in the form attached hereto as Exhibit H, certifying that the conditions specified in clauses (a) ~~and~~or (b), as applicable, of the definition of “Payment Conditions” have been satisfied (or such other conditions as may be applicable to such Specified Payment, as the case may be) and attaching reasonably detailed calculations demonstrating that the conditions specified in clauses (a) ~~and~~or (b), as applicable, of the definition of “Payment Conditions” are satisfied (or such other conditions as may be applicable to such Specified Payment, as the case may be), with such supporting documentation as the Administrative Agent may reasonably request~~; and~~, provided that notice of such Specified Payments pursuant to this Section 5.02(g) shall not be required if, at the time such Specified Payment is made, the outstanding principal amount of Loans is less than the lesser of (i) $30,000,000 and (ii) 40.00% of the Revolving Credit Ceiling; and
(h)
promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.01(a) ~~or~~, Section 5.01(b), or if applicable, Section 5.01(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and shall be deemed to have been delivered on the date (i) on which such documents are filed by Revolve Group with the SEC, (ii) on which any Parent or Borrower posts such documents, or provides a link thereto on Revolve Group’s website on the Internet at the website address listed on Schedule 9.02 to the Disclosure Letter; or (iii) on which such documents are posted on either Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all such Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non‑public information (although it may be sensitive and proprietary) with respect to the Borrowers or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC”.

SECTION 5.03
Notices. Promptly after any Responsible Officer obtaining knowledge thereof, the Borrowers shall notify the Administrative Agent in writing:

(a)
of the occurrence of any Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;
(b)
of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a contractual obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, (iv) any strikes, lockouts or slowdowns against any Loan Party, or (v) the occurrence of any ERISA Event;
(c)
any material change in any Loan Party’s financial reporting practices;
(d)
the filing of any Lien for unpaid Taxes against any Loan Party in excess of $5,000,000;
(e)
[reserved];
(f)
any casualty or other insured damage to any portion of the Collateral included in the Borrowing Base in excess of $~~5,000,000~~7,500,000, or the commencement of any action or proceeding for the taking of any interest in a portion of the Collateral included in the Borrowing Base in excess of $5,000,000 or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding;
(g)
the occurrence of any ERISA Event;
(h)
any new litigation, investigation, or other legal proceeding which would reasonably be expected to result in (x) liabilities in excess of $~~5,000,000~~7,500,000 (excluding amounts covered by insurance, but solely to the extent the relevant independent third party insurer has not denied coverage therefor) or (y) a Material Adverse Effect;
(i)
the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Loan Party of any Capital Stock with respect to any Subsidiary that is not an Immaterial Subsidiary;
(j)
any incurrence of Indebtedness in excess of $~~10,000,000~~15,000,000 or dispositions of Collateral (other than in the ordinary course of business) with a fair market value in excess of $~~10,000,000~~15,000,000 in each case, by any Loan Party;
(k)
as required by Section 5.14; and
(l)
the receipt of any notice of default by a Loan Party under, or notice of termination of (other than any notice of termination with respect to the stated maturity or termination date applicable pursuant to the terms of such Lease), any Lease for any of the Loan Parties’ distribution centers or warehouses.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of each Borrower (x) that such notice is being delivered pursuant to this Section 5.03, and (y) setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 5.03(a) shall described with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 5.04
Payment of Taxes, Etc. The Loan Parties shall pay, discharge or otherwise satisfy as the same shall become due and payable, (a) all its Indebtedness and other obligations in accordance with their terms and (b) all its obligations and liabilities in respect of Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, (x) in the case of either clause (a) or (b), to the extent the failure to pay, discharge or otherwise satisfy the same could not reasonably be expected to have a Material Adverse Effect and (y) in the case of clause (b), where the validity or amount thereof is being contested in good faith by appropriate actions and such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation.
SECTION 5.05
Preservation of Existence, Etc. The Loan Parties shall (a) preserve, renew and maintain in full force and effect their legal existence under the Applicable Laws of the jurisdiction of its organization except in a transaction permitted by Section 6.04 or Section 6.05, and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.04 or Section 6.05.
SECTION 5.06
Maintenance of Properties. Unless the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Loan Party shall (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
SECTION 5.07
Maintenance of Insurance.
(a)
The Loan Parties shall maintain with financially sound and reputable insurance companies, insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Parents and their Subsidiaries) as are customarily carried under similar circumstances by such other Persons. The Loan Parties shall furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

(b)
Casualty, loss, fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Administrative Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent (provided that the Administrative Agent’s application of such proceeds shall be subject to Section 2.15(e)), (ii) a provision to the effect that none of the Loan Parties, Credit Parties (in their capacity as such) or any other Affiliate of a Loan Party shall be a co-insurer (the foregoing not being deemed to limit the amount of self-insured retention or deductibles under such policies, which self-insured retention or deductibles shall be consistent with business practices in effect on the Effective Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment), and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Each endorsement to such casualty or liability policy referred to in this Section 5.07(b) shall also provide that it shall not be canceled, modified in any manner that would cause this Section 5.07 to be violated, or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent. The Borrowers shall deliver to the Administrative Agent, prior to the cancellation or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.
(c)
The Administrative Agent acknowledges that the insurance policies described on Schedule 5.07(c) to the First Amendment Disclosure Letter are satisfactory to it as of the First Amendment Effective Date and are in compliance with the provisions of this Section 5.07.
SECTION 5.08
Compliance with Laws and Material Contracts. Each Loan Party shall (a) comply in all material respects with the requirements of all Applicable Laws applicable to it or to its business or property, except where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect and (b) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in each case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.09
Books and Records. Each Loan Party shall maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Parents or their Subsidiaries, as the case may be.
SECTION 5.10
Inspection Rights. Each Loan Party will permit any representatives and independent contractors designated by the Administrative Agent and each Lender, upon reasonable prior notice and at the expense of the Borrowers, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and to examine and make extracts from its books and records, all at such reasonable times during normal business hours and as may be reasonably requested upon reasonable advance notice to the Borrowers; provided, that, so long as no Event of Default exists and is continuing, only one (1) visit per calendar year shall be at the expense of Borrowers. Nothing contained in this Section 5.10(a) shall be deemed to limit or modify the rights of the Administrative Agent under Section 5.10(b) hereof.
(a)
Each Loan Party will from time to time upon the request of the Administrative Agent, permit the Administrative Agent or professionals (including consultants, accountants, lawyers, examiners and appraisers) retained by the Administrative Agent, on reasonable prior notice, to conduct Collateral appraisals and commercial finance examinations, including, without limitation, of (i) the Borrowers’ practices in the computation of the then Borrowing Base, and (ii) the assets included in the Borrowing Base and related financial and Collateral information such as, but not limited to, sales, gross margins, payables, accruals and reserves. Subject to the following, the Loan Parties shall pay the reasonable out-of-pocket fees and expenses of the Administrative Agent or such professionals with respect to all such evaluations, appraisals and examinations.
(i)
The Administrative Agent may only conduct one (1) commercial finance examination during each twelve-month period, at the Loan Parties’ expense; provided that, if Excess Availability is less than the greater of (x) twenty percent (20.00%) of the Maximum Borrowing Amount or (y) $12,500,000, in each case, at any time during such twelve-month period, the Administrative Agent may conduct up to two (2) commercial finance examinations during such twelve-month period, each at the Loan Parties’ expense; provided further that the Administrative Agent may at its sole discretion elect to waive conducting a commercial finance examination at any time there are no Loans outstanding hereunder and Excess Availability is greater than 75% of the Maximum Borrowing Amount at such time. Notwithstanding anything to the contrary contained herein, the Administrative Agent (A) may undertake one (1) additional commercial finance examination during any twelve-month period at the expense of the Lenders, and (B) after the occurrence and during the continuance of any Event of Default, may cause such additional commercial finance examinations to be taken as the Administrative Agent, in its reasonable discretion, determines are appropriate (each, at the expense of the Loan Parties).
(ii)
The Administrative Agent may only conduct one (1) appraisal of the Loan Parties’ Inventory during any twelve-month period at the Loan Parties’ expense; provided that, (A) if Excess Availability is less than the greater of (x) twenty percent (20.00%) of the Maximum Borrowing Amount or (y) $12,500,000, in each case, at any time during such twelve-month period, the Administrative Agent may conduct up to two (2) appraisals of the Loan Parties’ Inventory during such twelve-month period, each at the Loan Parties’ expense; provided further that the Administrative Agent may at its sole discretion elect to waive conducting an appraisal of the Loan Parties’ Inventory at any time there are no Loans outstanding hereunder and Excess Availability is greater 75% of the Maximum Borrowing Amount at such time. Notwithstanding anything to the contrary contained herein, the Administrative Agent (A) may undertake one (1) additional Inventory appraisal in each twelve-month period at the sole expense of the Lenders, (B) after the occurrence and during the continuance of any Event of Default, may cause such additional Inventory appraisals to be taken as the Administrative Agent, in its reasonable discretion, determines are appropriate (each, at the expense of the Loan Parties) and (C) may, at the expense of the Lenders, cause such additional appraisals to be conducted as the Administrative Agent, in its sole discretion, determines appropriate.
(b)
The Loan Parties shall at all times retain independent certified public accountants that in the commercially reasonable opinion of the Administrative Agent are of national standing and shall instruct such accountants to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the annual audited statements, the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants for such audited statements, as may be raised by the Administrative Agent, subject however, if requested by such accountants, to the execution of an access agreement by the Administrative Agent and such accountants in form reasonably satisfactory to each of them; provided that a representative of the Borrowers shall be given the opportunity to be present all such discussions.
SECTION 5.11
Covenant to Become a Loan Party, Give Security and Grant License. At the Borrowers’ expense, the Loan Parties shall take all action necessary or reasonably requested by the Administrative Agent to ensure that all Persons who are obligated to become a Loan Party, including, without limitation, any Persons acquired in a Permitted Acquisition, and to grant Liens in favor of the Administrative Agent in the Collateral shall have done so, including:
(a)
upon the formation or acquisition of any new direct or indirect wholly-owned Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party:
(i)
within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:
(A)
cause each such Subsidiary to become a Loan Party and execute and deliver to the Administrative Agent a Joinder Agreement;
(B)
cause each such Subsidiary that is required to become a Loan Party to furnish to the Administrative Agent a description of the real and immovable properties owned or leased by a Parent or such Subsidiary, as applicable, in detail reasonably satisfactory to the Administrative Agent;
(C)
cause (x) each such Subsidiary that is required to become a Loan Party to duly execute and deliver to the Administrative Agent a Security Agreement, a Facility Guarantee and any other Security Document, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Documents in effect on the First Amendment Effective Date), in each case granting Liens to the Administrative Agent to secure the Obligations and (y) each direct or indirect parent of each such Subsidiary that is required to be a Loan Party to duly execute and deliver to the Administrative Agent a Security Agreement, a Facility Guarantee and

such other Security Documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Documents in effect on the First Amendment Effective Date), in each case granting Liens to the Administrative Agent to secure the Obligations;
(D)
take and cause each such Subsidiary and each direct or indirect parent of such Subsidiary to take whatever action (including the filing of UCC financing statements) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens to the extent required under the Loan Documents, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by general principles of equity;
(ii)
within thirty (30) days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in writing in its sole discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Credit Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 5.11(a) as the Administrative Agent may reasonably request.
(b)
After the Effective Date, concurrently with the acquisition of any material personal property by any Loan Party or of any personal property in connection with a Permitted Acquisition, and if such personal property shall not already be subject to a perfected Lien in favor of the Administrative Agent, the Borrowers shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Loan Documents and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien.
SECTION 5.12
Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties shall comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and permits; obtain and renew all permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.
SECTION 5.13
Further Assurances. Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

Without limiting the foregoing, the Loan Parties shall use commercially reasonable efforts to obtain a Collateral Access Agreement from any Person from whom a Loan Party enters into a Lease after the Effective Date for a warehouse or distribution center prior to entering into such Lease.
SECTION 5.14
Information Regarding Loan Parties and Collateral. The Borrowers will furnish to the Administrative Agent prompt written notice of any change in: (a) any Loan Party’s name; (b) the location of any Loan Party’s chief executive office or its principal place of business; (c) any Loan Party’s organizational type or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state or province of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations, have been made (or will be made in a timely fashion) under the UCC or other Applicable Law that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest to the extent required under the Security Documents (subject only to Permitted Encumbrances having priority under Applicable Law) in all the Collateral for its own benefit and the benefit of the other Secured Parties.
SECTION 5.15
Physical Inventories. The Loan Parties, at their own expense, shall cause not less than one (1) physical count of Inventory to be undertaken in each twelve (12) month period (or alternatively, periodic cycle counts) in conjunction with the preparation of its annual audited financial statements, conducted following such methodology as is consistent with the methodology used in the immediately preceding Inventory (or cycle count) or as otherwise may be reasonably satisfactory to the Administrative Agent. Following the completion of such Inventory count, and in any event by the next date required for the delivery of a Borrowing Base Certificate hereunder, the Borrowers shall deliver the results of such physical inventory to the Administrative Agent and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.
SECTION 5.16
Use of Proceeds of Credit Extensions. The proceeds of all Credit Extensions will be used only (a) to refinance existing Indebtedness of the Borrowers and their Subsidiaries, (b) to pay fees and expenses incurred in connection with the Transactions, and (c) for general corporate purposes not in contravention of any Applicable Law or of any Loan Document. No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the FRB, including Regulations U and X.
SECTION 5.17
Pension Plans. Each Loan Party shall cause each of its Plans to be duly qualified and administered in all respects in compliance with all Applicable Laws, and the terms of the Plans and any agreements relating thereto, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries shall use reasonable commercial efforts to ensure that it, except where failure to do so would not reasonably be expected to have a Material Adverse Effect: (a) has no Unfunded Pension Liability in respect of any Plan, including any Plan to be established and administered by it or them; and (b) does not cause any Plan to engage in a prohibited transaction (within the meaning of ERISA) or violate its fiduciary responsibility rules under ERISA with respect to any Plan that could reasonably be expected to result in liability.
SECTION 5.18
Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the Uniform Commercial Code in any jurisdiction or any other Lien filed in any filing office in any jurisdiction (other than any Liens filed by Administrative Agent), deliver to Administrative Agent completed requests for information listing such financing statement or Lien filing and all other effective financing statements or Lien filings filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements or Lien filings.
SECTION 5.19
Designation as Senior Indebtedness. Each Loan Party shall designate all Obligations as “Designated Senior Indebtedness” (or such other similar term) under, and defined in, any documents, agreements or indentures relating to or evidencing any Subordinated Indebtedness and all supplements thereto.
SECTION 5.20
Lease Obligations. Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located, except for such payments or other obligations that (i) are being contested in good faith by appropriate proceedings diligently conducted and (ii) for which adequate reserves in accordance with GAAP are being maintained by such Person.
SECTION 5.21
Anti-Corruption Laws. Each Loan Party shall, and shall cause each Subsidiary to conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.
SECTION 5.22
Collateral Access Agreements. ~~The~~ To the extent not received prior to the First Amendment Effective Date, the Borrowers shall use commercially reasonable efforts to cause to be delivered to the Administrative Agent, within sixty (60) days of the First Amendment Effective Date (or such longer time as the Administrative Agent may agree in its Permitted Discretion), a Collateral Access Agreement with respect to each distribution center or warehouse operated by the Borrowers, exclusive of any individual distribution center or warehouse containing collateral with a value of less than $~~4,000,000~~8,000,000; provided that the aggregate value of all of the collateral in all distribution centers and warehouses so excluded shall not exceed $~~10,000,000~~15,000,000.
SECTION 5.23
Insurance. ~~The~~To the extent not received prior to the First Amendment Effective Date, the Loan Parties shall deliver to the Administrative Agent, within sixty (60) days of the First Amendment Effective Date (or such longer time as the Administrative Agent may agree in its Permitted Discretion), evidence of the Loan Parties’ insurance together with endorsements thereto, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, all as and to the extent required by the Loan Documents.

Article VI

Negative Covenants

Until (i) the Total Commitments have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been Cash Collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or Cash Collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank), each Loan Party covenants and agrees with the Credit Parties that:

SECTION 6.01
Liens. No Loan Party will, nor will any Loan Party permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (each a “Permitted Encumbrance”):
(a)
Liens securing any Obligations;
(b)
Liens existing on the First Amendment Effective Date and listed on Schedule 6.01 to the First Amendment Disclosure Letter and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.03, and (B) proceeds and products thereof, (ii) the direct or any contingent obligor with respect thereto is not changed, and (iii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 6.03;
(c)
Liens for Taxes, assessments or governmental charges which are not required to be paid pursuant to Section 5.04;
(d)
Statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens imposed by Applicable Law or other customary Liens (other than Liens in respect of Indebtedness) in favor of landlords, in each case, arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;
(e)
(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Loan Party or any of their Subsidiaries;
(f)
deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
(g)
easements, rights-of-way, restrictions, encroachments, servitudes, rights of way, licenses, protrusions, site plan agreements, development agreements, contract zoning agreements and other similar encumbrances, rights, agreements and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Revolve Group or any Subsidiary;
(h)
Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h);
(i)
Liens securing Indebtedness permitted under Section 6.03(e); provided that (i) such Liens attach concurrently with or within ninety (90) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and, in the case of any acquisition, the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, (ii) such Liens do not at any time encumber any property except for accessions, replacements or additions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and customary security deposits and, (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions, replacements or additions to such assets) other than the assets subject to such Capitalized Leases, and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (iv) Liens securing any Permitted Refinancing of Indebtedness under Section 6.03(e), provided that such Liens do not extend to any property that was not subject to the Lien securing the Indebtedness being refinanced;
(j)
leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of any Loan Party or any Subsidiary thereof, or (ii) secure any Indebtedness;
(k)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business which payments are not overdue and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(l)
Liens (i) arising by operation of law under Article 4 of the UCC in connection with collection of items provided for therein, and (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry;
(m)
Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Acquisition, an Investment permitted pursuant to Section 6.02(l) or to be applied against the purchase price for such Permitted Acquisition or Investment, and (ii) consisting of an agreement to dispose of any property in a Permitted Disposition, in each case, solely to the extent such Permitted Acquisition or Permitted Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)
Liens on property of any Foreign Subsidiary that is not a Loan Party and that does not constitute Collateral, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under Section 6.03;
(o)
Liens existing on the property (other than assets included in the Borrowing Base) of any Person at the time such Person becomes a Subsidiary after the Effective Date (other than Liens on the Capital Stock of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and accessions or additions thereto);
(p)
any interest or title (and all encumbrances and other matters affecting such interest or title) of a licensor, sublicensor, lessor or sublessor under licenses and leases entered into by any Loan Party or any of their Subsidiaries in the ordinary course of business provided that no such lease or sublease shall constitute a Capitalized Lease;
(q)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Loan Party or any of their Subsidiaries in the ordinary course of business permitted by this Agreement;
(r)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(s)
Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Loan Party or any Subsidiary;
(t)
Liens placed on the Capital Stock of any joint venture entity in the form of a transfer restriction, purchase option, call or similar right of a third party joint venture partner;
(u)
ground leases in respect of real property on which facilities owned or leased by any Loan Party or any of their Subsidiaries are located;
(v)
Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(w)
(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Loan Parties and their Subsidiaries, taken as a whole;
(x)
without duplication of, or aggregation with, any other Lien permitted under any other clause of this Section 6.01, other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed ~~$250,000~~, at ~~any~~the time ~~outstanding~~each such Lien is incurred, the greater of (i) $1,000,000 and (ii) 1.33% of Consolidated EBITDA for the most recently ended Test Period;
(y)
without duplication of, or aggregation with, any other Lien permitted under any other clause of this Section 6.01, other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed ~~$500,000~~, at ~~any~~the time ~~outstanding so long as~~each such Lien is incurred, the greater of (i) $1,000,000 and (ii) 1.33% Consolidated EBITDA for the most recently ended Test Period, provided that such Liens do not attach to assets included in the Borrowing Base;
(z)
Liens in favor of any holder of Indebtedness (or an agent or trustee therefor) permitted pursuant to Section 6.03(m); provided that (i) such Liens shall be junior and subordinate to the Liens securing the Obligations and the holder of such Indebtedness shall have entered into an intercreditor and subordination agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and (ii) if such Lien extends to Intellectual Property that is material and necessary for the operation of assets of the Loan Parties and their Subsidiaries, taken as a whole or that is necessary for the sale of any Inventory included in the Borrowing Base (each as determined by the Administrative Agent in its discretion), such Intellectual Property shall be subject to a non-exclusive, royalty-free, worldwide license of such Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Secured Parties in connection with the Collateral, which license shall be in form and substance reasonably satisfactory to the Administrative Agent;
(aa)
Liens on Intellectual Property permitted by Section 6.03(s); and
(bb)
Liens on assets not included in the Borrowing Base which are entered into in connection with a Permitted Receivables Financing Transaction.

The designation of a Lien as a Permitted Encumbrance shall not limit or restrict the ability of the Administrative Agent to establish any Reserve relating thereto.

SECTION 6.02
Investments. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, make or hold any Investments, except the following (each a “Permitted Investment”):
(a)
Investments held by the Loan Parties and their Subsidiaries in the form of Cash Equivalents;
(b)
loans or advances to officers, directors and employees of the Loan Parties and their Subsidiaries in an aggregate amount not to exceed ~~$500,000~~, at ~~any~~the time ~~outstanding~~each such

Investment is made, the greater of (i) $1,000,000 and (ii) 1.33% of Consolidated EBITDA for the most recently ended Test Period, for travel, entertainment, relocation and analogous ordinary business purposes;
(c)
Investments (i) by Revolve Group and its Subsidiaries in their respective Subsidiaries outstanding on the First Amendment Effective Date and set forth on Schedule 3.12 to the First Amendment Disclosure Letter, (ii) additional Investments by any Loan Party or any Subsidiary in any Loan Party, and (iii) additional Investments by any Subsidiary that is not a Loan Party in any other such Subsidiary that is also not a Loan Party;
(d)
Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(e)
Investments by the Loan Parties and their Subsidiaries consisting of Permitted Acquisitions;
(f)
Investments existing on the First Amendment Effective Date (other than those referred to in Section 6.02(c)(i)) and set forth on Schedule 6.02 to the First Amendment Disclosure Letter;
(g)
Investments in Swap Contracts permitted under Section 6.03 (including, for the avoidance of doubt, the purchase of any Permitted Call Spread Transaction by Revolve Group);
(h)
promissory notes and other noncash consideration received by any Loan Party or any of its Subsidiaries in connection with Permitted Dispositions;
(i)
Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(j)
Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(k)
so long as immediately after giving effect to any such Investment, no Event of Default has occurred and is continuing and without duplication of any other clauses of this Section 6.02, Investments by any Loan Party or any Subsidiary (A) in any Foreign Subsidiary, constituting an exchange of Capital Stock of such Foreign Subsidiary for Indebtedness of such Foreign Subsidiary or (B) constituting Guarantees of Indebtedness or other monetary obligations of Foreign Subsidiaries owing to any Loan Party;
(l)
Investments (i) to the extent that payment for such Investments is made solely with Capital Stock of Revolve Group not resulting in a Change in Control and (ii) made with the net cash proceeds of, or in exchange for, any substantially contemporaneous issuance of Capital Stock of Revolve Group;
(m)
Guarantees by any Loan Party or any Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business consistent with past practices;
(n)
Investments of the any Loan Party and any Subsidiary consisting of Guarantees constituting Permitted Indebtedness;
(o)
Investments (which may include Investments in any Foreign Subsidiary); provided that (i) at the time of making such Investment, and after giving effect thereto, no Default or Event of Default shall then exist and (ii) the outstanding aggregate amount of such Investments shall not exceed ~~$5,000,000~~, at ~~any~~the time each such Investment is made (net of any return representing a return of capital in respect of any such Investment) the greater of (i) $7,500,000 and (ii) 10.00% of Consolidated EBITDA for the most recently ended Test Period; and
(p)
other Investments of any Loan Party or any Subsidiary, provided that the Payment Conditions are satisfied at the time of such Investment;

provided that if any Investment in any Person that is not a Loan Party includes Intellectual Property material and necessary for the operation of the assets of the Loan Parties and their Subsidiaries, taken as a whole or that is necessary for the sale of any Inventory included in the Borrowing Base (each as determined by the Administrative Agent in its reasonable discretion), such Intellectual Property shall be subject to a non-exclusive, royalty-free, worldwide license of such Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Secured Parties in connection with the Collateral.

SECTION 6.03
Indebtedness. The Loan Parties will not, nor will any Loan Party permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except the following (each “Permitted Indebtedness”):
(a)
Indebtedness consisting of Obligations of the Loan Parties and their Subsidiaries under the Loan Documents;
(b)
Indebtedness outstanding on the First Amendment Effective Date and listed on Schedule 6.03 to the First Amendment Disclosure Letter;
(c)
Guarantees by any Loan Party or any Subsidiary in respect of Indebtedness of any Loan Party or any Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Subsidiary of any Indebtedness shall be permitted unless such Subsidiary shall be a Loan Party and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Facility Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(d)
Indebtedness of any Loan Party or any Subsidiary owing to a Loan Party or any other Subsidiary to the extent constituting an Investment permitted by Section 6.02; provided that,

all such Indebtedness of any Loan Party owed to any Person that is not, or ceases to be, a Loan Party shall be subject to the subordination terms set forth in ARTICLE VI of the Security Agreement;
(e)
Attributable Indebtedness and other Indebtedness (including Capitalized Leases and Purchase Money Obligations) of any Loan Party or any Subsidiary financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that (i) such Indebtedness is incurred concurrently with or within ninety (90) days after the applicable acquisition, construction, repair, replacement or improvement, and (ii) no Default or Event of Default shall exist immediately after giving effect to the incurrence of such Indebtedness;
(f)
Indebtedness of any Loan Party or any Subsidiary in respect of Swap Contracts and/or Permitted Call Spread Transactions; provided, that with respect to obligations other than obligations under a Permitted Call Spread Transaction, such obligations are (or were) designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;
(g)
other unsecured Indebtedness not otherwise specifically described herein of any Loan Party or any Subsidiary; provided that, (i) no Event of Default exists at the time of incurrence of such Indebtedness or would result therefrom; (ii) the Consolidated Fixed Charge Coverage Ratio for the most recent Test Period prior to incurrence thereof is equal to or greater than 1.00:1.00; and (iii) such debt does not have a final stated maturity date that is prior to the Maturity Date;
(h)
Indebtedness representing deferred compensation, severance, and health and welfare retirement benefits to current and former employees of the Loan Parties and their Subsidiaries incurred in the ordinary course of business or existing on the Effective Date;
(i)
Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, employees and consultants, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Loan Parties or any direct or indirect parent of the Loan Parties permitted by Section 6.06;
(j)
Indebtedness incurred by any Loan Party or any Subsidiary in connection with any Permitted Acquisition, Investment or disposition expressly permitted hereunder constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments, provided that in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by any Loan Party or any Subsidiary in connection with such Acquisition or Investment;
(k)
Indebtedness consisting of obligations of any Loan Party or any Subsidiary under deferred compensation (including seller and deferred purchase price arrangements) or other similar arrangements incurred by such Person in connection with the Transaction, any Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l)
Obligations with respect to Cash Management Services and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;
(m)
As long as the Payment Conditions are satisfied, after giving effect thereto on a Pro Forma Basis, other Indebtedness in an aggregate principal amount not to exceed $~~100,000,000~~150,000,000; provided that (i) the documentation governing such Indebtedness shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) if such Indebtedness is secured by Intellectual Property that is material and necessary for the operation of assets of the Loan Parties and their Subsidiaries, taken as a whole or that is necessary for the sale of any Inventory included in the Borrowing Base (each as determined by the Administrative Agent in its reasonable discretion), such Intellectual Property shall be subject to a non-exclusive, royalty-free, worldwide license of such Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Secured Parties in connection with the Collateral, which license shall be in form and substance reasonably satisfactory to the Administrative Agent.
(n)
Obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by any Loan Party or any Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(o)
Indebtedness in respect of Guarantees and letters of credit and surety bonds (other than Guarantees of, or letters of credit and surety bonds related to, Indebtedness) issued by any Loan Party or any Subsidiary in connection with Permitted Acquisitions and Permitted Dispositions;
(p)
Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements;
(q)
Extensions, renewals and replacements of any such Indebtedness described in clauses (b), (e), (g), (p) and (s); provided that such Indebtedness constitutes a Permitted Refinancing;
(r)
Indebtedness under Permitted Receivables Financing Transactions;
(s)
Permitted Convertible Indebtedness in an aggregate principal amount not to exceed $300,000,000 and any Permitted Refinancing in respect thereof; and
(t)
Indebtedness secured by Intellectual Property of the Loan Parties; provided that (i) no Event of Default exists at the time of incurrence or would immediately result therefrom; (ii) the Consolidated Fixed Charge Coverage Ratio for most recent Test Period is equal to or greater than 1.00:1.00; and (iii) such debt does not have a final stated maturity date prior to the Maturity Date; and provided further that, upon the Loan Parties’ entering into any such financing pursuant to this clause (s), the Administrative Agent hereby agrees to release its Lien on the specific Intellectual Property securing such Indebtedness and to promptly take any actions reasonably requested by Revolve Group to evidence the termination of any Liens held by Administrative Agent or any Lender on any Intellectual Property of any Loan Party, provided that if such Intellectual Property is material and necessary for the operation of assets of the Loan Parties and their Subsidiaries, taken as a whole or that is necessary for the sale of any Inventory included in the Borrowing Base (each as determined by the Administrative Agent in its reasonable discretion), such Intellectual Property shall be subject to a non-exclusive, royalty-free, worldwide license of such Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Secured Parties in connection with the Collateral, which license shall be in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 6.04
Fundamental Changes. No Loan Party shall, nor shall it permit any Subsidiary to, merge, amalgamate, dissolve, liquidate, wind up, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that:
(a)
any Subsidiary may merge or amalgamate with (i) any Loan Party (including a merger or amalgamation, the purpose of which is to reorganize such Loan Party into a new jurisdiction so long as (A) such jurisdiction is one of the United States of America, a Commonwealth thereof or the District of Columbia, (B) no Default or Event of Default shall have occurred and be continuing at the time of, and after giving effect to, such merger or amalgamation, (C) the Administrative Agent shall have received not less than ten (10) Business Days written notice of such merger or amalgamation, and (D) the Administrative Agent shall have received all such documents, instruments, certificates, legal opinions, and shall have made all such filings and recordations, in each case, as it shall reasonably require in connection with such merger or amalgamation); provided that a Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided that when any Subsidiary that is a Loan Party is merging or amalgamating with another Subsidiary, a Loan Party shall be the continuing or surviving Person;
(b)
any Loan Party or Subsidiary may merge, amalgamate or consolidate with or into any other Loan Party or Subsidiary; provided that (i) if a Borrower is a party thereto, a Borrower shall be the continuing or surviving Person and (ii) if a Loan Party is a party thereto, a Loan Party shall be the continuing or surviving Person;
(c)
any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Loan Party or to another Subsidiary of a Loan Party; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be another Loan Party, or (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment in accordance with Section 6.02;
(d)
any Subsidiary may merge or amalgamate with any other Person in order to effect a Permitted Investment; provided that the continuing or surviving Person shall be a wholly-owned Subsidiary (and, (a) if such Subsidiary shall have been a Loan Party, the continuing or surviving Person shall become a Loan Party in accordance with Section 5.11 and (b) if Revolve Group is a party to any such merger or amalgamation, Revolve Group shall be the surviving or continuing Person), which together with each of its Subsidiaries, shall have complied with the requirements of Section 5.11; and

(e)
(i) any Loan Party may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Loan Party and (ii) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any disposition that is in the nature of a liquidation) to a Loan Party or another Subsidiary.
SECTION 6.05
Dispositions. The Loan Parties shall not, nor shall any Loan Party permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except the following (each, a “Permitted Disposition”):
(a)
Dispositions of obsolete or worn out property (or write-offs or discounts of the same), whether now owned or hereafter acquired, in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Loan Parties and their Subsidiaries including, without limitation, the lapse, abandonment or other Disposition of Intellectual Property and with respect to closed sales and distribution channels; provided, that, without the prior written consent of the Administrative Agent, in no case shall any Borrower or Parent abandon or fail to maintain its rights and interests in (i) the websites or domain names associated with”revolve.com” or “fwrd.com” or (ii) any other website, domain name or sales or distribution channel which is then used for the sale of Collateral included in the Borrowing Base; provided that the foregoing shall not preclude any Borrower or Parent from ceasing to use any such website or domain name so long as (i) the Administrative Agent shall be satisfied that such cessation does not impair the salability of inventory included in the Borrowing Base, (ii) commercially reasonable steps are taken to forward traffic to a new or updated website or domain name, and (iii) the Administrative Agent shall be entitled to appraise the inventory sold through such website, domain name or distribution channel (and such appraisal shall be in addition to the appraisals permitted by Section 5.10(b)(ii)).
(b)
Dispositions of Inventory in the ordinary course of business;
(c)
Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(d)
Dispositions of property to the Loan Parties or to a Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must either be another Loan Party, in which event the Administrative Agent shall retain its perfected Lien on the property so disposed of, subject to the same priority as existed prior to such disposition;
(e)
Dispositions permitted by Section 6.04, Investments permitted by Section 6.02, Restricted Payments permitted by Section 6.06, and Liens permitted by Section 6.01, in each case, other than by reference to this Section 6.05;
(f)
Dispositions of Cash Equivalents in the ordinary course of business for other Cash Equivalents or other property in connection with a transaction that is not otherwise prohibited by this Agreement or the other Loan Documents;
(g)
non-exclusive licenses and sub-licenses of IP Rights in the ordinary course of business and substantially consistent with past practice, provided that no such licenses shall limit or otherwise impair the ability of the Borrowers or the Administrative Agent to sell Inventory;

(h)
as long as no Event of Default hereof then exists or would arise therefrom, and no Overadvance would result therefrom, bulk sales or other dispositions of the Loan Parties’ and their Subsidiaries’ Inventory not in the ordinary course of business, but in each case, on arm’s length terms; provided, that the aggregate amount of all such Inventory so disposed of by Revolve Group and its Subsidiaries in any Fiscal Year shall not exceed an amount equal to ten percent (10%) of the total value of the Borrowing Base as of the commencement of such Fiscal Year; provided further that the Borrowers shall deliver to the Administrative Agent an updated Borrowing Base Certificate if assets included in the most recent calculation of the Borrowing Base are being disposed of pursuant to this clause (h).
(i)
sales of non-core assets acquired in connection with a Permitted Acquisition and sales of Real Estate acquired in a Permitted Acquisition which, within thirty (30) days of the date of the Acquisition (or such longer period as the Administrative Agent shall agree in writing, in its sole discretion), are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of a Store;
(j)
Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(k)
the compromise, settlement, release or surrender or a contract, tort or other litigation, claim, arbitration or other dispute;
(l)
Dispositions in connection with financing transactions permitted by or executed with a transaction effecting a financing permitted under Section 6.03(e);
(m)
Dispositions of accounts receivable in connection with the collection or compromise thereof;
(n)
licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Loan Parties and their Subsidiaries, taken as a whole;
(o)
the unwinding of (i) Swap Contracts permitted hereunder and/or (ii) any Permitted Call Spread Transaction permitted hereunder;
(p)
Dispositions of any asset which is subject to or has sustained any casualty, loss or other insured damage, so long as (x) the net cash proceeds thereof are applied to the Obligations as set forth herein and (y) the Borrowers deliver to the Administrative Agent an updated Borrowing Base Certificate if assets included in the most recent calculation of the Borrowing Base are being disposed of pursuant to this clause (p);
(q)
Dispositions of property (other than assets included in the Borrowing Base) not otherwise permitted under this Section 6.05, provided that (i) at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property disposed of pursuant to this clause (i) shall not exceed ~~$5,000,000~~, determined at the time each such Disposition is made, (x) in any Fiscal Year ~~or $10,000,000 in the aggregate after the Effective Date; and~~ , the greater of (i) $7,5000,000 and (ii) 10.00% of Consolidated EBITDA for the most recently ended Test Period and (y) during the term of this

Agreement, the greater of (i) $15,000,000 and (ii) 20.00% of Consolidated EBITDA for the most recently ended Test Period; and
(r)
Dispositions of assets (which may include wholesale receivables so long as such wholesale receivables are not included in the Borrowing Base, but not, for the avoidance of doubt, any credit card receivables or other assets included in the Borrowing Base) so long as no Default, Event of Default, or Overadvance shall then exist or would result therefrom, ~~pursuant to Permitted Receivables Financing Transactions;~~

provided that any disposition of any property pursuant to Sections 6.05(h), (i), (j), and (q) shall be for no less than the fair market value of such property at the time of such disposition and, (1) in the case of Accounts and Inventory, solely for cash consideration, and (2) in the case of any other assets, at least seventy-five percent (75.00%) of the consideration is payable in cash at the time of consummation of the transaction; and

provided further that if such Disposition includes Dispositions of Intellectual Property material and necessary for the operation of the assets of the Loan Parties and their Subsidiaries, taken as a whole or that is necessary for the sale of any Inventory included in the Borrowing Base (each as determined by the Administrative Agent in its discretion), the purchaser, assignee, or other transferee shall agree in writing to be bound by a non-exclusive, royalty-free, worldwide license of such Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Secured Parties in connection with the Collateral, which license shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 6.06
Restricted Payments. The Loan Parties shall not, nor shall any Loan Party permit any Subsidiary to declare or make, directly or indirectly, any Restricted Payment, except:
(a)
each Subsidiary of Revolve Group (but not Revolve Group) may make Restricted Payments to any Person that owns Capital Stock in such Subsidiary, ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made;
(b)
Revolve Group and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock (other than Disqualified Capital Stock) of such Person;
(c)
Revolve Group may repurchase, retire, or otherwise acquire Capital Stock of Revolve Group from any Permitted Holder or any former or present employee, director or consultant of any Revolve Group or any of its Subsidiaries, or any of their respective estates, spouses or former spouses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that amounts payable under this clause (c) do not exceed ~~(x) in any calendar year, $5,000,000 or (y) $10,000,000 in the aggregate~~, determined at the time each such Restricted Payment is made, (i) in any Fiscal Year, the greater of (x) $7,500,000 and (y) 10.00% of Consolidated EBITDA for the most recently ended Test Period and (ii) during the term of this Agreement, the greater of (x) $15,000,000 and (y) 20.00% of Consolidated EBITDA for the most recently ended Test Period;

(d)
Revolve Group may (i) make cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or business combinations or in connection with the issuance of Capital Stock of Revolve Group pursuant to mergers, consolidations or other acquisitions permitted by this Agreement, (ii) make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Revolve Group, and (iii) make payments in connection with the retention of Capital Stock in payment of withholding taxes in connection with equity‑based compensation plans to the extent that net share settlement arrangements are deemed to be repurchases; provided, however, that any such cash payments shall not be for the purpose of evading the limitations of this Agreement;
(e)
Revolve Group may issue and sell its Capital Stock (other than Disqualified Capital Stock);
(f)
the Loan Parties may make other Restricted Payments in cash in an amount not to exceed ~~$10,000,000~~, in any Fiscal Year and determined at the time each such Restricted Payment is made, the greater of (i) $11,250,000 and (ii) 15.00% of Consolidated EBITDA for the most recently ended Test Period;
(g)
in addition to any Restricted Payments permitted under any other clause of this Section 6.06, the Loan Parties and their Subsidiaries may make other Restricted Payments in cash to the holders of their respective Capital Stock as long as the Payment Conditions are satisfied;
(h)
Revolve Group may make any payments of cash or deliveries in shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) (and cash in lieu of fractional shares) pursuant to the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries upon conversion or settlement thereof);
(i)
Revolve Group may pay the premium in respect of, make any payments (of cash or deliveries in shares of Common Stock or other securities or property following a merger event, reclassification or other change of the Common Stock and cash in lieu of fractional shares) required by, and otherwise perform its obligations under, any Permitted Call Spread Transaction, including in connection with any settlement, unwind or termination thereof; and
(j)
Revolve Group may make Restricted Payments with the net cash proceeds of, or in exchange for, any substantially contemporaneous issuance of Capital Stock of Revolve Group;

provided that if any such Restricted Payment includes Intellectual Property material and necessary for the operation of the assets of the Loan Parties and their Subsidiaries, taken as a whole, which constitutes Collateral and related assets and proceeds thereof (each as determined by the Administrative Agent in its discretion), such Intellectual Property shall be subject to a non‑exclusive, royalty-free, worldwide license of such Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Secured Parties in connection with the Collateral.

SECTION 6.07
Change in Nature of Business. The Loan Parties shall not, nor shall any Loan Party permit any Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by Revolve Group and its Subsidiaries on the Effective Date or any business reasonably related, complementary, incidental or ancillary thereto or a reasonable extension thereof.
SECTION 6.08
Transactions with Affiliates. The Loan Parties shall not, nor shall any Loan Party permit any Subsidiary to, enter into any transaction of any kind with any Affiliate, whether or not in the ordinary course of business, other than (a) transactions (x) among the Loan Parties or a Person that becomes a Loan Party as a result of such transaction or (y) among Persons who are not Loan Parties, (b) transactions that are on terms substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) Restricted Payments permitted under Section 6.06, Investments permitted under Section 6.02, transactions permitted under Section 6.04, and Dispositions permitted under Section 6.05, (d) loans and other transactions by Revolve Group and its Subsidiaries to the extent permitted under this Article VI, (e) employment and severance arrangements between Revolve Group and any Subsidiary, on the one hand, and such Person’s respective officers and employees, on the other hand, in the ordinary course of business, (f) payments by the Subsidiaries pursuant to the tax sharing agreements among Parents and their Subsidiaries on customary terms to the extent attributable to the ownership or operation of Parents, the Borrowers and their Subsidiaries, (g) the payment of customary fees, compensation, and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers and employees of Revolve Group and its Subsidiaries in the ordinary course of business, (h) transactions pursuant to agreements in existence on the Effective Date and set forth on Schedule 6.08 to the Disclosure Letter or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect when compared to the applicable agreement in effect on the Effective Date, and (i) transactions involving aggregate payments, at the time each such transaction is consummated, of less than the greater of (x) $~~2,500,000~~5,000,000 and (y) 6.66% of Consolidated EBITDA for the most recently ended Test Period; and (j) issuances of Capital Stock of Revolve Group not prohibited by this Agreement.
SECTION 6.09
Burdensome Agreements. The Loan Parties shall not, nor shall any Loan Party permit any Subsidiary to, enter into or permit to exist any contractual obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Subsidiary of a Borrower that is not a Loan Party to make Restricted Payments to any Loan Party on account of Capital Stock owned by such Loan Party in such Subsidiary or to make or repay loans or advances to or otherwise transfer assets to or make Investments in a Borrower or any other Loan Party or (b) Parents, any Borrower or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to contractual obligations which (i) (x) exist on the First Amendment Effective Date and (to the extent not otherwise permitted by this Section 6.09) are listed on Schedule 6.09 to the First Amendment Disclosure Letter and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation in any material respect, (ii) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Subsidiary, (iii) are imposed pursuant to any agreement for Indebtedness of a Subsidiary which is not a Loan Party which is permitted pursuant to Section 6.03, (iv) arise in connection with any Permitted Disposition, (v) are (x) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and applicable solely to such joint venture entered into in the ordinary course of business or (y) customary provisions in partnership agreements, limited liability company organizational governance documents and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar Person, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) constitute customary restrictions and conditions contained in asset sale agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by any Loan Party or any Subsidiary solely to the extent in effect pending the consummation of such transaction, (ix) customary restrictions and conditions contained in any agreement, document or instrument governing Indebtedness issues or incurred in compliance with Section 6.03 if such restrictions or conditions apply only to the property or assets securing such Indebtedness (and any accessions, improvements or additions thereto or the proceeds thereof), (x) customary net worth provisions or similar financial maintenance provisions contained in real property leases entered into by a Subsidiary, so long as the Borrowers have determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrowers to meet their ongoing obligations under the Loan Documents.
SECTION 6.10
Accounting Changes. The Loan Parties shall not, nor shall any Loan Party permit any Subsidiary to, make any change in their Fiscal Year; provided, however, that the Loan Parties and any Subsidiary may, upon written notice to the Administrative Agent, change its Fiscal Year to any other Fiscal Year reasonably acceptable to the Administrative Agent, in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.
SECTION 6.11
Prepayments, Etc., of Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
(a)
payments in Capital Stock (as long as no Change in Control would result therefrom) and payments of interest in-kind of the Loan Parties or the accretion of interest on Permitted Indebtedness;
(b)
payments of principal and interest as and when due in respect of any Subordinated Indebtedness (subject to applicable subordination provisions relating thereto);

(c)
payments of principal (including mandatory prepayments) and interest as and when due in respect of any Permitted Indebtedness (other than Subordinated Indebtedness);
(d)
voluntary prepayments of Indebtedness in connection with a Permitted Refinancing of such Indebtedness;
(e)
if the Payment Conditions are satisfied, voluntary prepayments, purchases, redemptions, defeasances and mandatory prepayments, redemptions and repurchases in whole or in part of any Permitted Indebtedness;
(f)
Revolve Group may make any payments of cash or deliveries in shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) (and cash in lieu of fractional shares) pursuant to the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries upon conversion or settlement thereof);
(g)
Revolve Group may pay the premium in respect of, make any payments (of cash or deliveries in shares of Common Stock or other securities or property following a merger event, reclassification or other change of the Common Stock and cash in lieu of fractional shares) required by, and otherwise perform its obligations under, any Permitted Call Spread Transaction, including in connection with any settlement, unwind or termination thereof;
(h)
Revolve Group may make voluntary prepayments, purchases, redemptions, defeasances and mandatory prepayments, redemptions and repurchases in whole or in part of any Permitted Indebtedness, with the net cash proceeds of, or in exchange for, any substantially contemporaneous issuance of Capital Stock of Revolve Group; ~~and~~
(i)
so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, voluntary prepayments, purchases, redemptions, defeasances and mandatory prepayments, redemptions and repurchases in whole or in part of any Permitted Indebtedness, so long as the amount paid in respect thereof does not exceed~~2,500,000~~, in any Fiscal Year ~~$5,000,000 .~~and determined at the time each such payment is made, the greater of (i) $7,500,000 and (ii) 10.00% of Consolidated EBITDA for the most recently ended Test Period; and
(j)
payments of liabilities under corporate credit card programs or similar arrangements arising from Indebtedness owed on a short term basis to banks or other financial institutions in the ordinary course of business of the Loan Parties and their Subsidiaries.
SECTION 6.12
Amendment of Material Documents. No Loan Party will, nor shall any Loan Party permit any Subsidiary to amend, modify or waive any of its rights or obligations under (i) any Material Indebtedness or any Permitted Refinancing thereof to (1) shorten the maturity date of any Material Indebtedness to a date which is prior to ninety-one (91) days after the Maturity Date or (2) modify the subordination provisions thereof or (ii) any of its Organization Documents to the extent such amendment, modification or waiver would reasonably likely have a Material Adverse Effect.

SECTION 6.13
Use of Proceeds. Use the proceeds of any Borrowing or Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
(a)
Directly or indirectly, use the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Bank, or otherwise) of Sanctions.
SECTION 6.14
Designation of Other Senior Debt. Designate any Indebtedness (other than the Indebtedness under the Loan Documents) of Parents or any of their Subsidiaries as “Designated Senior Debt” (or any similar term) under, and as defined in, any documents, agreements or indentures relating to or evidencing any Subordinated Indebtedness and all supplements thereto.
SECTION 6.15
Minimum Consolidated Fixed Charge Coverage Ratio. At any time that a FCCR Trigger Event has occurred and is continuing (including, for the avoidance of doubt, on any FCCR Initial Test Date), the Borrowers shall not permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 as of the last day of any Test Period.
SECTION 6.16
Sanctions. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly used the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Bank or otherwise) of Sanctions.
SECTION 6.17
Outbound Investment Rules. No Loan Party will, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person” as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction” as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction” as each such term is defined in the Outbound Investment Rules, if such Loan Party were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any other Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any other Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article VII

Events of Default
SECTION 7.01
Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:
(a)
Non-Payment. The Borrowers or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or any reimbursement obligation in respect of any Letter of Credit Disbursement, (ii) deposit any funds as Cash Collateral as and when required, or (iii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)
Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) any of Section 2.16, 5.02(a), 5.02(e), 5.02(g), 5.03, 5.05, 5.07, 5.10, 5.11, 5.14, 5.15, or Article VI, (ii) Section 5.01(e) and such failure (x) at any time that Borrowing Base Certificates are being delivered on a weekly basis, continues for three (3) days and (y) at any time that Borrowing Base Certificates are being delivered on a monthly or quarterly basis, continues for five (5) days, or (iii) Section 5.01 (other than clause (e) thereof), and such failure continues for five (5) days; or
(c)
Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 7.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or
(d)
Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)
Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness or Guarantee in respect of any Material Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or Guarantee in respect of any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of such Guarantee in respect of Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee in respect of Material Indebtedness to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the $5,000,000; provided, that this clause (e) shall not apply to (i) secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, (ii) any repurchase, prepayment, defeasance, redemption, conversion or settlement with respect to any Permitted Convertible Indebtedness pursuant to its terms unless such repurchase, prepayment, defeasance, redemption, conversion or settlement (y) results from a default thereunder, fundamental change (or equivalent term thereunder) or an event of the type that constitutes an Event of Default and (z) in the case of any such conversion that can be satisfied in Common Stock at the election of Revolve Group, Revolve Group provides notice to the applicable holders of such Permitted Convertible Indebtedness that the conversion will be settled in cash (other than cash in lieu of fractional shares) in an amount that would not be permitted under Section 6.11, or (iii) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Transaction; or
(f)
Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)
Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(h)
Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $~~5,000,000~~10,000,000 (to the extent not covered (other than to the extent of customary deductibles) by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which the same is not discharged, satisfied, vacated or during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)
ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000 or (ii) a Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its ~~withdrawal liability~~Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or
(j)
Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.04 or Section 6.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing (or supports any other Person in contesting) the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports in writing to revoke or rescind any Loan Document; or (ii) any challenge by or on behalf of any Loan Party, receiver, trustee, custodian, conservator, monitor, liquidator, rehabilitator, administrator, administrative receiver or similar officer for any Loan Party or for all or any material part of its property to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto; or
(k)
Change in Control. There occurs any Change in Control; or
(l)
Security Documents. Any Security Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Encumbrances) on any part of the Collateral; or
(m)
Termination of Business. Except as permitted under Section 6.04 or Section 6.05, the determination of the Loan Parties, whether by vote of the Loan Parties’ board of directors or otherwise to: suspend the operation of the Loan Parties’ business in the ordinary course, liquidate all or substantially all of the Loan Parties’ assets, or employ an agent or other third party to conduct any so-called liquidation or “Going-Out-Of-Business” sales for Loan Parties’ websites which are necessary or material to the Loan Parties’ business; or
(n)
Termination of Guarantee. The termination of the Facility Guarantee or any other guaranty of the Obligations (except for any release or termination permitted hereunder); or
(o)
Indictment. The indictment of any Loan Party, under any Applicable Law where the crime alleged would constitute a felony under Applicable Law and such indictment remains unquashed or such legal process remains undismissed for a period of sixty (60) days or more; or
(p)
Subordination Provisions. Any payment, remedy blockage or turnover provision in favor of the Administrative Agent and the Lenders in respect of any Subordinated Indebtedness ceases to be in full force and effect (other than pursuant to the terms of the relevant agreement governing such payment, remedy blockage or turnover provision).
SECTION 7.02
Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
(a)
declare the Commitment of each Lender to make Loans and any obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)
require that the Borrowers Cash Collateralize the amount of the Letter of Credit Outstandings (in an amount equal to one hundred five percent (105%) of the amount of outstanding Letters of Credit plus one hundred five percent (105%) of the then unreimbursed amounts due to the Issuing Bank); and
(d)
exercise on behalf of itself and the Secured Parties all rights and remedies available to it and the Secured Parties under the Loan Documents or Applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the Issuing Bank to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the amount of Letter of Credit Outstandings as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 7.03
Application of Proceeds. After the occurrence and during the continuance of any Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral owned by a Loan Party or any payments in respect of any Obligations and all proceeds of the Collateral, shall be applied in the following order:
(a)
FIRST, ratably to pay the Obligations in respect of any fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) then due to the Administrative Agent until paid in full;
(b)
SECOND, ratably to pay the Obligations in respect of any fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank) then due to the Lenders and the Issuing Bank, until paid in full;

(c)
THIRD, ratably to pay interest accrued in respect of the Obligations (other than any Obligations on account of Cash Management Services, Bank Products and other outstanding Other Liabilities) until paid in full;
(d)
FOURTH, ratably to pay principal due in respect of the Revolving Credit Loans until paid in full;
(e)
FIFTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Bank and the Lenders as Cash Collateral in an amount up to 105% of the then Letter of Credit Outstandings until paid in full;
(f)
SIXTH, ratably to pay any other outstanding Obligations (including any Obligations on account of Cash Management Services, Bank Products and other Obligations constituting Other Liabilities); and
(g)
SEVENTH, to the Borrowers or such other Person entitled thereto under Applicable Law.

Notwithstanding the foregoing to the contrary, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Article VIII

The Administrative Agent
SECTION 8.01
Appointment and Authority.
(a)
Each of the Lenders and the Issuing Bank hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither Parents nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities a potential provider of Cash Management Services and/or provider of Bank Products (including as a Swap Contract Secured Party)) and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
SECTION 8.02
Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 8.03
Exculpatory Provisions. The Administrative Agent or any Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:
(a)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)
shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;
(d)
shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the Issuing Bank, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein; and
(e)
shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 7.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04
Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05
Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 8.06
Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective with such notice on the Resignation Effective Date.
(a)
If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(b)
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.21(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal

Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(c)
Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as the Issuing Bank. If Bank of America resigns as the Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Obligations with respect thereto, including the right to require the Lenders to make Prime Rate Loans or fund risk participations in unreimbursed payments pursuant to Section 2.11(g). Upon the appointment by the Borrowers of a successor Issuing Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
SECTION 8.07
Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or the Issuing Bank as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the Issuing Bank represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and the Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
SECTION 8.08
No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.
SECTION 8.09
Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Outstandings shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under any other provisions of the Loan Documents, including Sections 2.17 and 9.04) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.17 and 9.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 9.01 of this Agreement, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 8.10
Collateral and Guaranty Matters. Without limiting the provisions of Section 8.09, each of the Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)
to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Total Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) contingent obligations consisting of Other Liabilities) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 9.01;
(b)
to release any Guarantor from its obligations under the Facility Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
(c)
to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guarantee pursuant to this Section 8.10. In each case as specified in this Section 8.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guarantee, in each case in accordance with the terms of the Loan Documents and this Section 8.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Upon request by the Borrowers, the Administrative Agent shall execute and deliver to the Borrowers, at Borrowers’ sole expense, any and all releases, discharges or subordination agreements and shall re-deliver any Collateral in its possession as shall be reasonably required in connection with the release, merger or subordination permitted hereunder, in each case, subject to the Administrative Agent’s receipt of a certification by the Borrowers stating that the release, discharge or subordination transaction giving rise to such release, discharge or subordination is permitted hereunder and as to such other matters as the Administrative Agent may reasonably request.

SECTION 8.11
Loan Documents. Without limiting the generality of the provisions of the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
SECTION 8.12
Other Liabilities. Except as otherwise expressly set forth herein or in any Facility Guarantee or any Security Document, no holder of Other Liabilities that obtains the benefits of Section 7.03, any Facility Guarantee or any Collateral by virtue of the provisions hereof or of any Facility Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Facility Guarantee or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Other Liabilities.
SECTION 8.13
Certain ERISA Matters. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the

Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Article IX

Miscellaneous
SECTION 9.01
Amendments, Etc. Except as otherwise set forth in this Agreement and subject to Section 2.09, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and each Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, no such amendment, waiver or consent shall:
(a)
waive any condition set forth in Section 4.01, solely as it relates to the payment of any fees and expenses of the Administrative Agent;
(b)
extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(c)
postpone any date scheduled for, or reduce the amount of, any payment of principal, interest, fees or other amounts payable under the Loan Documents or reduce the amount of, waive or excuse any such payment or postpone the expiration of the Commitments or the Maturity Date, without the prior written consent of all Lenders directly affected thereby provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(d)
reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the prior written consent of all Lenders directly affected thereby; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(e)
change any provision of this Section 9.01, the definition of “Required Lenders”, or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the prior written consent of all Lenders;
(f)
other than in a transaction permitted under Section 6.05, release all or substantially all, or subordinate the lien of the Administrative Agent on all or substantially all, of the Collateral in any transaction or series of related transactions, without the prior written consent of all Lenders;
(g)
other than in connection with a transaction permitted under Section 6.04 or Section 6.05, release all or substantially all of the value of the Facility Guarantee, without the written consent of each Lender, except to the extent the release of any Guarantor from the Facility Guarantee is permitted pursuant to Section 8.10 (in which case such release may be made by the Administrative Agent acting alone);
(h)
without the prior written consent of all Lenders, change the definition of the terms “Excess Availability” or “Borrowing Base” or any component definition of any such terms (including the applicable advance rates) if as a result thereof the amounts available to be borrowed by the Borrowers would be increased; provided, however, that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves; or
(i)
without the prior written consent of all Lenders, modify the definition of Permitted Overadvance so as to increase the amount thereof, or to cause the aggregate Commitments (or the Commitment of any Lender) to be exceeded as a result thereof, or, except as provided in such definition, the time period for a Permitted Overadvance; or
(j)
without the prior written consent of all Lenders, change Section 2.15, Section 2.16(j)(v), Section 7.03, or amend or modify the ratable requirement of Section 9.08(b);

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit application relating to any Letter of Credit issued or to be issued by it and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this

Agreement or any other Loan Document, may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

SECTION 9.02
Notices; Effectiveness; Electronic Communication.
(a)
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to the Borrowers, any other Loan Party, the Administrative Agent or the Issuing Bank, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.02 to the First Amendment Disclosure Letter; and~~; and~~
(ii)
if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)
Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Issuing Bank or a Borrower (on behalf of the other Loan Parties) may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgment) indicating that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’, Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)
Change of Address, Etc. Each of the Loan Parties, the Administrative Agent and the Issuing Bank may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to each Loan Party, the Administrative Agent and the Issuing Bank. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or any of their securities for purposes of United States Federal or state securities laws.
(e)
Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Notices of Borrowing, and letter of credit applications) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
SECTION 9.03
No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.02 for the benefit of all Credit Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08(a) (subject to the terms of Section 9.08(b)), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 9.08(b), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 9.04
Expenses; Indemnity; Damage Waiver, Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(a)
Indemnification by the Borrowers. The Borrowers jointly and severally shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, any actual or prospective claim, litigation, investigation or proceeding relating to arising out of (whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party or any of any Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 2.21), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Parents or any of their Subsidiaries, or any Environmental Liability related in any way to Parents or any of their Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, the bad faith breach by such Indemnitee of its obligations under the Loan Documents or disputes among Indemnitees (other than those relating to the any claim against the Borrowers) or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 2.21(C), this Section ~~9.04(b)~~ shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)
Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Outstandings at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.01(b).
(c)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d)
Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(e)
Survival. The agreements in this Section and the indemnity provisions of Section 9.02(e) shall survive the resignation of the Administrative Agent and the Issuing Bank, the replacement of any Lender, the termination of the Total Commitments and the repayment, satisfaction or discharge of all the other Obligations.
SECTION 9.05
Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
SECTION 9.06
Successors and Assigns.
(a)
Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither a Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.06(b), (ii) by way of participation in accordance with the provisions of Section 9.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans (including for purposes of this Section 9.06(b), participations in Letter of Credit Outstandings) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts.
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Revolving Credit Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section, in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)
in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Revolving Credit Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Revolving Credit Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Loans or the Commitment assigned;
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)
the consent of each Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided, further, that the Borrowers’ consent shall not be required during the primary syndication of the credit facility provided herein.
(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)
the consent of the Issuing Bank shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(iv)
Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)
No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any of such Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiary, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Revolving Credit Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.14(b), 2.21 and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.06(d).

(c)
Register. The Administrative Agent, acting solely for this purpose as an agent of Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Obligations in respect of Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)
Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle, or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or any Borrower or any of such Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Revolving Credit Loans (including such Lender’s participations in Letter of Credit Outstandings) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.12, 2.14(b) and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.06(b) (it being understood that the documentation required under Section 2.21(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.06(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.22(b) as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.21 or 2.12, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at a Borrower’s request and expense, to use reasonable efforts to cooperate with any Borrower to effectuate the provisions of Section 2.22(a) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08(a) as though it were a Lender, provided such Participant agrees to be subject to Section 9.08(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)
Resignation as Issuing Bank after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Credit Loans pursuant to Section 9.06(b), Bank of America may, upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as the Issuing Bank. In the event of any such resignation as the Issuing Bank, the Borrowers shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as the Issuing Bank. If Bank of America resigns as the Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all of its Letters of Credit outstanding as of the effective date of its resignation as the Issuing Bank and all Obligations on account of such Letters of Credit (including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in Letter of Credit Disbursements pursuant to Section 2.11(g)). Upon the appointment of a successor Issuing Bank, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit issued by Bank of America, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
SECTION 9.07
Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.02 or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facilities provided hereunder, (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the Issuing Bank to deliver Borrower Materials or notices to the Lenders or (iii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrowers or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities laws.

The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.

SECTION 9.08
Setoff; Sharing of Excess Payments.
(a)
In addition to any rights and remedies of the Lenders provided by Applicable Law, upon the occurrence and during the continuance of any Event of Default, each Lender, the Issuing Bank and their respective Affiliates is authorized at any time and from time to time, without prior notice to any Borrower or any other Loan Party, any such notice being waived by the Loan Parties to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, the Issuing Bank or any such Affiliate hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Credit Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and the Issuing Bank under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and the Issuing Bank may have.
(b)
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Revolving Credit Loans and subparticipations in Letter of Credit Outstandings of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(A)
if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(B)
the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.23, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Letter of Credit Outstandings to any assignee or participant, other than an assignment to the Borrowers or any Affiliate thereof (as to which the provisions of this Section shall apply).
(c)
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
SECTION 9.09
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If any Credit Party shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by a Credit Party exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 9.10
Counterparts; Integration; Effectiveness. This Agreement and each other Loan Document may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the Issuing Bank, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.
SECTION 9.11
[Reserved].
SECTION 9.12
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 9.13
Replacement of Lenders. If any Borrower is entitled to replace a Lender pursuant to the provisions of Section 2.22, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then any Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.12 and 2.21) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)
the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.06(b);
(b)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14(b)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or any Borrower (in the case of all other amounts);

(c)
in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.21, such assignment will result in a reduction in such compensation or payments thereafter;
(d)
such assignment does not conflict with Applicable Laws;
(e)
in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and
(f)
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply.
SECTION 9.14
GOVERNING LAW; JURISDICTION; ETC.
(a)
GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)
SUBMISSION TO JURISDICTION. THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY

LENDER OR THE ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)
WAIVER OF VENUE. THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.~~.~~
(d)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
SECTION 9.15
WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.16
Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America or otherwise can be perfected only by possession. Should any Secured Party (other than the Administrative Agent) obtain possession of any such Collateral, such Secured Party shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent, or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17
USA PATRIOT ACT, ETC. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti‑money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.
SECTION 9.18
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and the other Loan Parties acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Borrowers, the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger and, as applicable, its Affiliates and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”) on the other hand, (B) each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers and the other Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrowers, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrowers, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.19
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any

Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
SECTION 9.20
Press Releases and Related Matters. Each Loan Party consents to the publication by the Administrative Agent of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, and with the consent of the Borrowers, logo or trademark. The Administrative Agent shall provide a draft reasonably in advance of any advertising material to the Borrowers for review and comment prior to the publication thereof. The Administrative Agent and the Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
SECTION 9.21
Electronic Execution of Assignments and Certain Other Documents.

~~.~~

(a)
The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
(b)
This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Credit Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time
SECTION 9.22
ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
SECTION 9.23
Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent, the Issuing Bank or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, the Issuing Bank or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, the Issuing Bank or any Lender from the Borrowers in the Agreement Currency, the Borrowers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Issuing Bank or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, the Issuing Bank or any Lender in such currency, the Administrative Agent, the Issuing Bank or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under Applicable Law).

SECTION 9.24
Joint and Several Liability; Waivers.
(a)
Each Loan Party is part of a group of affiliated Persons, and each Loan Party expects to receive substantial direct and indirect benefits from the extension of the credit facility established pursuant to this Agreement. In consideration of the foregoing, each Loan Party hereby irrevocably and unconditionally agrees that it is jointly and severally liable for all of the Obligations, whether now or hereafter existing or due or to become due and that the Obligations are the joint and several obligation of each Loan Party.
(b)
The obligations of the Loan Parties under the Loan Documents may be enforced by the Administrative Agent any Loan Party or all Loan Parties in any manner or order selected by the Administrative Agent or the Required Lenders in their sole discretion. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or under Applicable Law, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent or any other Credit Party.
(c)
To the fullest extent permitted by Applicable Law, the obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations after the termination of all Commitments to any Loan Party under any Loan Document), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations after termination of all Commitments to any Loan Party under any Loan Document).
(d)
To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Obligations after the termination of all Commitments to any Loan Party under any Loan Document. To the fullest extent permitted by Applicable Law, the Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and performed in full after the termination of Commitments to any Loan Party under any Loan Document. Pursuant to, and to the fullest extent permitted by, Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security. To the fullest extent permitted by Applicable Law, each Loan Party waives any and all suretyship defenses.
(e)
Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations (other than contingent indemnity obligations for then unasserted claims) and the termination of all Commitments to any Loan Party under any Loan Document. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Loan Party hereunder (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.
(f)
Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, to the fullest extent permitted by Applicable Law, each Loan Party waives all rights and defenses arising out of an election of remedies by any Credit Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Credit Party’s rights of subrogation and reimbursement against such Loan Party.
(g)
Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, the Obligations of one or more of the other Loan Parties. To the fullest extent permitted by Applicable Law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.
(h)
This joint and several obligations of the Loan Parties under this Section 9.24 shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Loan Party is made, or the Administrative Agent or any other Secured Party exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Loan Parties under this paragraph shall survive termination of this Agreement.
(i)
Each Loan Party that is a Qualified ECP Guarantor at the time the Guarantee or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 9.23 voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act. For the purposes of this Section 9.23(i), the term “Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an

“eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 9.25
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.26
Acknowledgment Regarding Any Supported QFCs.
(a)
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.27
Amendment and Restatement~~.~~. This Agreement is an amendment and restatement of the Existing Credit Agreement, it being acknowledged and agreed that as of the Effective Date, all obligations outstanding under or in connection with the Existing Credit Agreement and any of the other Loan Documents (such obligations, collectively, the “Existing Obligations”) constitute obligations under this Agreement. This Agreement is in no way intended to constitute a novation of the Existing Credit Agreement or the Existing Obligations. With respect to (i) any date or time period occurring and ending prior to the Effective Date, the Existing Credit Agreement and the other Loan Documents shall govern the respective rights and obligations of any party or parties hereto also party thereto and shall for such purposes remain in full force and effect, and (ii) any date or time period occurring or ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the exhibits and schedules hereto) and the other Loan Documents. From and after the Effective Date, any reference to the Existing Credit Agreement in any of the other Loan Documents executed or issued by and/or delivered to any one or more parties hereto pursuant to or in connection therewith shall be deemed to be a reference to this Agreement, and the provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Existing Credit Agreement.

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